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                                                                    EXHIBIT 10.5

                                                                [EXECUTION COPY]



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                          LEASE AND SECURITY AGREEMENT

                          Dated as of February 10, 1999


                                     between


                        ALTERNATIVE LIVING SERVICES INC.,
                                  as the Lessee

                                       and

                           SELCO SERVICE CORPORATION,
                                 as the Lessor.

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                    Acquisition and Improvement Program for a
                          Headquarters Office Facility
                             in Wauwatosa, Wisconsin



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This Lease has been executed in several counterparts. To the extent, if any, that this Lease constitutes chattel paper (as such term is defined in the Uniform Commercial Code as in effect in any applicable jurisdiction), no lien on this Lease may be created through the transfer or possession of any counterpart other than the original counterpart containing the receipt therefor executed by the Lessor on the signature page hereof.


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                          LEASE AND SECURITY AGREEMENT


         THIS LEASE AND SECURITY AGREEMENT (this "Lease"), dated as of February 10, 1999, between SELCO SERVICE CORPORATION, an Ohio corporation, having its principal office at c/o KeyCorp. Leasing, 54 State Street, Albany, New York 12207, and ALTERNATIVE LIVING SERVICES INC., a Delaware corporation, having its principal office at 450 N. Sunnyslope Road, Suite 300, Brookfield, Wisconsin 53005.

                               W I T N E S E T H:


         WHEREAS, the Lessor wishes to finance the acquisition and development of the Land and Improvements to be used by the Lessee;

         WHEREAS, the Lessor desires to lease to the Lessee, and the Lessee desires to lease from the Lessor, the Property; and

         WHEREAS, the Lessee, as Construction Agent, will construct certain Improvements which as constructed will be the property of the Lessor and will become part of the Property subject to the terms of this Lease;

         NOW, THEREFORE, in consideration of the foregoing, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

         1.1. Definitions; Interpretation. Capitalized terms used but not otherwise defined in this Lease have the respective meanings specified in Appendix 1 to this Lease; and the rules of interpretation set forth in Appendix 1 to this Lease shall apply to this Lease.

                                   ARTICLE II
                               PURCHASE AND LEASE

         2.1. Acceptance and Lease of Property. Subject to the terms and conditions of this Lease, on the Closing Date (i) the Seller shall convey to the Lessor, and the Lessor shall accept delivery of, the Land together with any Improvements thereon pursuant to the terms hereof (and subject to the conditions set forth herein) and (ii) the Lessor shall demise and lease to the

Lessee hereunder for the Term the Lessor's interest in the Land and in such Improvements together with any Improvements which thereafter may be constructed thereon pursuant to the Construction Agency Agreement or this Lease, and the Lessee hereby agrees, expressly for the direct benefit of the Lessor, to lease from the Lessor for the Term, the Lessor's interest in the Land together with the Lessor's interest in any Improvements on the Land and in any Improvements on the Land which thereafter may be constructed thereon pursuant to the Construction Agency Agreement and this Lease.

         2.2. Acceptance Procedure. The Lessee hereby agrees that the execution and delivery by the Lessee of the Memorandum of Lease substantially in the form of Exhibit B shall, without further act, constitute the irrevocable acceptance by the Lessee of the Land and the Improvements, respectively, for all purposes of this Lease and the other Operative Documents on the terms set forth therein and herein, and that all of the Property, together with any Improvements constructed thereon pursuant to the Construction Agency Agreement and this Lease, shall be deemed to be included in the leasehold estate of this Lease and shall be subject to the terms and conditions of this Lease as of the Closing Date.

         2.3. Lease Term. This Lease shall be in full force and effect on the Documentation Date. Subject to the terms of the Construction Agency Agreement regarding extensions of the Outside Completion Date, the Base Date (the "Base Date") will occur upon delivery of the Lease Supplement on the earlier of (x) the date of Completion and (y) the date corresponding to twelve (12) months after the Closing Date, or, on account of a Force Majeure Event, the Outside Completion Date. The Base Term (the "Base Term") shall begin on the Base Date and end on the Expiration Date, unless the Base Term is earlier terminated in accordance with the provisions of this Lease.

         2.4. Title. The Property is hereby leased to the Lessee without any representation or warranty, express or implied, by the Lessor and subject to the rights of parties in possession, the existing state of title (including, without limitation, Permitted Liens other than Lessor Liens) and all applicable Requirements of Law. The Lessee shall in no event have any recourse against the Lessor for any defect in or exception to title to the Property other than to the extent resulting from Lessor Liens.


                                   ARTICLE III
                               FUNDING OF ADVANCES

         3.1. Lessor Commitment. Subject to the conditions and terms hereof, the Lessor shall, upon the written request of the Lessee from time to time during the Commitment Period, make Advances on Funding Dates for the purpose of financing the acquisition, renovation and improvement of the Property, including Land Acquisition Costs, Property Improvement Costs, Transaction Expenses, Capitalized Interest and the fees owed pursuant to the Fee Letter.



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Notwithstanding any other provision hereof, the Lessor shall not be obligated to make any Advance if, after giving effect thereto, the aggregate original amounts of Advances would exceed the Commitment of the Lessor.

         3.2.  Procedures for Advances.

               (a) With respect to each funding of an Advance, the Lessee, as Construction Agent, shall give the Lessor prior written notice not later than 10:00 a.m., New York City time, five (5) Business Days prior to the date of the proposed funding, pursuant to a Funding Request substantially in the form of Exhibit A (a "Funding Request"), specifying the proposed Funding Date (the "Funding Date") and the amount of Advance requested. Except as the parties may otherwise agree in writing, (i) each Funding Date shall occur on the first (1st) day (or if such day is not a Business Day, then the next succeeding Business Day thereafter) of a month, and (ii) Advances shall be made solely to provide the Construction Agent with funds with which to pay or reimburse itself for Land Acquisition Costs, Property Improvements Costs, Capitalized Interest, Transaction Expenses, the Arrangement Fee and all fees paid or payable by the Lessee to the Lessor in connection with the Operative Documents and any amounts paid or payable by Lessee pursuant to Section 31.2 hereof. With respect to the initial Advance, the Lessee may deliver a Funding Request no sooner than five (5) Business Days but no less than two (2) Business Days prior to the proposed Funding Date therefor, which is not required to be the first
         (1st) day of the month, and in the event that the Lessor is unable to obtain a Eurodollar Rate for the Advance requested in such Funding Request, notwithstanding the definition of "Capitalized Interest" in Appendix 1 hereto, the Lessor shall make available the Advance at the Alternate Base Rate. Such Advance shall bear interest at the Alternate Base Rate until the date on which the Lessor shall be able to obtain a Eurodollar Rate for the amount of such Advance, at which time such Advance shall convert and thereafter accrue interest at the Eurodollar Rate; provided, however, that no such conversion shall occur unless the Lessee shall have submitted a Funding Request in connection therewith.

               (b) All remittances made by the Lessor for the funding of any Advance shall be made on the applicable Funding Date in immediately available federal funds by wire transfer to the account designated by the Construction Agent, except that a portion of the initial Advance shall be made (in accordance with instructions to be included in the initial Funding Request) by wire transfer directly to the Seller and/or to the Lessee to reimburse the Lessee for Transaction Expenses.

         3.3. Capitalized Interest Advances. On each Payment Date occurring on or prior to the Base Date, the Lessee, as Construction Agent, shall be deemed to have requested an Advance (a "Capitalized Interest Advance") pursuant to Section
3.2 in an amount equal to the aggregate amount of accrued Capitalized Interest, and unpaid amounts with respect to the fees

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owed pursuant to the Fee Letter and Transaction Expenses (for which invoices have been received by Lessee sufficiently in advance pursuant to Section 31.1(a)), if any, due and payable on such Payment Date. The Funding Date with respect to any such Capitalized Interest Advance shall be the relevant Payment Date (provided that the Lessor's obligation to make a Capitalized Interest Advance shall be subject to satisfaction of the conditions precedent set forth in Section 4.3) and the proceeds of such payment shall be applied to pay such accrued Capitalized Interest, and unpaid amounts with respect to the fees owed pursuant to the Fee Letter and Transaction Expenses, if any. On each such Funding Date, the Lease Balance shall be increased by an amount equal to the Capitalized Interest Advance made on such date. The Lessor shall notify the Lessee of the amounts to be capitalized and paid by each Capitalized Interest Advance ten (10) days prior to the applicable Payment Date; provided, however, that the failure of the Lessor to provide such notice shall not relieve the Lessee of its obligation to pay same.


                                   ARTICLE IV
                              CONDITIONS PRECEDENT

         4.1. Documentation Date. The Documentation Date (the "Documentation Date") shall occur on the earliest date on which the following conditions precedent shall have been satisfied:

               (a) Lease. This Lease shall have been duly authorized, executed and delivered by the parties thereto.

               (b) Construction Agency Agreement. The Construction Agency Agreement shall have been duly authorized, executed and delivered by the parties thereto.

               (c) Fees. All fees due on the Documentation Date pursuant to the Fee Letter shall have been paid.

               (d) Lessee's Resolutions and Incumbency Certificate, etc. The Lessee shall have delivered to the Lessor (i) a certificate of its Secretary or an Assistant Secretary attaching and certifying as to (A) the resolutions of the Board of Directors duly authorizing the execution, delivery and performance by it of each Operative Document to which it is or will be a party, (B) its certificate of incorporation and by-laws, and (C) the incumbency and signature of persons authorized to execute and deliver on its behalf the Operative Documents to which it is a party and (ii) a certificate of good standing with respect to it issued by the Secretary of State of the State of Wisconsin.




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               (e) Opinion of Counsel to the Lessee. On or prior to the
         Documentation Date, the Lessor shall have received an opinion of counsel for the Lessee in form and substance satisfactory to the Lessor.

               (f) Certain Transaction Expenses. Counsel for the Lessor shall have received, to the extent then invoiced, payment in full in cash of all Transaction Expenses payable to such counsel pursuant to Section 31.1(a).

               (g) Pledge Agreement. The Pledge Agreement shall have been duly authorized, executed and delivered by the parties hereto.

               (h) Construction Documents Assignment. The Construction Documents Assignment shall have been duly authorized, executed and delivered by the Construction Agent.

               (i) Fee Letter. The Fee Letter shall have been duly authorized, executed and delivered by the parties thereto.

         4.2. Closing Date Conditions. The occurrence of the Closing Date (the "Closing Date") is subject to the following conditions precedent:

               (a) Operative Documents; No Default. Each of the Operative Documents shall have been duly authorized, executed and delivered by the Lessee in form and substance as agreed to by the parties hereto as of the Closing Date, and shall be in full force and effect. No Default or Event of Default shall exist under any of the Operative Documents to which the Lessee is a party (either before or after giving effect to the transactions contemplated by the Operative Documents), and the Lessor shall have received a copy of each of the Operative Documents fully executed by the Lessee (other than this Lease, of which the Lessor shall receive the original). The Operative Documents (or memoranda thereof), any supplements thereto and any financing statements in connection therewith required under the Uniform Commercial Code shall have been recorded, registered and filed, if necessary, in such manner as to enable counsel to render the opinions referred to in clause (c) below and to enable the title company to issue the title insurance policies referred to in clause (i) below.

               (b) Taxes. All taxes, fees and other charges in connection with the execution, delivery, recording, filing and registration of the Operative Documents shall have been paid or provisions for such payment shall have been made to the reasonable satisfaction of the Lessor.

               (c) Opinions of Counsel. Counsel to the Lessee in Wisconsin shall have issued to the Lessor their opinions in form and scope satisfactory to the Lessor.



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               (d) Governmental Actions. All necessary (or, in the reasonable opinion of the Lessor, advisable) Governmental Actions, in each case required by any Requirement of Law applicable to the Property with respect to obligations of Lessee which are to have been performed prior to the Closing Date pursuant to this Lease, shall have been obtained or made and be in full force and effect.

               (e) Litigation. No action or proceeding shall have been instituted, nor shall any action or proceeding be threatened in writing against the Lessor or the Lessee, before any Governmental Authority, nor shall any order, judgment or decree have been issued or proposed to be issued by any Governmental Authority (i) to set aside, restrain, enjoin or prevent the full performance of this Lease, any other Operative Document or any transaction contemplated hereby or thereby or
         (ii) which is reasonably likely to adversely affect the Lessee (except where such violation is not material).

               (f) Requirements of Law. The transactions contemplated by the Operative Documents do not and will not violate any Requirement of Law (except where such violation is not material) and do not and will not subject the Lessor to any adverse regulatory prohibitions or constraints.

               (g) Responsible Employee's Certificate. The Lessor shall have received a Responsible Employee's Certificate of the Lessee, in substantially the form of Exhibit E, dated as of the Closing Date, stating that for the Lessee (i) each and every representation and warranty of the Lessee contained in each Operative Document to which it is a party is true and correct on and as of the Closing Date; (ii) no Default or Event of Default has occurred and is continuing under any Operative Document with respect to the Lessee; (iii) each Operative Document to which the Lessee is a party is in full force and effect with respect to it; and (iv) the Lessee has duly performed and complied with all covenants, agreements and conditions contained herein or in any Operative Document required to be performed or complied with by it on or prior to the Closing Date.

               (h) Environmental Audit. The Lessor shall have received an Environmental Audit for the Property in form and substance acceptable to the Lessor.

               (i) Survey and Title Insurance. The Lessee shall have delivered to the Lessor an ALTA/1992 (Urban) Survey of the Property (other than the Equipment) prepared by a licensed surveyor and meeting the Minimum Standard Detail Requirements for ALTA/ACSM Land Title Surveys as adopted by the American Land Title Association/American Society and American Congress on Surveying and Mapping in 1992 certified to the Lessor and the title company and otherwise in form reasonably acceptable to the Lessor and an ALTA owners and lender's title insurance policy covering the Property (other than the Equipment) in favor of the Lessor, and a


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         leasehold policy in favor of the Lessee evidencing the Lessee's equitable ownership in the Property, each such policy to be dated as of the Closing Date and in an amount not less than the Commitment of the Lessor and to be reasonably satisfactory to the Lessor with comprehensive, zoning and mechanics liens' endorsements and such other endorsements reasonably requested by the Lessor.

               (j) Recordation. The Lessor shall have received evidence reasonably satisfactory to it that each of the Deed and the Memorandum of Lease shall have been or are being recorded with the appropriate Governmental Authorities (and the issuance of the title insurance policies in clause (i) above shall be satisfactory evidence of the foregoing), and the UCC Financing Statements with respect to the Property shall have been or are being filed with the appropriate Governmental Authorities.

               (k) Construction Agency Agreement Supplement. On or prior to each Closing Date, the Lessee shall have delivered to the Lessor a Construction Agency Agreement Supplement with respect to the Property fully executed by the Lessee, as Construction Agent, and the Lessor.

               (l) Fees. All fees due on the Closing Date pursuant to the Fee Letter shall have been paid.

               (m) Certain Transaction Expenses. Counsel for the Lessor shall have received, to the extent then invoiced, payment in full in cash of all Transaction Expenses payable to Lessor's counsel pursuant to
         Section 31.1(a).

All documents and instruments required to be delivered on the Closing Date shall be delivered at the offices of Mayer, Brown & Platt, 1675 Broadway, New York, New York 10019, or at such other location as may be reasonably determined by the Lessor and the Lessee.

         4.3. Conditions Precedent to each Advance. The obligation of the Lessor to make an Advance on a Funding Date (including the initial Advance), is subject to satisfaction or waiver of the following conditions precedent:

               (a) Funding Request. The Lessor shall have received a fully executed counterpart of the applicable Funding Request, executed by the Lessee.

               (b) Fees. The Lessee shall have paid, prior to the Lessor making such Advance, all fees due and payable pursuant to Section 7.4.

               (c) Accuracy of Representations and Warranties. On the applicable Funding Date the representations and warranties of the Lessee contained herein and in each of the other Operative Documents shall be true and correct as though made on and as of

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

         such date, except to the extent such representations or warranties relate solely to an earlier date, in which case such representations and warranties shall have been true and correct on and as of such earlier date.

               (d) Litigation. Other than actions, suits or proceedings that are being contested by the Lessee in good faith, on the applicable Funding Date there shall not be any actions, suits or proceedings pending or, to the knowledge of the Lessee, threatened in writing against the Lessor or the Lessee (i) that are reasonably likely to have an adverse effect on the Property (except for such adverse effects which are not material) or (ii) that question the validity of the Operative Documents or the rights or remedies of the Lessor with respect to the Lessee or the Property under the Operative Documents.

               (e) No Default. There shall not have occurred and be continuing any Default or Event of Default under this Lease, and no Default or Event of Default under this Lease will have occurred after giving effect to the making of the Advance requested by such Funding Request.

               (f) Commitment Amount. After giving effect to the applicable Advance, the condition set forth in the last sentence of Section 3.1 shall not be violated.

               (g) Cost of Completion. After giving effect to the applicable Advance, the estimated as yet unpaid cost to the Construction Agent of completing the Construction, in the aggregate, pursuant to the Construction Documents shall not exceed the Available Commitment.

               (h) Building Permits. All building permits required by any Governmental Authority in connection with the Construction for which the applicable Advance is being made shall have been obtained.

         4.4. Post Closing Conditions. The following conditions shall be satisfied by the Lessee:

               (a) Architect's Certificate. Prior to the making of the Advance which would result in the Lease Balance being equal to or exceeding $5,000,000, the Lessor shall have received a certificate from the Architect (to be paid for by funds from an Advance and added to the Lease Balance) or as to individual matters, other qualified professionals, in form and scope satisfactory to the Lessor, certifying that (i) the Property as improved in accordance with the Plans and Specifications and the contemplated use thereof by the Lessee will comply with all Requirements of Law (except where such failure to comply is not material) (including, without limitation, all zoning and land use laws and Environmental Laws) and Insurance Requirements


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

         (except where such failure to comply is not material) and (ii) the Plans and Specifications have been prepared in accordance with applicable Requirements of Law (except where such failure to comply is not material) (including, without limitation, applicable Environmental Laws and building, planning, zoning and fire codes) and upon completion of the Improvements in accordance with the Plans and Specifications, such Improvements on the Property will not encroach in any manner onto any adjoining land (except as permitted by express written easements or as insured by appropriate title insurance).

               (b) Appraisal. The Lessor shall have received prior to the making of the Advance which would result in the Lease Balance being equal to or exceeding $5,000,000 an Appraisal of the Property, which Appraisal (to be paid for by funds from an Advance and added to the Lease Balance) shall show that as of the Base Date, and as of the Expiration Date, the Fair Market Sales Value of the Land and the Improvements to be constructed thereon in accordance with the Plans and Specifications shall not be less than the Commitment.

               (c) Evidence of Insurance. Prior to the commencement of Construction on the Property but in no event later than ten (10) days subsequent to the Closing Date, the Lessor shall have received evidence of insurance with respect to the Property (to be paid for by funds from an Advance and added to the Lease Balance) required to be maintained pursuant to this Lease, setting forth the respective coverages, limits of liability, carrier, policy number and period of coverage, and otherwise in accordance with Article XVII.

               (d) Opinion of Counsel. Counsel to the Lessee shall have issued to the Lessor on or prior to the date ten (10) days after the Closing Date, their opinions in form and substance satisfactory to the Lessor regarding certain matters set forth in Section 6.2(c).

The failure by the Lessee to comply with such conditions shall be an Event of Default.


                                    ARTICLE V
                            CONDITIONS TO COMPLETION

         5.1. Conditions to Completion of the Property. Completion with respect to the Property shall be deemed to have occurred for purposes of the Operative Documents at such time as the Construction shall have been substantially completed in accordance with the Plans and Specifications and all Applicable Law, and the Property shall be ready for occupancy and operation, as evidenced by certificates of the Architect, the Prime Contractor and the Construction Agent and the issuance by the appropriate Governmental Authority of certificates

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

of occupancy (or other approvals or assurances in lieu thereof which are sufficient to permit the Lessee to occupy the Improvements lawfully) for all of the Improvements contemplated by the Plans and Specifications, all in form and substance reasonably satisfactory to the Lessor.


                                   ARTICLE VI
                                 REPRESENTATIONS

         6.1. Representations of the Lessor. The Lessor represents and warrants to the Lessee that:

               (a) ERISA. The Lessor is not and will not be funding its Advances hereunder, and is not performing its obligations under the Operative Documents, with the assets of an "employee benefit plan" (as defined in Section 3(3) of ERISA) which is subject to Title I of ERISA, or "plan" (as defined in Section 4975(e)(1) of the Code).

               (b) Status. The Lessor is a commercial bank, savings and loan association, savings bank, pension plan, depository institution, insurance company, branch or agency of a foreign bank or other similar financial institution, or an Affiliate thereof. The Lessor is generally engaged in the business, among other things, of leasing tangible property and acts as the lessor in leasing such property to multiple lessees.

               (c) Power and Authority. The Lessor has the requisite power and authority to enter into and perform under the Operative Documents to which it is a party.

         6.2. Representations of Lessee. The Lessee represents and warrants to the Lessor that:

               (a) Corporate Status. The Lessee is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and the Lessee has the corporate power and authority to enter into and perform its obligations under each of the Operative Documents to which it is or will be a party and is duly qualified to do business as a foreign corporation in good standing in the State of Wisconsin. The Lessee has not failed to qualify or to be in good standing in any other jurisdiction where the failure to qualify or to be in good standing would have an material adverse effect on the business or financial condition of the Lessee or the ability of the Lessee to perform its obligations under the Operative Documents, except for such effect which is not material.

               (b) Enforceability. Each of the Operative Documents, in each case to which the Lessee is or will be a party, when executed and delivered, will constitute legal, valid and binding obligations of the Lessee, enforceable against the Lessee in accordance with the respective terms thereof, except as such enforceability may be


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

         limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and by general principles of equity and except, in the case of the Lease, as limited by Applicable Laws which may affect the remedies provided in the Lease, which laws, however, do not make the remedies provided in the Lease inadequate for the practical realization of the rights and benefits provided thereby.

               (c) No Violation. The execution, delivery and performance by the Lessee of each of the Operative Documents and the other agreements or documents referred to herein or in any other Operative Document, in each case to which it is a party, have been duly authorized by all necessary corporate action on the part of the Lessee and have been duly executed and delivered, do not require any approval or consent of the Lessee, or any trustee or holders of any indebtedness or obligations of Lessee which have not been duly obtained, and the execution, delivery and performance by the Lessee of each of the Operative Documents to which it is a party and such other agreements and documents do not contravene the Articles of Incorporation or By-laws or Code of Regulations of the Lessee or any Applicable Law which is applicable to the Lessee or its Subsidiaries, or contravene any provision of, or constitute a default under any indenture, mortgage, contract or other agreement to which the Lessee is a party or by which it or its properties may be bound or affected.

               (d) Litigation. Except as otherwise disclosed on Schedule II, there are no suits or proceedings pending or, to the knowledge of the Lessee, threatened in writing against or affecting the Property or the Lessee before any Governmental Authority that question the legality, validity or enforceability of the Operative Documents or the rights or remedies of the Lessor with respect to the Lessee or the Property under the Operative Documents.

               (e) Governmental Actions. All Governmental Actions required for the execution and delivery of each of the Operative Documents to which the Lessee is or will be a party, have been obtained or made or, by the Documentation Date, will be obtained or made, and are or, by the Documentation Date, will be in full force and effect, and with respect to each Funding Date, all Governmental Actions required for the performance by the Lessee of its obligations under such Operative Documents, and which performance is contemplated to have occurred by such Funding Date, have been obtained or made and are in full force and effect, and no such Governmental Actions are subject to any pending or, to the best knowledge of the Lessee, threatened in writing, suit, action, inquiry, investigation, proceeding or appeal (administrative, judicial or otherwise).



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

               (f) Investment Company Act. The Lessee is not an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act.

               (g) Taxes. All Taxes, if any, due and payable in connection with the execution, delivery, recording and filing of the Operative Documents in connection with the transactions contemplated hereby, shall have been paid in full on the Documentation Date (or arrangements for payment have been made satisfying Section 4.1(b)) with respect to Taxes incurred in connection with the transactions to be consummated on such date.

               (h) Prohibited Transactions. Assuming the accuracy of the Lessor's representation in Section 6.1(a), the execution and delivery by the Lessee of this Lease and the other Operative Documents to which the Lessee is or is to become a party will not involve any prohibited transaction within the meaning of Section 406 of ERISA or Section 4975 of the Code.

               (i) Environmental Laws. Except with respect to (y) any Environmental Laws or Government Actions the compliance with which the Lessee is contesting as permitted pursuant to the terms hereof and which contest the Lessee shall have previously disclosed to the Lessor in writing, and (z) any remedial activity being conducted by Lessee or any other Environmental Violation permitted by this Lease, the Lessee has, to its knowledge, complied and is now in material compliance with all Environmental Laws and any Governmental Actions issued under such Environmental Laws, as such Governmental Actions and Environmental Laws relate to the Property. Except as otherwise set forth in this subsection (i), to the Lessee's knowledge, there are no circumstances that would reasonably be expected to prevent or interfere with the Lessee's ability to operate and maintain the Property (A) as contemplated by the Operative Documents and (B) in compliance in all respects with all applicable Environmental Laws and Governmental Actions (except where such failure is not material). All known Governmental Actions required under Environmental Laws to operate and maintain the Property (A) have been duly obtained, made or given or applied for, (B) where obtained, made or given are in full force and effect and, where applied for, Lessee has no reasonable basis to conclude that such will not be obtained, and, (C) upon the request of the Lessor, copies thereof will be furnished to counsel to the Lessor. Except as otherwise set forth in this subsection (i), there are no unresolved past or pending or, to the knowledge of the Lessee, threatened Environmental Claims against the Lessee with respect to the Property. Except as otherwise set forth in this subsection (i), to the knowledge of the Lessee, there are no present or past actions, activities, circumstances, conditions, events or incidents arising from the use, operation or maintenance of the Property, including, without limitation, the release, emission, discharge, presence or disposal of any Hazardous Substance from the Property that would reasonably be expected to (i) form the basis of an Environmental Claim against the Lessee with respect to the Property and (ii) have a material adverse effect on the value or the operating condition of the Property or impair the Lessor's title thereto.

               (j) Offer of Securities, etc. Except as contemplated by the Operative Documents, the Lessee has not offered any interest in the Property or the Lease, or any similar securities of the Lessee, to, or solicited any offer to acquire any of the same from any Person, in violation of Section 5 of the Securities Act or any state securities laws, nor has it authorized any Person to take any such action, and the Lessee has not taken any action which would subject any interest in the Property or the Lease to the registration requirements of Section 5 of the Securities Act or any state securities laws provided that the Lessee makes no representations as to any actions taken by or offers made by the Lessor.

               (k) Financial Statements. The consolidated balance sheet of the Lessee and its consolidated subsidiaries as at September 30, 1998 and the consolidated statements of income and changes in financial position for the fiscal year then ended, fairly present the financial condition of the Lessee and its consolidated subsidiaries in all respects for the periods then ended on such dates, all in accordance with GAAP consistently applied.

               (l) Property. The Property as improved in accordance with the Plans and Specifications and the contemplated use thereof by the Lessee and its agents, assignees, employees, lessees, licensees and tenants will comply with all Requirements of Law (including, without limitation, all zoning and land use laws and Environmental Laws) and Insurance Requirements, except for such Requirements of Law as the Lessee shall be contesting in good faith by appropriate proceedings. Except as otherwise disclosed on Schedule II, there is no action, suit or proceeding (including any proceeding in condemnation or eminent domain or under any Environmental Law) pending or, to the best of the Lessee's knowledge, threatened in writing with respect to the Lessee, its Affiliates or the Property which adversely affects the title to, or the use, operation or value of, the Property.

               (m) Plans and Specifications. Upon Completion of the Construction all water, sewer, electric, gas, telephone and drainage facilities and all other utilities required to adequately service such Improvements for its intended use will be available pursuant to adequate permits (including any that may be required under applicable Environmental
         Laws). Upon Completion of the Construction the Property will have available all services of public facilities and other utilities necessary for use and operation of the Property and the other Improvements for their primary intended purposes including, without limitation, adequate water, gas and electrical supply, storm and sanitary sewerage facilities, telephone, other required public utilities and means of access between such Improvements and public highways for pedestrians and motor vehicles. All utilities serving the Property, or proposed to serve the Property in accordance with the related Plans and Specifications, are located in, and vehicular access to the Improvements on the Property is provided by, either public rights-of-way abutting the Property or Appurtenant Rights. All licenses, approvals, authorizations, consents, permits (including, without limitation, building, demolition and environmental permits, licenses, approvals, authorizations and consents), easements and rights-of-way, including proof and dedication, required for (x) the use, treatment, storage, transport, disposal or disposition of any Hazardous Substance on, at, under or from the Property during the construction of the Improvements thereon, and (y) construction of the Improvements in accordance with the Plans and Specifications and the Construction Agency Agreement have either been obtained from the appropriate Governmental Authorities having jurisdiction or from private parties, as the case may be, or will be obtained from the appropriate Governmental Authorities having jurisdiction or from private parties, as the case may be, prior to commencing of the relevant portion of any such construction or use and operation.

               (n) Title. The Deed as delivered on the Closing Date is in form and substance sufficient to convey good and marketable title to the Property in fee simple, subject only to Permitted Liens. The Lessor will at all times during the Term have good title to all Equipment located on the Property and in any Improvements, subject only to Permitted Liens.

               (o) Insurance. The Lessee has obtained insurance coverage covering the Property which meets the requirements of this Lease, and such coverage is in full force and effect.

               (p) Flood Hazard Areas. No portion of the Property is located in an area identified as a special flood hazard area by the Federal Emergency Management Agency or other applicable agency, or if the Property is located in an area identified as a special flood hazard area by the Federal Emergency Management Agency or other applicable agency, then flood insurance has been obtained for the Property in accordance with Section 17.2 and in accordance with the National Flood Insurance Act of 1968, as amended.

               (q) Defaults. There has not occurred any Event of Default which is presently continuing.

               (r) Use of Advances. No part of any Advance will be used directly or indirectly for the purpose of purchasing or carrying, or for payment in full or in part of any indebtedness of the Lessee that was incurred for the purposes of purchasing or carrying, any margin security as such term is defined in Section 207.2 of Regulation G of the Board of Governors of the Federal Reserve System (12 C.F.R., Chapter II, Part 207).

               (s) Solvency. Taking into consideration the transactions contemplated by this Lease and the other Operative Documents, the Lessee reasonably believes that: (a) the fair value of the Lessee's assets on a going concern basis exceeds the total amount of liabilities of the Lessee, valued at the reasonably probable liability of the Lessee with respect thereto, (b) the Lessee can pay its obligations as they become due and (c) the Lessee does not have an unreasonably small capital base with which to conduct its business.

         6.3. Representations of the Lessee with respect to each Advance. The Lessee represents and warrants to the Lessor as of each Funding Date on which an Advance is made as follows:

               (a) Representations. The representations and warranties of the Lessee set forth in the Operative Documents (including the representations and warranties set forth in Section 6.2) are true and correct in all respects on and as of such Funding Date, except to the extent such representations or warranties relate solely to an earlier date, in which case such representations and warranties shall have been true and correct on and as of such earlier date. The Lessee is in compliance with its respective obligations under the Operative Documents and no Default or Event of Default has occurred and is continuing under this Lease, or the Construction Agency Agreement, or any other Operative Document to which the Lessee is a party. No Default or Event of Default under this Lease, the Construction Agency Agreement or, any other Operative Document to which the Lessee is a party will occur as a result of, or after giving effect to, the Advance requested by the Funding Request on such date.

               (b) Improvements. The Construction of the Improvements to date has, to the knowledge of the Lessee, been performed in all respects in a good and workmanlike manner, substantially in accordance with the Plans and Specifications and in compliance with all Insurance Requirements and Requirements of Law.

               (c) Liens. The Lessee has not permitted Liens to be placed against the Property other than Permitted Liens.

               (d) Advance. With respect to each Advance other than a Capitalized Interest Advance, the amount of the Advance requested represents amounts owed by or to the Lessee or Construction Agent in respect of Property Improvements Costs, Land Acquisition Costs, Transaction Expenses, the Arrangement Fee and any other appropriate amounts paid or payable by the Lessee prior to the date of such Advance and for which the Lessee has not previously been reimbursed by an Advance. With respect to each Advance (including Capitalized Interest Advances), the conditions precedent to such Advance set forth in Article IV have been satisfied or waived in writing by the Lessor.


                                   ARTICLE VII
                              PAYMENT OF RENT; FEES

         7.1.  Rent.

               (a) The Lessee, as Construction Agent, shall to the extent not funded by Advances, pay Capitalized Interest then due on each Payment Date prior to the commencement of the Base Term. The Lessee shall pay Basic Rent on (i) each Payment Date during the Term, (ii) the date required under Section 24.1(i) in connection with the Lessee's exercise of the Remarketing Option, and (iii) any date on which this Lease shall terminate.

               (b) Rent shall be due and payable in lawful money of the United States and shall be paid by a Capitalized Interest Advance (in the case of Capitalized Interest) or by wire transfer of immediately available funds on the due date therefor to such account or accounts at such bank or banks or to the Lessor or in such other manner as the Lessor shall from time to time direct in a written notice to the Lessee. The Lessor shall provide written notice of the amount of Basic Rent due at least five (5) days prior to each due date therefor; provided, however, that the failure of the Lessor to provide such notice shall not affect Lessee's obligations hereunder or impose liability on Lessor.

               (c) Neither the Lessee's inability or failure for any reason whatsoever to take possession of all or any portion of the Property when delivered by the Lessor, shall delay or otherwise affect the Lessee's obligation to pay Rent for such Property in accordance with the terms of this Lease.

         7.2. Payment of Rent. Rent shall be paid absolutely net to the Lessor, so that this Lease shall yield to the Lessor the full amount thereof, without setoff, deduction or reduction.

         7.3. Supplemental Rent. The Lessee shall pay to the Lessor any and all Supplemental Rent promptly as the same shall become due and payable, and if the Lessee fails to pay any Supplemental Rent, the Lessor shall have all rights, powers and remedies provided for herein or by law or equity or otherwise in the case of nonpayment of Capitalized Interest or Basic Rent. The Lessee shall pay to the Lessor, as Supplemental Rent, among other things, on written demand, to the extent permitted by applicable Requirements of Law, interest at the applicable Overdue Rate on any installment of Capitalized Interest or Basic Rent not paid when due or demanded by the Lessor for the period for which the same shall be overdue and on any payment of Supplemental Rent not paid when due or demanded by the Lessor for the period from the due date or the date of any such demand, as the case may be, until the same shall be paid. The expiration or other termination of the Lessee's obligations to pay Capitalized Interest or Basic Rent hereunder shall not limit or modify the obligations of the Lessee with respect to Supplemental Rent. Unless expressly provided otherwise in this Lease, in the event of any failure on the part of the Lessee to pay and discharge any Supplemental Rent as and when due, the Lessee shall also promptly pay and discharge any fine, penalty, interest or cost which may be assessed or added under any agreement with a third party for nonpayment or late payment of such Supplemental Rent, all of which shall also constitute Supplemental Rent.

         7.4. Fees. The Lessee shall pay on the Closing Date all fees payable pursuant to the Fee Letter, which fees shall be funded from the initial Advance and will be capitalized and included in the Lease Balance. The Lessee shall further pay all fees payable after the Closing Date pursuant to the Fee Letter in accordance with the terms thereof.

         7.5. Method of Payment. Each payment of Rent or any other amount due hereunder that is not paid with the proceeds of a Capitalized Interest Advance shall be made by the Lessee to the Lessor prior to 1:00 p.m., New York City time at the place of payment designated in writing by the Lessor in funds consisting of lawful currency of the United States of America which shall be immediately available on the scheduled date when such payment shall be due, unless such scheduled date shall not be a Business Day, in which case such payment shall be made on the next succeeding Business Day. Payments received after 2:00 p.m., New York City time on the date due shall for the purpose of Section 20.1 hereof be deemed received on such day; provided, however, that for the purposes of the second sentence of Section 7.3 hereof, such payments shall be deemed received on the next succeeding Business Day and, unless the Lessor is otherwise able to invest or employ such funds on the date received, subject to interest at the Overdue Rate as provided in such Section 7.3.


                                  ARTICLE VIII
                        QUIET ENJOYMENT; RIGHT TO INSPECT

         8.1. Quiet Enjoyment. Subject to Sections 2.4 and 8.2, and subject to the rights of the Lessor contained herein and the other terms of the Operative Documents to which the Lessee is a party, the Lessee shall peaceably and quietly have, hold and enjoy the Property for the Term, free of any claim or other action by the Lessor or anyone claiming by, through or under the Lessor (other than the Lessee) with respect to any matters arising from and after the Closing Date. Such right of quiet enjoyment is independent of, and shall not affect the Lessor's rights otherwise to initiate legal action to enforce, the obligations of the Lessee under this Lease.

         8.2. Right to Inspect. During the Term, the Lessee shall, upon reasonable notice from the Lessor (except that no notice shall be required if an Event of Default under this Lease has occurred and is continuing), permit the Lessor and its authorized representatives to inspect the Property during normal business hours, provided that such inspections shall not unreasonably interfere with the Lessee's business operations at the Property.


                                   ARTICLE IX
                                 NET LEASE, ETC.

         9.1. Net Lease. This Lease shall constitute a net lease. Any present or future law to the contrary notwithstanding, this Lease shall not terminate, nor shall the Lessee be entitled to any abatement, suspension, deferment, reduction, setoff, counterclaim, or defense with respect to the Rent, nor shall the obligations of the Lessee hereunder be affected (except as expressly herein permitted and by performance of the obligations in connection therewith) by reason of: (i) any defect in the condition, merchantability, design, construction, quality or fitness for use of the Property or any part thereof, or the failure of the Property to comply with all Requirements of Law, including any inability to occupy or use the Property by reason of such non-compliance;
(ii) any damage to, removal, abandonment, salvage, loss, contamination of or Release from, scrapping or destruction of or any requisition or taking of the Property or any part thereof; (iii) any restriction, prevention or curtailment of or interference with any use of the Property or any part thereof including eviction; (iv) any defect in title to or rights to the Property or any Lien on such title or rights or on the Property (other than Lessor Liens); (v) any change, waiver, extension, indulgence or other action or omission or breach in respect of any obligation or liability of or by the Lessor; (vi) any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation or other like proceedings relating to the Lessee or any other Person, or any action taken with respect to this Lease by any trustee or receiver of the Lessee or any other Person, or by any court, in any such proceeding; (vii) any claim that the Lessee has or might have against any Person, including without limitation the Lessor and any vendor, manufacturer, contractor of or for any portion of the Property; (viii) any failure on the part of the Lessor to perform or comply with any of the terms of this Lease (other than performance by Lessor of its obligations set forth in Section 2.1 hereof), of any other Operative Document or of any other agreement; (ix) any invalidity or unenforceability or illegality or disaffirmance of this Lease against or by the Lessee or any provision hereof or any of the other Operative Documents or any provision of any thereof; (x) the impossibility or illegality of performance by the Lessee, the Lessor or both;
(xi) any action by any court, administrative agency or other Governmental Authority; (xii) any restriction, prevention or curtailment of or interference with the construction on or any use of the Property or any part thereof; or
(xiii) any other cause or circumstances, whether or not the Lessee shall have notice or knowledge of any of the foregoing. The parties intend that the obligations of the Lessee hereunder shall be covenants and agreements that are separate and independent from any obligations of the Lessor hereunder or under any other Operative

Documents and the obligations of the Lessee shall continue unaffected unless such obligations shall have been modified or terminated in accordance with an express provision of this Lease. Nothing contained in this Section 9.1 shall affect any claim, action or right that the Lessee may have against the Lessor or any other Person, nor be considered as (a) a guaranty of (i) the fair market value of any Property upon the commencement, expiration or termination of the Construction Period or the Basic Term or (ii) the useful life of the Improvements, (b) a prohibition of assertion of any claim against any manufacturer, supplier, dealer, vendor, contractor, subcontractor or installer with respect to the Improvements or the Equipment or any part thereof or (c) a waiver by the Lessee of any of its rights under any of the Operative Documents or of its right to assert and sue upon any claims it may have against any other Person in one or more separate actions.

         9.2. No Termination or Abatement. The Lessee shall remain obligated under this Lease in accordance with its terms and shall not take any action to terminate, rescind or avoid this Lease, notwithstanding any action for bankruptcy, insolvency, reorganization, liquidation, dissolution, or other proceeding affecting the Lessor, or any action with respect to this Lease which may be taken by any trustee, receiver or liquidator of the Lessor or by any court with respect to the Lessor. The Lessee hereby waives all right (i) to terminate or surrender this Lease (except as provided herein) or (ii) to avail itself of any abatement, suspension, deferment, reduction, setoff, counterclaim or defense with respect to any Rent. The Lessee shall remain obligated under this Lease in accordance with its terms and the Lessee hereby waives any and all rights now or hereafter conferred by statute or otherwise to modify or to avoid strict compliance with its obligations under this Lease. Notwithstanding any such statute or otherwise, the Lessee shall be bound by all of the terms and conditions contained in this Lease.


                                    ARTICLE X
                                    SUBLEASES

         10.1. Subletting. The Lessee may, without the consent of the Lessor, sublease the Property or any portion thereof to any Person. No sublease or other relinquishment of possession of the Property shall in any way discharge or diminish any of the Lessee's obligations to the Lessor hereunder and the Lessee shall remain directly and primarily liable under this Lease as to the Property, or portion thereof, so sublet. Any sublease of the Property shall expressly be made subject to and subordinated to this Lease and to the rights of the Lessor hereunder.

                                   ARTICLE XI
                             LESSEE ACKNOWLEDGMENTS

         11.1. Condition of the Property. THE LESSEE ACKNOWLEDGES AND AGREES THAT ALTHOUGH THE LESSOR WILL OWN AND HOLD TITLE TO THE PROPERTY, THE CONSTRUCTION AGENT IS SOLELY RESPONSIBLE UNDER THE TERMS OF THE CONSTRUCTION AGENCY AGREEMENT FOR THE DESIGN, DEVELOPMENT, BUDGETING AND CONSTRUCTION OF THE IMPROVEMENTS AND ANY ALTERATIONS OR MODIFICATIONS. THE LESSEE FURTHER ACKNOWLEDGES AND AGREES THAT IT IS LEASING THE PROPERTY "AS IS" WITHOUT REPRESENTATION, WARRANTY OR COVENANT (EXPRESS OR IMPLIED) BY THE LESSOR AND SUBJECT TO (A) THE EXISTING STATE OF TITLE, (B) THE RIGHTS OF ANY PARTIES IN POSSESSION THEREOF, (C) ANY STATE OF FACTS WHICH AN ACCURATE SURVEY OR PHYSICAL INSPECTION MIGHT SHOW, AND (D) VIOLATIONS OF REQUIREMENTS OF LAW WHICH MAY EXIST ON THE DATE HEREOF OR ON THE CLOSING DATE. THE LESSOR HAS NOT MADE AND SHALL NOT BE DEEMED TO HAVE MADE ANY REPRESENTATION, WARRANTY OR COVENANT (EXPRESS OR IMPLIED) AND SHALL NOT BE DEEMED TO HAVE ANY LIABILITY WHATSOEVER AS TO THE TITLE (OTHER THAN FOR LESSOR LIENS), VALUE, HABITABILITY, USE, CONDITION, DESIGN, OPERATION, OR FITNESS FOR USE OF THE PROPERTY (OR ANY PART THEREOF), OR ANY OTHER REPRESENTATION, WARRANTY OR COVENANT WHATSOEVER, EXPRESS OR IMPLIED, WITH RESPECT TO THE PROPERTY (OR ANY PART THEREOF) AND THE LESSOR SHALL NOT BE LIABLE FOR ANY LATENT, HIDDEN, OR PATENT DEFECT THEREIN (OTHER THAN FOR LESSOR LIENS) OR THE FAILURE OF THE PROPERTY, OR ANY PART THEREOF, TO COMPLY WITH ANY REQUIREMENT OF LAW.

         11.2. Risk of Loss. During the Term the risk of loss of or decrease in the enjoyment and beneficial use of such Property as a result of the damage or destruction thereof by fire, the elements, casualties, thefts, riots, wars or otherwise is assumed by the Lessee, and the Lessor shall in no event be answerable or accountable therefor.


                                   ARTICLE XII
                    POSSESSION AND USE OF THE PROPERTY, ETC.

         12.1. Utility Charges. The Lessee shall pay or cause to be paid all charges for electricity, power, gas, oil, water, telephone, sanitary sewer service and all other rents and utilities used in or on the Property during the Term. The Lessee shall be entitled to receive any credit or refund with respect to any utility charge paid by the Lessee and the amount of any credit or refund received by the Lessor on account of any utility charges paid by the

Lessee, net of the costs and expenses reasonably incurred by the Lessor in obtaining such credit or refund at the Lessee's request, shall be promptly paid over to the Lessee.

         12.2. Possession and Use of the Property. The Property may be used only in a manner consistent with the Construction Agency Agreement and, after the Base Date, may be used as consistent with the Plans and Specifications and in a manner consistent with the standards applicable to properties of a similar nature in the geographic area in which the Property is located and in any event not less than the standards applied by the Lessee for other comparable properties owned or leased by the Lessee. The Lessee shall pay, or cause to be paid, all charges and costs required in connection with the use of the Property as contemplated by this Lease and the Construction Agency Agreement. The Lessee shall not commit or permit any waste of the Property or any part thereof.

         12.3. Compliance with Requirements of Law and Insurance Requirements. Subject to the terms of Article XVI, the Lessee, at its sole cost and expense, shall (a) comply in all respects with all Requirements of Law (including all Environmental Laws) and Insurance Requirements relating to the Property, including the use, construction, operation, maintenance, repair and restoration thereof and the remarketing thereof pursuant to Article XXIV, whether or not compliance therewith shall require structural or extraordinary changes in the Improvements or interfere with the use and enjoyment of the Property, and (b) procure, maintain and comply with all licenses, permits, orders, approvals, consents and other authorizations required for the construction, use, maintenance and operation of the Property and for the use, operation, maintenance, repair and restoration of the Improvements, except where such failure to procure, maintain and comply is not material.

         12.4. Assignment by Lessee. The Lessee may assign all (and not less than all) of its rights hereunder to any other Person so long as the Lessee remains fully liable for all of the obligations of the "Lessee" hereunder and under the other Operative Documents.

         12.5. Acceptance; Offset. On the Base Date (i) the Lessee will unconditionally accept the Property (provided that nothing contained herein shall be deemed a waiver by the Lessee of any right of action against Persons with respect to title to and condition of the Property on the Closing Date or the condition, quality or completeness of the Construction, other than the Lessor) and (ii) no right of offset in favor of the Lessee will exist with respect to any Rent or other sums payable under this Lease.

                                  ARTICLE XIII
                         MAINTENANCE AND REPAIR; RETURN

         13.1. Maintenance and Repair; Return.

               (a) The Lessee, at its sole cost and expense, shall maintain the Property in good condition (ordinary wear and tear excepted) and make all necessary repairs thereto, of every kind and nature whatsoever, whether interior or exterior, ordinary or extraordinary, structural or nonstructural or foreseen or unforeseen, in each case as required by all Requirements of Law and Insurance Requirements (other than those Requirements of Law or Insurance Requirements being contested by the Lessee in good faith) and on a basis consistent with the operation and maintenance of properties comparable in type and location to the Property and in no event less than the standards applied by the Lessee in the operation and maintenance of other comparable properties owned or leased by the Lessee or its Affiliates.

               (b) The Lessor shall under no circumstances be required to build any improvements on the Property, make any repairs, replacements, alterations or renewals of any nature or description to the Property, make any expenditure whatsoever in connection with this Lease (other than for Advances made in accordance with and pursuant to the terms of this Lease and the Construction Agency Agreement) or maintain the Property in any way. The Lessor shall not be required to maintain, repair or rebuild all or any part of the Property, and the Lessee waives any right to (i) require the Lessor to maintain, repair, or rebuild all or any part of the Property, or (ii) make repairs at the expense of the Lessor pursuant to any Requirement of Law, Insurance Requirement, contract, agreement, or covenant, condition or restriction in effect at any time during the Term.

               (c) The Lessee shall, upon the expiration or earlier termination of this Lease, vacate and surrender such Property to the Lessor in its then-current, "AS IS" condition, subject to the Lessee's obligations under Sections 12.3, 13.1(a), 14.1, 15.1, 18.1(e), 18.2 and 24.1,
         unless the Lessee has purchased the Property from the Lessor as provided herein.


                                   ARTICLE XIV
                               MODIFICATIONS, ETC.

         14.1. Modifications, Substitutions and Replacements. The Lessee, at its sole cost and expense, may at any time and from time to time make alterations, renovations, improvements and additions to the Property or any part thereof and substitutions and replacements therefor (collectively, "Modifications"); provided, however, that: (i) except for any Modification required to be made pursuant to a Requirement of Law (a "Required Modification"), no Modification shall impair the value, utility or useful life of the Property or any part thereof from that which existed immediately prior to such Modification; (ii) the Modification shall be done expeditiously and in a good and workmanlike manner; (iii) except as otherwise permitted pursuant to
Article XVI, the Lessee shall comply with all Requirements of Law (including all Environmental Laws) and Insurance Requirements applicable to the Modification, including the obtaining of all permits and certificates of occupancy, and the structural integrity of the Property shall not be adversely affected; (iv) subject to the terms of Article XVI relating to permitted contests, the Lessee shall pay all costs and expenses and shall discharge (or cause to be insured or bonded over) within sixty (60) days after the same shall be filed (or otherwise become effective) any Liens arising with respect to the Modification; (v) such Modifications shall comply with Sections 12.3 and 13.1(a); and (vi) the Lessee shall be required to obtain the prior written approval of the Lessor, which approval shall not be unreasonably withheld, with respect to any alterations (other than Required Modifications and/or alterations authorized by the Construction Agency Agreement) that shall (A) affect any structural element of the Improvements or major building system therein, except where such effect is not material or (B) cost in excess of $3,000,000 or (C) change the nature of the Improvements (except where such change is not material) or reduce the amount of usable area therein (except where such reduction is not material) or the utility thereof for the purposes contemplated by the Lessor and the Lessee as of the date hereof. All Modifications shall remain part of the realty and shall be subject to this Lease and title thereto shall immediately vest in the Lessor; provided, however, that Modifications that meet each of the following conditions shall not be subject to this Lease: (x) such Modifications are not Required Modifications, (y) such Modifications were not financed by the Lessor and (z) such Modifications are readily removable without impairing the value, utility or remaining useful life of the Property. So long as no Event of Default has occurred and is continuing, the Lessee may place upon the Property any trade fixtures, machinery, equipment or other property belonging to the Lessee or third parties and may remove the same at any time during the Term, subject, however, to the terms of Section 13.1(a); provided that such trade fixtures, machinery, equipment or other property do not impair the value, utility or remaining useful life of the Property (except to the extent such impairment is not material); provided, further, that the Lessee shall keep and maintain at the Property and shall not remove from the Property (other than to the extent removed or replaced as a consequence of permitted Modifications) any Equipment financed or otherwise paid for (directly or indirectly) by the Lessor pursuant to this Lease.

                                   ARTICLE XV
                           WARRANT OF TITLE; EASEMENTS

         15.1. Warrant of Title.

               (a) The Lessee agrees that except as otherwise provided herein and subject to the terms of Article XVI relating to permitted contests, the Lessee shall not directly or indirectly create or allow to remain, and shall promptly discharge at its sole cost and expense (which shall be paid for by funds from an Advance and added to the Lease Balance during the Construction Period), any Lien, defect, attachment, levy, title retention agreement or claim upon the Property or any Modifications or any Lien, attachment, levy or claim with respect to the Rent, other than Permitted Liens and Liens on trade fixtures, machinery, equipment, general intangibles and other personal property not financed by Advances.

               (b) Except as otherwise expressly contained herein or in the Construction Agency Agreement, nothing contained in this Lease shall be construed as constituting the consent or request of the Lessor, expressed or implied, to or for the performance by any contractor, mechanic, laborer, materialman, supplier or vendor of any labor or services or for the furnishing of any materials for any construction, alteration, addition, repair or demolition of or to the Property or any part thereof. NOTICE IS HEREBY GIVEN THAT THE LESSOR IS NOT AND SHALL NOT BE LIABLE FOR ANY LABOR, SERVICES OR MATERIALS FURNISHED OR TO BE FURNISHED TO THE LESSEE, OR TO ANYONE HOLDING THE PROPERTY OR ANY PART THEREOF THROUGH OR UNDER THE LESSEE, AND THAT NO MECHANIC'S OR OTHER LIENS FOR ANY SUCH LABOR, SERVICES OR MATERIALS SHALL ATTACH TO OR AFFECT THE INTEREST OF THE LESSOR, IN AND TO THE PROPERTY.

         15.2. Grants and Releases of Easements; Lessor's Waivers. Provided that no Default shall have occurred and be continuing and subject to the provisions of Articles XII, XIII and XIV the Lessor hereby consents in each instance to the following actions by the Lessee, in the name and stead of the Lessor, but at the Lessee's sole cost and expense (which shall be paid for by funds from an Advance and added to the Lease Balance during the Construction Period): (a) the granting of easements, licenses, rights-of-way and other rights and privileges in the nature of easements reasonably necessary or desirable for the use, repair, or maintenance of the Property as herein provided; (b) the release of existing easements or other rights in the nature of easements which are for the benefit of the Property; (c) if required by applicable Governmental Authority in connection with the Construction, Modifications or restoration of the Property in the event of a Casualty or Condemnation, the dedication or transfer of unimproved portions of the Property for road, highway or other public purposes; and (d) the execution of amendments to any covenants and restrictions affecting the Property; provided, however, that in each case (i) such grant, release, dedication, transfer or amendment does not impair the value, utility or remaining useful life of the Property, (ii) such grant, release, dedication, transfer, annexation or amendment is reasonably necessary in connection with the use, maintenance, alteration or improvement of the Property, (iii) such grant, release, dedication, transfer, annexation or amendment will not cause the Property or any portion thereof to fail to comply in any respect with the provisions of this Lease or any other Operative Documents and all Requirements of Law (including, without limitation, all applicable zoning, planning, building and subdivision ordinances, all applicable restrictive covenants and all applicable architectural approval requirements); (iv) all governmental consents or approvals required prior to such grant, release, dedication, transfer, annexation or amendment have been obtained, and all filings required prior to such action have been made; (v) such grant, release, dedication, transfer, annexation or amendment will not result in any down- zoning of the Property or any portion thereof; (vi) the Lessee shall remain obligated under this Lease and under any instrument executed by the Lessee consenting to the assignment of the Lessor's interest in this Lease as security for indebtedness, in each such case in accordance with their terms, as though such grant, release, dedication, transfer, annexation or amendment had not been effected and (vii) the Lessee shall pay and perform any obligations of the Lessor under such grant, release, dedication, transfer, annexation or amendment. The Lessor acknowledges the Lessee's right to finance and to secure under the Uniform Commercial Code, inventory, furnishings, furniture, equipment, trade fixtures, machinery, leasehold improvements and other personal property located at the Property other than Equipment, and Lessor agrees to execute Lessor waiver forms in favor of any purchase money seller, lessor or lender which has financed or may finance in the future such items. Without limiting the effectiveness of the foregoing, provided that no Default shall have occurred and be continuing, the Lessor shall, upon the request of the Lessee, and at the Lessee's sole cost and expense, execute and deliver any instruments necessary or appropriate to confirm any such grant, release, dedication, transfer, annexation or amendment to any Person permitted under this Section 15.2 including landlord waivers with respect to any of the foregoing.

                                   ARTICLE XVI
                               PERMITTED CONTESTS

         16.1. Permitted Contests in Respect of Applicable Law. If, to the extent and for so long as (a) a test, challenge, appeal or proceeding for review of any Applicable Law, Requirement of Law or Government Action relating to the Property shall be prosecuted diligently and in good faith in appropriate proceedings by the Lessee or (b) compliance with such Applicable Law, Requirement of Law or Government Action shall have been excused or exempted by a valid nonconforming use, variance permit, waiver, extension or forbearance, the Lessee shall not be required to comply with such Applicable Law, Requirement of Law or Government Action but only if and so long as any such test, challenge, appeal, proceeding, waiver, extension, forbearance or noncompliance shall not, in the reasonable opinion of the

Lessor, involve (A) any risk of criminal liability being imposed on the Lessor or the Property, or (B) any risk of (1) imminent foreclosure, forfeiture or loss of the Property, or any part thereof that is material, or (2) the nonpayment of Rent or (C) any substantial danger of (1) the sale of, or the creation of any Lien (other than a Permitted Lien) on, any part of the Property, (2) civil liability being imposed on the Lessor, or the Property, or (3) imminent enjoyment of, or interference with, the use, possession or disposition of the Property in any respect, except for uses, possessions or dispositions which are not material. If the Lessor or the Lessee shall receive notice of a test, challenge, appeal or proceeding for review of any Applicable Law, Requirement of Law or Government Action relating to the Property, the Lessor or the Lessee, as the case may be, shall give notice thereof to the other promptly after the receipt of such notice.

         The Lessor will not be required to join in any proceedings pursuant to this Section 16.1 unless a provision of any Applicable Law, Requirement of Law or Governmental Action requires, or diligent and effective pursuit of such proceedings requires, that such proceedings be brought by or in the name of the Lessor; and in that event the Lessor will join in the proceedings or permit them or any part thereof to be brought in its name if and so long as (i) no Default has occurred and is continuing and (ii) the Lessee pays all related out-of-pocket expenses and indemnifies the Lessor to its satisfaction.

                                  ARTICLE XVII
                                    INSURANCE

         17.1. Public Liability and Workers' Compensation Insurance.

               (a) During the Term the Lessee shall procure and carry, at the Lessee's sole cost and expense, commercial general liability insurance for claims for bodily injury or death sustained by persons or damage to property while on the Property and such other public liability coverages as are ordinarily procured by the Lessee or its Affiliates who own or operate similar properties. Such insurance shall be in an amount of no less than $3,000,000 per incident and of no less than $5,000,000 per occurrence and shall otherwise be on terms that are consistent with commercially reasonable practices. The Lessor shall be named as an additional insured on such policy. The policy shall also specifically provide that the policy shall be considered primary insurance which shall apply to any loss or claim before any contribution by any insurance which the Lessor may have in force.

               (b) The Lessee shall, in the construction of the Improvements (including in connection with any Modifications thereof) and the operation of the Property, comply with, or cause the applicable contractor to comply with, all applicable workers' compensation laws.

         17.2. Hazard and Other Insurance. During the Term the Lessee shall keep, or cause to be kept, the Property insured against loss or damage by fire, earthquake, flood and other risks in the amount of no less than $3,000,000 and otherwise on terms and in amounts that are consistent with commercially reasonable practices. During the construction of any Improvements the Lessee shall also maintain or cause to be maintained builders' risk insurance. All insurance proceeds in respect of any loss or occurrence for which the proceeds related thereto are (i) less than or equal to $3,000,000, in the absence of the occurrence and continuance of a Default, shall be adjusted by and paid to the Lessee for application toward the reconstruction, repair or refurbishment of the Property and (ii) greater than $3,000,000, shall be adjusted jointly by the Lessee and the Lessor (unless a Default has occurred and is continuing, in which case such proceeds shall be adjusted solely by the Lessor) and held by the Lessor for application in accordance with Article XVIII hereof.

         17.3. Insurance Coverage.

               (a) The insurance required to be obtained under Sections 17.1 and
         17.2 may be subject to deductibles not greater than $25,000 for each. The Lessee shall furnish the Lessor with certificates showing the insurance required under Sections 17.1 and 17.2 to be in effect and naming the Lessor as additional insured with respect to liability coverage (excluding worker's compensation insurance, and naming the Lessor as loss payee with respect to property coverage and showing the mortgagee endorsement required by Section 17.3(c) with respect to such coverage. All such insurance shall be at the cost and expense of the Lessee. Such certificates shall include a provision for no less than thirty (30) days' advance written notice by the insurer to the Lessor in the event of cancellation or reduction of such insurance. In addition, the Lessee shall cause the Lessor to be named as additional insured under the liability policies maintained with respect to the Construction.

               (b) The Lessee agrees that the insurance policy or policies required by Sections 17.2, shall include an appropriate clause pursuant to which such policy shall provide that it will not be invalidated should the Lessee waive, in writing, prior to a loss, any or all rights of recovery against any party for losses covered by such policy, and that the insurance in favor of the Lessor and its rights under and interests in said policies shall not be invalidated or reduced by any act or omission or negligence of the Lessee or any other Person having any interest in the Property. The Lessee hereby waives any and all such rights against the Lessor to the extent of payments made under such policies.

               (c) All such insurance shall be written by reputable insurance companies that are financially sound and solvent and otherwise reasonably appropriate considering the amount and type of insurance being provided by such companies. Any insurance company selected by the Lessee which is rated in Best's Insurance Guide or any successor thereto (or if there be none, an organization having a similar national reputation) shall have a general policyholder rating of "A" and a financial rating of at least "12" or be otherwise acceptable to the Lessor. All insurance policies required by Section
         17.2 shall include a standard form mortgagee endorsement in favor of the Lessor.

               (d) The Lessor may carry separate liability insurance at its sole cost so long as (i) the Lessee's insurance is designated as primary and in no event excess or contributory to any insurance the Lessor may have in force which would apply to a loss covered under the Lessee's policy and (ii) each such insurance policy will not cause the Lessee's insurance required under this Article XVII to be subject to a coinsurance exception of any kind.

               (e) The Lessee shall pay as they become due all premiums for the insurance required by Section 17.1 and Section 17.2, and shall renew or replace each policy prior to the expiration date thereof. Throughout the Term, at the time each of the Lessee's insurance policies is renewed (but in no event less frequently than once each year), the Lessee shall deliver to the Lessor certificates of insurance evidencing that all insurance required by this Article XVII is being maintained by the Lessee and is in effect.


                                  ARTICLE XVIII
                           CASUALTY AND CONDEMNATION;
                              ENVIRONMENTAL MATTERS

         18.1. Casualty and Condemnation.

               (a) Subject to the provisions of this Article XVIII, if all or a portion of the Property is damaged or destroyed in whole or in part by a Casualty or if the use, access, occupancy, easement rights or title to the Property or any part thereof, is the subject of a Condemnation, then (i) in the case of a Casualty where the cost of restoration of the Property in the reasonable judgment of the Lessor is (x) less than or equal to $3,000,000 any insurance proceeds payable with respect to such Casualty shall be paid directly to the Lessee, or if received by the Lessor, shall be paid over to the Lessee for the reconstruction, refurbishment and repair of the Property, and (y) greater than $3,000,000 any insurance proceeds payable with respect to such Casualty shall be paid to the Lessor but may be obtained by the Lessee, and shall be used by the Lessee for the purpose of reconstructing, refurbishing and repairing the Property to the condition required under this Lease prior to the end of the Term, including, without limitation, Completion thereof, upon submission to the Lessor of an Architect's Certificate to the effect that such restoration can be fully effected prior to the end of the Term, and as to the cost of such restoration, and upon receipt of such certificate in form reasonably satisfactory to the Lessor such amounts shall be made available to the Lessee in the manner contemplated by the Construction Agency Agreement with respect to the Construction, and (ii) in the case of a Condemnation of any part of the Land that in the reasonable judgment of the Lessor is not a Significant Condemnation, any award or compensation relating thereto shall be paid to the Lessee and in the case of all other Condemnations such award or compensation shall be paid to the Lessor to be applied in its reasonable discretion to the restoration of the Property or toward the payment of the Lease Balance; provided, however, that if a Default shall have occurred and be continuing, such award, compensation or insurance proceeds shall be paid directly to the Lessor or, if received by the Lessee, shall be held in trust for the Lessor, and shall be paid over by the Lessee to the Lessor. If, contrary to such provision, any such award, compensation or insurance proceeds are paid to the Lessee, rather than to the Lessor, the Lessee hereby agrees to transfer any such payment to the Lessor. All amounts held by the Lessor when a Default exists hereunder on account of any award, compensation or insurance proceeds either paid directly to the Lessor or turned over to the Lessor shall either be (i) paid to the Lessee for the repair of damage caused by such Casualty or Condemnation in accordance with clause (d) of this
         Section 18.1, or (ii) applied to the purchase price of the Property on the Termination Date, with any Excess Proceeds being payable to the Lessee.

               (b) The Lessee may appear in any proceeding or action to negotiate, prosecute, adjust or appeal any claim for any award, compensation or insurance payment on account of any such Casualty or Condemnation and shall pay all expenses thereof. At the Lessee's reasonable request, and at the Lessee's sole cost and expense, the Lessor shall participate in any such proceeding, action, negotiation, prosecution or adjustment. The Lessor and the Lessee agree that this Lease shall control the rights of the Lessor and the Lessee in and to any such award, compensation or insurance payment.

               (c) If the Lessor or the Lessee shall receive notice of a Casualty for which the reasonable anticipated cost of restoration exceeds an amount equal to 10% of the Lease Balance or of an actual, pending or threatened Condemnation of the Property or any material interest therein, the Lessor or the Lessee, as the case may be, shall give notice thereof to the other promptly after the receipt of such notice.

               (d) If pursuant to this Section 18.1 and Section 19.1 this Lease shall continue in full force and effect following a Casualty or Condemnation with respect to the Property, the Lessee shall, at its sole cost and expense with funds from an Advance during the Construction Period and added to the Lease Balance (and, without limitation, if any award, compensation or insurance payment is not sufficient to restore such Property in accordance with this paragraph, the Lessee shall pay the shortfall with funds from an Advance during the Construction Period and added to the Lease Balance), promptly and diligently repair any damage to the Property caused by such Casualty or Condemnation in conformity with the requirements of Sections 13.1 and 14.1 using the as-built plans and specifications for the Property (as modified to give effect to any subsequent Modifications, any Condemnation affecting the Property and all applicable Requirements of
         Law) so as to restore the Property to at least the same condition, operation, function and value as existed immediately prior to such Casualty or Condemnation with such Modification as the Lessee may elect in accordance with Section 14.1. In such event, title to the Property shall remain with the Lessor. Upon completion of such restoration, the Lessee shall furnish the Lessor an architect's certificate of substantial completion and a Responsible Employee's Certificate confirming that such restoration has been completed pursuant to this Lease.

               (e) In no event shall a Casualty or Condemnation affect the Lessee's obligations to pay Rent pursuant to Section 7.1 or to perform its obligations and pay any amounts due on the Expiration Date or pursuant to Articles XXII and XXV.

               (f) Any Excess Proceeds received by the Lessor in respect of a Casualty or Condemnation shall be turned over to the Lessee.

         18.2. Environmental Matters. Promptly upon the Lessee's actual knowledge of the existence of an Environmental Violation with respect to the Property, the Lessee shall notify the Lessor in writing of such Environmental Violation. If the Lessor elects not to terminate this Lease pursuant to Section 19.1, at the Lessee's sole cost and expense, the Lessee shall promptly and diligently commence any response, clean up, remedial or other action necessary to remove, clean up or remediate the Environmental Violation in accordance with the terms of Section 12.3. If the Lessor does not deliver a Termination Notice with respect to such Property pursuant to Section 19.1, the Lessee shall, upon completion of remedial action by the Lessee, cause to be prepared by an environmental consultant reasonably acceptable to the Lessor a report describing the Environmental Violation and the actions taken by the Lessee (or its agents) in response to such Environmental Violation, and a statement by the consultant that the Environmental Violation has been remedied in compliance in all respects with applicable Environmental Law. Each such Environmental Violation shall be remedied prior to the Expiration Date. Nothing in this Article XVIII shall reduce or limit the Lessee's obligations under the indemnity provisions hereof.

         18.3. Notice of Environmental Matters. Promptly, but in any event within sixty (60) Business Days from the date the Lessee has actual knowledge thereof, the Lessee shall provide to the Lessor written notice of any pending or threatened claim, action or proceeding involving any Environmental Law or any Release on or in connection with the Property. All such notices shall describe in reasonable detail the nature of the claim, action or proceeding and the Lessee's proposed response thereto. In addition, the Lessee shall provide to the Lessor, within sixty (60) Business Days of receipt, copies of all written communications with any Governmental Authority relating to any Environmental Violation in connection with the

Property. The Lessee shall also promptly provide such detailed reports of any such environmental claims as may reasonably be requested by the Lessor. In the event that the Lessor receives written notice of any pending or threatened claim, action or proceeding involving any Environmental Law or any Release on or in connection with the Property, the Lessor shall promptly give notice thereof to the Lessee.


                                   ARTICLE XIX
                              TERMINATION OF LEASE

         19.1. Mandatory Termination upon Certain Events. If during the Term either:

               (i)   a Significant Condemnation occurs; or

               (ii)  a Significant Casualty occurs; or

               (iii) an Environmental Violation occurs or is discovered the cost of remediation of which would exceed the greater of $1,000,000 and 15% of the Lease Balance;

and the Lessor shall have given written notice to the Lessee that this Lease is to be terminated as a consequence of the occurrence of such an event (a "Termination Notice"), then, the Lessee shall be obligated to purchase the Lessor's interest in the Property on or prior to the date occurring one hundred eighty (180) days after the date of Lessor's notice of termination by paying the Lessor an amount equal to the Lease Balance on such termination date.

         19.2. Termination Procedures. On the date of the payment by the Lessee of the Lease Balance in accordance with the Termination Notice in accordance with Section 19.1 (such date, the "Termination Date"), this Lease shall terminate and, concurrent with the Lessor's receipt of such payment,

               (a) the Lessor shall execute and deliver to the Lessee (or to the Lessee's designee) at the Lessee's cost and expense a special warranty deed with respect to the Property, a grant bill of sale with respect to the Equipment and an assignment of the Lessor's entire interest in the Property (which shall include an assignment of all of the Lessor's right, title and interest in and to any Net Proceeds not previously received by the Lessor and existing subleases and security deposits thereunder), in each case in recordable form and otherwise in conformity with local custom and free and clear of the Lien of the Memorandum of Lease and any Lessor Liens attributable to the Lessor;

               (b) the Property shall be conveyed to such Person "AS IS" and in its then present physical condition;

               (c) the Lessor shall, at the Lessee's sole cost and expense, execute and deliver to Lessee and the Lessee's title insurance company, if any, an affidavit as to the Lessor's title and the absence of Lessor Liens, and shall, at the Lessee's sole cost and expense, execute and deliver to Lessee a statement of termination of this Lease and the Construction Agency Agreement with respect to the Property, releases of any Liens created by the Operative Documents attributable to the Lessor and termination statements for any financing statements which are then of record naming the Lessor as the secured party;

               (d) the Lessor shall convey to the Lessee an assignment of all of Lessor's right, title and interest in and to any insurance proceeds or award with respect to the Casualty or Condemnation giving rise to the termination of this Lease with respect to the Property or shall convey to the Lessee any awards, compensation or insurance proceeds in respect of such Casualty or Condemnation theretofore or thereafter received by the Lessor or at the request of the Lessee, such amounts shall be applied against sums due hereunder; and

               (e) in the case of a termination pursuant to clause (i) or (ii) of Section 19.1, the Lessor shall convey to the Lessee any Net Proceeds with respect to the Casualty or Condemnation giving rise to the termination of this Lease theretofore received by the Lessor or at the request of the Lessee, such amounts shall be applied against sums due hereunder.


                                   ARTICLE XX
                                EVENTS OF DEFAULT

         20.1. Events of Default. The occurrence of any one or more of the following events (whether such event shall be voluntary or involuntary or come about or be effected by operation of law or pursuant to or in compliance with any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body) shall constitute an "Event of Default":

               (a) the Lessee shall fail to make payment of any Capitalized Interest or Basic Rent, Purchase Option Price, Contingent Rental Adjustment or Lease Balance within five (5) Business Days after the due date therefor, including, without limitation, amounts due pursuant to Sections 19.1 or 22.1, or Article XXIV;

               (b) the Lessee shall fail to make payment of any Supplemental Rent due and payable within ten (10) Business Days after receipt of notice thereof;

               (c) the Lessee shall fail to maintain insurance as required by
         Article XVII of this Lease, or to restore the Property in the manner and to the extent set forth at Section 18.1(a)(i)(y);

               (d) The Lessee shall fail to observe or perform in any respect any term, covenant or condition of the Lessee under this Lease or the Operative Documents to which it is party other than those described in
         Section 20.1(a), (b) or (c) hereof, and such failure shall have continued for forty-five (45) days after the delivery to the Lessee of written notice thereof from the Lessor; provided, however, that if such failure is capable of cure but cannot be cured by payment of money or cannot be cured by diligent efforts within such forty-five (45) day period but such diligent efforts shall be properly commenced within the cure period and the Lessee is diligently pursuing, and shall continue to pursue diligently, remedy of such failure, the cure period shall be extended for a reasonable additional period of time as may be necessary to cure, not to exceed one hundred eighty (180) days from the date of such notice or to extend beyond the Expiration Date; provided further, that failure by the Lessee to fully comply with the requirements of
         Section 24.1 hereof shall not be subject to any cure period;

                  (e) any representation or warranty made by the Lessee in any of the Operative Documents to which it is a party shall prove to have been inaccurate in any respect at the time made, except for such inaccuracies and misstatements which are not material, and if such inaccuracy can be cured, it shall not have been cured within forty-five
         (45) days after the earlier of (i) delivery to the Lessee of written notice thereof from the Lessor or (ii) a Responsible Employee of the Lessee shall have knowledge of such inaccuracy;

               (f) a Construction Agency Event of Default shall have occurred and be continuing;

               (g) the Lessee shall (i) admit in writing its inability to pay its debts generally as they become due, (ii) file a petition under the United States bankruptcy laws or any other applicable insolvency law or statute of the United States of America or any State or Commonwealth thereof, (iii) make a general assignment for the benefit of its creditors, (iv) consent to the appointment of a receiver of itself or the whole or any substantial part of its property, (v) fail to cause the discharge of any custodian, trustee or receiver appointed for the Lessee, or the whole or a substantial part of its property within sixty
         (60) days after such appointment, or (vi) file a petition or answer seeking or consenting to reorganization under the United States bankruptcy laws or any other applicable insolvency law or statute of the United States of America or any State or Commonwealth thereof;

               (h) insolvency proceedings or a petition under the United States bankruptcy laws or any other applicable insolvency law or statute of the United States of America or any State or Commonwealth thereof shall be filed against the Lessee and not dismissed within sixty (60) days from the date of its filing, or a court of competent jurisdiction shall enter an order or decree appointing, without the consent of the Lessee, a receiver of the Lessee or the whole or a substantial part of any of its property and such order or decree shall not be vacated or set aside within ninety (90) days from the date of the entry thereof;

               (i) any Lien granted under any Operative Document shall, in whole or in part, terminate, cease to be effective against, or cease to be the legal, valid, binding and enforceable obligation of, the Lessee;

               (j) the Lessee shall directly or indirectly contest the validity of any Operative Document in any manner in any court of competent jurisdiction or any lien granted by any Operative Document, or shall repudiate, or purport to discontinue or terminate, the Construction Agency Agreement, or the Construction Agency Agreement shall cease to be a legal, valid and binding obligation or shall cease to be in full force and effect for any reason;

               (k) the Lessee fails to comply with the provisions of Section 4.4; or

               (l) the Lessee shall fail to satisfy any of its obligations under the Pledge Agreement within the applicable grace period provided therefor, if any, for which the exclusive remedy for such Event of Default is provided in Section 20.2(m).

         20.2. Remedies. Upon the occurrence of any Event of Default and at any time thereafter, the Lessor may, so long as such Event of Default is continuing, do one or more of the following as the Lessor in its sole discretion shall determine, without limiting any other right or remedy the Lessor may have on account of such Event of Default:

               (a) The Lessor may, by notice to the Lessee, rescind or terminate this Lease as of the date specified in such notice; however, (i) no reletting, reentry or taking of possession of the Property (or any portion thereof) by the Lessor will be construed as an election on the Lessor's part to terminate this Lease unless a written notice of such intention is given to the Lessee, (ii) notwithstanding any reletting, reentry or taking of possession, the Lessor may at any time thereafter elect to terminate this Lease for a continuing Event of Default and
         (iii) no act or thing done by the Lessor or any of its agents, representatives or employees and no agreement accepting a surrender of the Property shall be valid unless the same be made in writing and executed by the Lessor.

               (b) The Lessor may (i) demand that the Lessee, and the Lessee shall upon the written demand of the Lessor, return the Property promptly to the Lessor in the manner and condition required by, and otherwise in accordance with all of the provisions of, Articles XI and XIII and Section 12.3 hereof as if the Property were being returned at the end of the Term, and the Lessor shall not be liable for the reimbursement of the Lessee for any costs and expenses incurred by the Lessee in connection therewith and (ii) without prejudice to any other remedy which the Lessor may have for possession of the Property, and to the extent and in the manner permitted by Applicable Law, enter upon the Property and take immediate possession of (to the exclusion of the Lessee) the Property or any part thereof and expel or remove the Lessee and any other Person who may be occupying the Property, by summary proceedings or otherwise, all without liability to the Lessee for or by reason of such entry or taking of possession, whether for the restoration of damage to property caused by such taking or otherwise and, in addition to the Lessor's other damages, the Lessee shall be responsible for all costs and expenses incurred by the Lessor in connection with any reletting, including, without limitation, reasonable brokers' fees and all costs of any alterations or repairs made by the Lessor.

               (c) Subject to the limitation on recovery set forth in Section
         5.4 of the Construction Agency Agreement, the Lessor may (i) to the fullest extent permitted by Applicable Law sell all or any part of the Property at public sale free and clear of any rights of the Lessee and without any duty to account to the Lessee with respect to such action or inaction or any proceeds (except that Net Proceeds are payable to and shall be paid to the Lessee) with respect thereto (except to the extent required by clause (ii) below if the Lessor shall elect to exercise its rights thereunder) in which event the Lessee's obligation to pay Capitalized Interest or Basic Rent hereunder for periods commencing after the date of such sale shall be terminated or proportionately reduced, as the case may be; and (ii) if the Lessor shall so elect, demand that the Lessee pay to the Lessor, and the Lessee shall pay to the Lessor, on the date of such sale, as liquidated damages for loss of a bargain and not as a penalty (the parties agreeing that the Lessor's actual damages would be difficult to predict, but the aforementioned liquidated damages represent a reasonable approximation of such amount) (in lieu of Capitalized Interest or Basic Rent due for periods commencing on or after the Payment Date coinciding with such date of sale (or, if the sale date is not a Payment Date, the Payment Date next preceding the date of such sale)), an amount equal to (A) the excess, if any, of (1) the Lease Balance calculated as of such Payment Date (including all Rent due and unpaid to and including such Payment Date and), over (2) the net proceeds of such sale (that is, after deducting all costs and expenses incurred by the Lessor incident to such conveyance, including, without limitation, repossession costs, brokerage commissions, prorations, transfer taxes, fees and expenses for counsel, title insurance fees, survey costs, recording fees, and any repair costs); plus (B) interest at the

         Overdue Rate on the foregoing amount from such Payment Date until the date of payment.

               (d) The Lessor may, at its option, elect not to terminate this Lease and continue to collect all Capitalized Interest, Basic Rent, Supplemental Rent, and all other amounts due the Lessor (together with all costs of collection) and enforce the Lessee's obligations under this Lease as and when the same become due, or are to be performed, and at the option of the Lessor, upon any abandonment of any or all of the Property by the Lessee or re-entry of same by the Lessor, the Lessor may, in its sole and absolute discretion, elect not to terminate this Lease and may make the necessary repairs in order to relet the Property, and relet the Property or any part thereof for such term or terms (which may be for a long term extending beyond the Term of this Lease) and at such rental or rentals and upon such other terms and conditions as the Lessor in its reasonable discretion may deem advisable; and upon each such reletting all rentals actually received by the Lessor from such reletting shall be applied to the Lessee's obligations hereunder and the other Operative Documents in such order, proportion and priority as the Lessor may elect in the Lessor's sole and absolute discretion. If such rentals received from such reletting during any period are less than the Rent with respect to such Property to be paid during that period by the Lessee hereunder, the Lessee shall pay any deficiency, as calculated by the Lessor, to the Lessor on the next Payment Date.

               (e) Unless the Property has been sold in its entirety, the Lessor may, whether or not the Lessor shall have exercised or shall thereafter at any time exercise any of its rights under paragraph (b), (c) or (d) of this Section 20.2 with respect to the Property or portions thereof, demand, by written notice to the Lessee specifying a date (a "Termination Date") not earlier than 10 days after the date of such notice, that the Lessee purchase, on such Termination Date, the Property (or the remaining portion thereof) in accordance with the provisions of Article XXII; provided, however, that no such written notice shall be required upon the occurrence of any Event of Default in clause (g) or (h) of Section 20.1.

               (f) Subject to the limitation on recovery set forth in Section
         5.4 of the Construction Agency Agreement, the Lessor may exercise any other right or remedy that may be available to it under Applicable Law, or proceed by appropriate court action (legal or equitable) to enforce the terms hereof or to recover damages for the breach hereof. Separate suits may be brought to collect any such damages for any period(s), and such suits shall not in any manner prejudice the Lessor's right to collect any such damages for any subsequent period(s), or the Lessor may defer any such suit until after the expiration of the Term, in which event such suit shall be deemed not to have accrued until the expiration of the Term.

               (g) The Lessor may retain and apply against the Lessor's damages all sums which the Lessor would, absent such Event of Default, be required to pay to, or turn over to, the Lessee pursuant to the terms of this Lease.

               (h) If an Event of Default shall have occurred and be continuing, the Lessor, as a matter of right and without notice to the Lessee, and without regard to the value of the Property or the solvency of the Lessee, shall have the right to apply to any court having jurisdiction to appoint a receiver or receivers of any or all of the Property, and the Lessee hereby irrevocably consents to any such appointment. Any such receiver(s) shall have all of the usual powers and duties of receivers in like or similar cases and all of the powers and duties of the Lessor in case of entry, and shall continue as such and exercise such powers until the date of confirmation of the sale of the Property unless such receivership is sooner terminated.

               (i) To the maximum extent permitted by law, the Lessee hereby waives the benefit of any appraisement, valuation, stay, extension, reinstatement and redemption laws now or hereafter in force and all rights of marshalling in the event of any sale of any or all of the Property or any interest therein.

               (j) The Lessor shall be entitled to enforce payment of the indebtedness and performance of the obligations secured hereby and to exercise all rights and powers under this instrument or under any of the other Operative Documents or other agreement or any laws now or hereafter in force, notwithstanding some or all of the obligations secured hereby may now or hereafter be otherwise secured, whether by mortgage, security agreement, pledge, lien, assignment or otherwise. Neither the acceptance of this instrument nor its enforcement, shall prejudice or in any manner affect the Lessor's right to realize upon or enforce any other security now or hereafter held by the Lessor, it being agreed that the Lessor shall be entitled to enforce this instrument and any other security now or hereafter held by the Lessor in such order and manner as the Lessor may determine in its absolute discretion. No remedy herein conferred upon or reserved to the Lessor is intended to be exclusive of any other remedy herein or by law provided or permitted, but each shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute. Every power or remedy given by any of the Operative Documents to the Lessor or to which it may otherwise be entitled, may be exercised, concurrently or independently, from time to time and as often as may be deemed expedient by the Lessor.

               (k) In no event shall the Lessor, in the exercise of the remedies provided in this instrument (including, without limitation, in connection with the assignment of rents to Lessor, or the appointment of a receiver and the entry of such receiver on to all or any part of the Property), be deemed a "mortgagee in possession," and the Lessor shall not in any way be made liable for any act, either of commission or omission, in connection with the exercise of such remedies.

               (l) An action of mortgage foreclosure as now provided or hereafter prescribed by law, may forthwith be commenced and prosecuted to judgment, execution and sale, for the collection of the whole amount of the Lease Balance, together with all fees, costs and expenses of such proceedings, including a reasonable attorney's commission. All errors in such proceedings, together with any stays of or exemptions from execution, or extensions of time of payment, which may be given by any Applicable Law now in force, or which may be enacted hereafter, are hereby forever waived and released.

               (m) The Lessor may exercise any and all rights under the Pledge Agreement against the collateral pledged thereunder.

If, pursuant to the exercise by the Lessor of its remedies pursuant to this
Section 20.2, the Lease Balance, all other amounts due and owing from the Lessee under this Lease and the other Operative Documents have been paid in full, then the Lessor shall remit to the Lessee any excess amounts received by the Lessor.

         20.3. Waiver of Certain Rights. If this Lease shall be terminated pursuant to Section 20.2, the Lessee waives, to the fullest extent permitted by law, (a) any notice of re-entry or the institution of legal proceedings to obtain re-entry or possession; (b) any right of redemption, re-entry or repossession; (c) the benefit of any laws now or hereafter in force exempting property from liability for rent or for debt or limiting the Lessor with respect to the election of remedies; and (d) any other rights which might otherwise limit or modify any of the Lessor's rights or remedies under this Article XX.

         20.4. Excess Proceeds; Return of Property. If, pursuant to the exercise by the Lessor of its remedies pursuant to Section 20.2, an amount equal to the Lease Balance for the Property plus all other amounts due and owing from the Lessee under this Lease and the other Operative Documents (including all accrued and unpaid Basic Rent and all Supplemental Rent then due and owing) shall have been paid in full in cash, then the lessor shall promptly remit to the Lessee any excess amounts received by the Lessor and, at the sole cost and expense of the Lessee, transfer to the Lessee (or its designee) all of the Lessor's remaining right, title and interest in the Property (if any) in accordance with
Section 25.1(a) hereof.

         20.5. Lessee's Purchase Option During Event of Default. Notwithstanding anything to the contrary contained in this Article XX, upon any Event of Default and during its continuance, Lessee may exercise its Purchase Option in accordance with Section 22.1 upon written notice to the Lessor within ten (10) days of the occurrence of such Event of Default, such purchase to occur within
(30) days of the occurrence of the exercise of such Purchase

Option. The exercise of such Purchase Option shall, subject to the occurrence of such sale within such thirty (30) day period, be deemed to have cured such Event of Default; provided, however, that nothing contained in this Section 20.5 shall preclude the Lessor from exercising the remedy provided in Section 20.2(m) upon the occurrence and during the continuance of an Event of Default regardless of the Lessee's election to exercise its Purchase Option pursuant to this Section 20.5.


                                   ARTICLE XXI
                         TRANSFERS OF LESSOR'S INTERESTS

         21.1. Assignments. Upon ten (10) days' written notice to the Lessee, all or any part of the interest of the Lessor in, to or under this Agreement, the other Operative Documents or the Property may be assigned or transferred by the Lessor at any time to any assignee or transferee, including any Affiliate of the Lessor; provided, however, that such assignee or transferee is (i) a commercial bank, savings and loan association, savings bank, pension plan, depository institution, insurance company, branch or agency of a foreign bank or other similar financial institution, in each case, having a minimum capital and surplus of $10,000,000 or (ii) an Affiliate of any institution described in clause (i) and the obligations of such assignee or transferee hereunder are guaranteed by such institution.

         Any assignment by the Lessor of its rights under this Lease to an entity organized under the laws of a jurisdiction other than the United States of America or a political subdivision thereof (any such entity, a "Foreign Transferee") shall not be effective unless the Foreign Transferee provides the Lessee with evidence satisfactory to the Lessee that the Foreign Transferee is entitled to receive payments under this Agreement without deduction or withholding of United States federal income tax or United States backup withholding tax. From and after any transfer effected in accordance with this
Section 21.1, the Lessor making such transfer shall be released, to the extent of the obligations assumed by the Transferee, from its liability hereunder and under the other Operative Documents to which it is or will be a party in respect of obligations to be performed on or after the date of such transfer. Upon any transfer by Lessor in accordance with this Section 21.1, the Transferee shall be deemed the "Lessor" for all purposes of the Operative Documents, shall have all rights and obligations under such Operative Documents, from the date of the transfer and, each reference herein to the Lessor making such transfer shall thereafter be deemed a reference to such Transferee for all purposes, except as provided in the preceding sentence; provided that in no event shall the obligations of the Lessee be increased or the Lessee's rights decreased.

         21.2. Participations. Upon ten (10) days' written notice to the Lessee, the Lessor may without the consent of the Lessee sell participations to one or more commercial banks or branches or agencies of foreign banks or their Affiliates (such banks and such Affiliates are hereinafter referred to, collectively, as "Participants") in all or a portion of its rights and obligations under this Lease, the other Operative Documents or the Property (including, without limitation, all or a portion of the Rent owing to it); provided, however, that (i) the Lessor's obligations under this Lease and the other Operative Documents to which it is a party shall remain unchanged, (ii) the Lessor shall remain solely responsible to the Lessee for the performance of such obligations, (iii) the Participant, but not the Lessor to the extent it has assigned its interest hereunder, shall be entitled to the cost protection and tax indemnification provisions contained in this Lease (provided that no Participant shall be entitled to receive any greater amount pursuant to such provisions than the Lessor would have been entitled to receive in respect of the amount of the participation transferred by the Lessor to such Participant had not such transfer occurred), (iv) the Lessee shall continue to deal solely and directly with the Lessor in connection with the Lessor's rights and obligations under this Lease and the other Operative Documents to which it is a party and in connection with the cost protection and tax indemnification provisions of this Lease and the other applicable and Operative Documents to which any Participant is entitled pursuant to this Section 21.2, and (v) the Lessor shall retain the sole right and responsibility to enforce the obligations of the Lessee relating to this Lease, the Lease and the other Operative Documents.



                                  ARTICLE XXII
                               PURCHASE PROVISIONS

         22.1. Purchase Option. Provided that the Lessee shall not have given notice of its intention to exercise the Remarketing Option, the Lessee shall have the option (exercisable by giving the Lessor irrevocable written notice (the "Purchase Notice") of the Lessee's election to exercise such option) to purchase the Property on the date specified in such Purchase Notice at a price equal to the Lease Balance theretofore accruing (the "Purchase Option Price"). The Lessee may deliver the Purchase Notice to the Lessor not less than three hundred sixty (360) days prior to such purchase. If the Lessee exercises or is deemed to have exercised its option to purchase the Property pursuant to this
Section 22.1 (the "Purchase Option"), the Lessor shall transfer to the Lessee or its designee all of the Lessor's right, title and interest in and to the Property as of the date specified in the Purchase Notice upon receipt of the Purchase Option Price in accordance with Section 25.1(a). The Lessee may designate, in a notice given to the Lessor not less than three (3) Business Days prior to the closing of such purchase (time being of the essence), the transferee or transferees to whom the conveyance shall be made (if other than to the Lessee), in which case such conveyance shall (subject to the terms and conditions set forth herein) be made to such designee; provided, however, that such designation of a transferee or transferees shall not cause the Lessee to be released, fully or partially, from any of its obligations under this Lease, including, without limitation, the obligation to pay the Lessor the Lease Balance on such Expiration Date.

                                  ARTICLE XXIII
                                 RENEWAL OPTIONS

         23.1. Renewal Options. So long as no Lease Event of Default has occurred and is continuing, with the consent of the Lessor, the Lessee may extend and renew the Term, beyond the initial Term for two additional periods of one (1) year each as if the Term was continuing the ("Renewal Period"). Lessee shall give Lessor notice of its intention to exercise a renewal option ("Renewal Option") no less than three hundred sixty (360) days prior to the Expiration Date; provided, however, that the Renewal Option may not be exercised if the Lessee has exercised the Remarketing Option. In no event shall any Renewal Period extend beyond the date seven (7) years from the Base Date.


                                  ARTICLE XXIV
                               REMARKETING OPTION

         24.1. Option to Remarket. Subject to the fulfillment of each of the conditions set forth in this Section 24.1, the Lessee shall have the option (the "Remarketing Option") to market and complete the sale of the Property for the Lessor.

         The Lessee's effective exercise and consummation of the Remarketing Option shall be subject to the due and timely fulfillment of each of the following provisions as to the Property as of the dates set forth below.

               (a) Not later than six months prior to the Expiration Date, the Lessee shall give to the Lessor written notice of the Lessee's exercise of the Remarketing Option, which exercise shall be irrevocable. Failure of the Lessee to timely provide such notice or the notice exercising the Renewal Option pursuant to Section 23.1 shall be deemed to be an election by the Lessee of its Purchase Option under Section 22.1.

               (b) Not later than one hundred twenty (120) days prior to Expiration Date, the Lessee shall deliver to the Lessor an Environmental Audit for the Property. Such Environmental Audit shall be prepared by an environmental consultant selected by the Lessor in the Lessor's reasonable discretion and shall contain conclusions reasonably satisfactory to the Lessor as to the environmental status of the Property. If any such Environmental Audit indicates any exceptions, the Lessee shall have also delivered a Phase Two environmental assessment by such environmental consultant prior to the Expiration Date showing the completion of the remedying of such exceptions in compliance with Applicable Law.

               (c) On the date of the Lessee's notice to the Lessor of the Lessee's exercise of the Remarketing Option, no Event of Default or Default shall exist, and thereafter, no Event of Default or Default shall exist.

               (d) All of the Improvements shall have been constructed in accordance with the Plans and Specifications. The Lessee shall have completed in all respects all Modifications, restoration and rebuilding of the Property pursuant to Sections 14.1 and 18.1 (as the case may be), and shall have fulfilled in all respects all of the conditions and requirements in connection therewith pursuant to said Sections, in each case by the date on which the Lessor receives the Lessee's notice of the Lessee's exercise of the Remarketing Option (time being of the essence), regardless of whether the same shall be within the Lessee's control. The Lessee shall have also paid the cost of all Modifications commenced prior to the Expiration Date. The Lessee shall not have been excused pursuant to Section 16.1 from complying with any Applicable Law that involved the extension of the ultimate imposition of such Applicable Law beyond the last day of the Term. Any Permitted Liens (other than Lessor Liens) on the Property that were contested by the Lessee shall have been removed.

               (e) During the Marketing Period, the Lessee shall, as nonexclusive agent for the Lessor, use best efforts to sell the Lessor's interest in the Property and will attempt to obtain the highest purchase price therefor and for not less than the Fair Market Sales Value of all of the Property. The Lessee will be responsible for hiring brokers and making the Property available for inspection by prospective purchasers. The Lessee shall promptly upon request permit inspection of the Property and any maintenance records relating to the Property by the Lessor and any potential purchasers, and shall otherwise do all things necessary to sell and deliver possession of the Property to any purchaser. All such marketing of the Property shall be at the Lessee's sole expense. The Lessee shall allow the Lessor and any potential qualified purchaser reasonable access to the Property for the purpose of inspecting the same.

               (f) The Lessee shall submit all bids to the Lessor, and the Lessor will have the right to submit any one or more bids. The Lessee shall deliver to the Lessor, not less than ninety (90) days prior to the Expiration Date, binding written unconditional (except as set forth below), irrevocable offer or offers by such purchaser or purchasers offering the highest bid to purchase the Property. No such purchaser shall be the Lessee or an Affiliate of the Lessee. The written offer must specify the Expiration Date as the closing date unless the Lessor shall otherwise agree in its sole discretion. Any sale by the Lessee shall be for the highest cash bid submitted to the Lessor. The determination of the highest bid shall be made by the Lessor prior to the end of the Marketing Period, but in any event, the Lessor shall have no obligation to approve any bid unless such bid for the Property equals or exceeds the Lease Balance determined as of the Expiration Date less the Contingent Rental Adjustment payment made by the

         Lessee to the Lessor pursuant to Section 24.1(i). All bids shall be on an all-cash basis unless the Lessor shall otherwise agree in its sole discretion.

               (g) In connection with any such sale of the Property, the Lessee will provide to the purchaser all customary "seller's" indemnities, representations and warranties regarding absence of Liens (except Lessor Liens) and the condition of such Property, including, without limitation, an environmental indemnity to the extent the same are required by the Purchaser. The Lessee shall have obtained, at its cost and expense, all required governmental and regulatory consents and approvals and shall have made all filings as required by Applicable Law in order to carry out and complete the transfer of the Property. As to the Lessor, any such sale shall be made on an "as is, with all faults" basis without representation or warranty by the Lessor other than the absence of Lessor Liens. Any agreement as to such sale shall be made subject to the Lessor's rights hereunder.

               (h) The Lessee shall pay directly, and not from the sale proceeds, all prorations, credits, costs and expenses of the sale of the Property, whether incurred by the Lessor or the Lessee, including without limitation, the cost of all title insurance, surveys, environmental reports, appraisals, transfer taxes, the Lessor's reasonable attorneys' fees, the Lessee's attorneys' fees, commissions, escrow fees, recording fees, and all applicable documentary and other transfer taxes.

               (i) The Lessee shall pay to the Lessor on or prior to the Expiration Date (or to such other Person as the Lessor shall notify the Lessee in writing) an amount equal to the Contingent Rental Adjustment, plus all Basic Rent and all other amounts hereunder which have accrued or will accrue prior to or as of the Expiration Date, in the type of funds specified in Section 7.5 hereof.

               (j) The Lessee shall pay to the Lessor on or prior to the Expiration Date the amounts, if any, required to be paid pursuant to
         Section 26.2 hereof.

               (k) If the Lessor approves any bid for the Property, the purchase of the Property shall be consummated on or before the Expiration Date and the gross proceeds (the "Gross Proceeds") of the sale of the Property, less the documented expenses incurred by the Lessee under clause (h) shall be paid directly to the Lessor; provided, however, that if the sum of (x) the remaining Gross Proceeds from such sale plus
         (y) the Contingent Rental Adjustment received by the Lessor pursuant to clause (i) plus (z) amounts received by the Lessor pursuant to Section
         26.2 hereof exceeds the Lease Balance for such Property as of such date, then the excess shall be paid to the Lessee on such Expiration Date.

         If one or more of the foregoing provisions shall not be fulfilled as of the date set forth above with respect to the Property, then the Lessor shall declare by written notice to the Lessee the Remarketing Option to be null and void (whether or not it has been theretofore exercised by the Lessee), in which event all of the Lessee's rights under this Section 24.1 shall immediately terminate and the Lessee shall be obligated to purchase the Property pursuant to
Section 22.1 on the Expiration Date.

         If the Lessee effectively elects the Remarketing Option and no sale of the Property is consummated prior to the end of the Marketing Period, the Lessee shall, in addition to making the payment required pursuant to Section 24.1(i) above, return the Property to the Lessor (or to any other Person specified by the Lessor). In connection with any such return of the Property, the Lessee shall, at its own cost and expense, do each of the following:

               (i) the Lessee shall, on or prior to the Expiration Date, execute and deliver to the Lessor (or to the Lessor's designee) (A) a deed with respect to such Property or Properties containing representations and warranties of grantor to the Lessor (or such other Person) regarding the absence of Liens (other than Permitted Liens of the type described in clause (i), (viii) or (x) of the definition of "Permitted Liens"), (B) a bill of sale with respect to any Equipment then located on the Property and (C) an assignment of the Lessee's entire interest in the Property (which shall include an assignment of all of the Lessee's right, title and interest in and to any Net Proceeds with respect to the Property not previously received by the Lessee and an assignment of leases of the Property), in each case in recordable form and otherwise in conformity with local custom and free and clear of any Liens attributable to the Lessee;

               (ii) the Lessee shall execute and deliver to Lessor and the Lessor's title insurance company an affidavit as to the absence of any Liens (other than Permitted Liens of the type described in clause (i), (viii) or (x)), and shall execute and deliver to the Lessor a statement of termination of this Lease to the extent relating to the Property;

               (iii) the Lessee shall, on the Expiration Date, transfer possession of the Property to the Lessor or any Person designated by the Lessor, by surrendering the same into the possession of the Lessor or such Person, as the case may be, in the condition required by this
         Section 24.1 and in compliance with Applicable Law; and

               (iv) the Lessee shall, for a period of up to one year after the Expiration Date, cooperate reasonably with the Lessor and/or any Person designated by the Lessor to receive the Property, which cooperation shall include reasonable efforts with respect to the following, all of which the Lessee shall do on or before the Expiration Date for the Property or as soon thereafter as is reasonably practicable: providing copies of all books and records regarding the maintenance and ownership of the Property and all know-how, data and technical information relating thereto, providing a current copy of the Plans and Specifications, granting or assigning all assignable licenses necessary for the operation and maintenance of the Property and cooperating reasonably in seeking and obtaining all necessary Governmental Action. The obligations of the Lessee under this paragraph shall survive the expiration or termination of this Lease.

         Except as expressly set forth herein, the Lessee shall have no right, power or authority to bind the Lessor in connection with any proposed sale of the Property.

         24.2. Certain Obligations Continue. During the Marketing Period, the obligation of the Lessee to pay Rent shall continue undiminished until payment in full to the Lessor of the Contingent Rental Adjustment and all other amounts due to the Lessor with respect to the Property under the Operative Documents to which the Lessee is a party. The Lessor shall have the right, but shall be under no duty, to solicit bids, to inquire into the efforts of the Lessee to obtain bids or otherwise to take action in connection with any such sale, other than as expressly provided in this Article XXIV.


                                   ARTICLE XXV
                 PROCEDURES RELATING TO PURCHASE OR REMARKETING

         25.1. Provisions Relating to the Exercise of Purchase Option and Conveyance Upon Remarketing and Conveyance Upon Certain Other Events.

               (a) In connection with the Lessee's exercise of its Purchase Option, upon the Expiration Date, or in connection with a purchase of the Property under Article XIX or Section 20.2(e) hereof or the payment of all amounts due under Sections 5.4 or 5.5 of the Construction Agency Agreement and upon tender by the Lessee of the amounts set forth in
         Article XIX, Sections 20.2(e), or 22.1 hereof or Sections 5.4 or 5.5 of the Construction Agency Agreement, as applicable:

                   (i) the Lessor shall execute and deliver to the Lessee (or to the Lessee's designee) at the Lessee's cost and expense a special warranty deed with respect to the Property, a special warranty bill of sale with respect to the Equipment and an assignment of the Lessor's entire interest in the Property (which shall include an assignment of all of the Lessor's right, title and interest in and to any Net Proceeds not previously received by the Lessor, an assignment of leases of the Property and any security deposits collected by the Lessor, in each case in recordable form and otherwise in conformity with local custom and free and clear of the Lien of the Memorandum of Lease and any Lessor Liens;

                   (ii) the Property shall be conveyed to the Lessee "AS IS" and in its then present physical condition; and

                   (iii) the Lessor shall, at the Lessee's sole cost and
                expense, execute and deliver to Lessee and the Lessee's title insurance company an affidavit as to the Lessor's title and the absence of Lessor Liens attributable to the Lessor, and shall, at the Lessee's sole cost and expense, execute and deliver to Lessee a statement of termination of this Lease and the Construction Agency Agreement, releases of any Liens created by the Operative Documents attributable to the Lessor, and termination statements for any financing statements which are then of record naming the Lessor as the secured party.

                (b) If the Lessee properly exercises the Remarketing Option, then the Lessee shall, on the Expiration Date, and at its own cost, transfer possession of the Property to the independent purchaser(s) thereof, in each case by surrendering the same into the possession of the Lessor or such purchaser(s), as the case may be, free and clear of all Liens other than Lessor Liens, in good condition (as modified by Modifications permitted by this Lease), ordinary wear and tear excepted, and in compliance with Applicable Law. The Lessee shall, on and within a reasonable time before and up to one year after the Expiration Date, cooperate reasonably with the Lessor and the independent purchaser(s) of the Property in order to facilitate the purchase by such purchaser(s) of the Property, which cooperation shall include the following, all of which the Lessee shall do on or before the Expiration Date or as soon thereafter as is reasonably practicable: providing all books and records regarding the maintenance and ownership of the Property and all know-how, data and technical information relating thereto, providing a current copy of the Plans and Specifications for the Property, granting or assigning all licenses necessary for the operation and maintenance of the Property and cooperating reasonably in seeking and obtaining all necessary Governmental Action. The obligations of the Lessee under this paragraph shall survive the expiration or termination of this Lease.


                                  ARTICLE XXVI
                                 INDEMNIFICATION

         26.1. General Indemnification. The Lessee agrees, whether or not any of the transactions contemplated hereby shall be consummated, to assume liability for, and to indemnify, protect, defend, save and keep harmless each Indemnitee, on an After Tax Basis, from and against, any and all Claims arising during the Term or thereafter that may be imposed on, incurred by or asserted against such Indemnitee (whether because of action or omission by such Indemnitee or otherwise), whether or not such Indemnitee shall also be indemnified as to any such Claim by any other Person and whether or not such Claim arises or accrues prior to the Documentation Date or after the Expiration Date, in any way relating to or arising out of:

                (a) any of the Operative Documents or any of the transactions contemplated thereby, and any amendment, modification or waiver in respect thereof;

                (b) the Property or any part thereof or interest therein;

                (c) the purchase, design, construction, preparation, installation, inspection, delivery, non-delivery, acceptance, rejection, ownership, management, possession, operation, rental, lease, sublease, repossession, maintenance, repair, alteration, modification, addition or substitution, storage, transfer of title, redelivery, use, financing, refinancing, operation, condition, sale (including, without limitation, any sale pursuant to any provision hereof), return or other disposition of all or any part or any interest in the Property during the Term or in connection with the exercise of remedies under the Lease or the imposition of any Lien, (or incurring of any liability to refund or pay over any amount as a result of any Lien) or return, including, without limitation: (1) Claims or penalties arising from any violation of law or in tort (strict liability or otherwise), (2) latent or other defects, whether or not discoverable, (3) any Claim based upon a violation or alleged violation of the terms of any restriction, easement, condition or covenant or other matter affecting title to the Property, (4) the making of any Modifications in violation of any standards imposed by any insurance policies required to be maintained by the Lessee pursuant to this Lease which are in effect at any time with respect to the Property or any part thereof, (5) any Claim for patent, trademark or copyright infringement, and (6) Claims arising from any public improvements with respect to the Property resulting in any change or special assessments being levied against the Property or any plans to widen, modify or realign any street or highway adjacent to the Property, or any Claim for utility "tap-in" fees;

                (d) the breach by the Lessee of any covenant, representation or warranty made by it or deemed made by it in any Operative Document or any certificate required to be delivered by any Operative Document;

                (e) the retaining or employment of any broker, finder or financial advisor by the Lessee to act on its behalf in connection with the transactions contemplated hereby;

                (f) the existence of any Lien on or with respect to the Property, the Improvements, any Capitalized Interest or Basic Rent or Supplemental Rent, title thereto, or any interest therein including any Liens which arise out of the possession, use, occupancy, construction, repair or rebuilding of the Property or by reason of labor or materials furnished or claimed to have been furnished to the Lessee, or any of its contractors or agents or by reason of the financing of any personalty or equipment purchased or leased by the Lessee or Modifications constructed by the Lessee, except Lessor Liens and Liens in favor of the Lessor; or

                (g) subject to the accuracy of Lessor's representation set forth in Section 6.1(a), the transactions contemplated by this Lease or by any other Operative Document, in respect of the application of Parts 4 and 5 of Subtitle B of Title I of ERISA and any prohibited transaction described in Section 4975(c) of the Code;

provided, however, the Lessee shall not be required to indemnify any Indemnitee under this Section 26.1 for any of the following: (1) any Claim to the extent resulting from the willful misconduct or gross negligence of such Indemnitee (it being understood that the Lessee shall be required to indemnify an Indemnitee even if the ordinary (but not gross) negligence of such Indemnitee caused or contributed to such Claim) or the breach of any representation, warranty or covenant of such Indemnitee set forth in any Operative Document, (2) any Claim resulting from Lessor Liens, (3) any Claim to the extent attributable to acts or events occurring after the expiration of the Term or the return or remarketing of the Property so long as the Lessor is not exercising remedies against the Lessee in respect of the Operative Documents, and (4) any Claim arising from a breach or alleged breach by the Lessor of any agreement entered into in connection with the assignment or participation of Rent. It is expressly understood and agreed that the indemnity provided for herein shall survive the expiration or termination of and shall be separate and independent from any remedy under this Lease or any other Operative Document. Without limiting the express rights of any Indemnitee under this Section 26.1, this Section 26.1 shall be construed as an indemnity only and not a guaranty of residual value of the Property.

         26.2.  End of Term Indemnity.

                (a) If the Lessee elects the Remarketing Option and there would, after giving effect, to the proposed remarketing transactions, be a Shortfall Amount, then prior to the Expiration Date and as a condition to the Lessee's right to complete the remarketing of the Property pursuant to Section 24.1, the Lessee shall cause to be delivered to the Lessor at least 60 days prior to the Expiration Date, at the Lessee's sole cost and expense, a report from an appraiser selected by the Lessor and reasonably satisfactory to the Lessee in form and substance satisfactory to the Lessor (the "End of the Term Report") which shall state the appraiser's conclusions as to the reason for any decline in the Fair Market Sales Value of the Property from that anticipated for such date in the Appraisal delivered on the Closing Date.

                (b) If the Lessee elects the Remarketing Option, then on or prior to the Expiration Date the Lessee shall pay to the Lessor an amount (not to exceed the Shortfall Amount) equal to the portion of the Shortfall Amount that the End of the Term

         Report demonstrates was the result of a decline in the Fair Market Sales Value of the Property due to

                          (i) extraordinary use, failure to maintain, to repair,
                to restore, to rebuild or to replace, failure to comply with all applicable laws, failure to use, workmanship, method of installation or removal or maintenance, repair, rebuilding or replacement, (excepting in each case ordinary wear and tear), or

                          (ii) any change to the Plans and Specifications as
                submitted to the appraiser for the Appraisal after the Documentation Date, or any Modification made to, or any rebuilding of, the Property or any part thereof by the Lessee other than as contemplated by the Plans and Specifications, or

                          (iii) the existence of any Hazardous Activity,
                Hazardous Substance or Environmental Violations, or

                          (iv) any restoration or rebuilding carried out by the
                Lessee other than as contemplated by the Plans and Specifications, or

                          (v) any condemnation of any portion of the Property
                pursuant to Article XVIII, or

                          (vi) any use of the Property or any part thereof by
                the Lessee other than as set forth in the Plans and Specifications, or

                          (vii) any grant, release, dedication, transfer,
                annexation or amendment made pursuant to Section 15.2, or

                          (viii) the failure of the Lessor to have title to the
                Property free and clear of all Liens (excluding Permitted Liens), or

                          (ix) the existence of any sublease relating to the
                Property that shall survive the Expiration Date.

         26.3. Environmental Indemnity. Without limitation of the other provisions of this Article XXVI, the Lessee hereby agrees to indemnify, hold harmless and defend each Indemnitee from and against any and all claims (including without limitation third party claims for personal injury or real or personal property damage), losses (including but not limited to, to the extent the Lease Balance has not been fully paid, any loss of value of the Property), damages, liabilities, fines, penalties, charges, administrative and judicial proceedings (including informal proceedings) and orders, judgments, remedial action under Environmental Laws, requirements, enforcement actions of any kind, and all reasonable and documented costs and expenses incurred in connection therewith (including but not limited to reasonable and documented attorneys' and/or paralegals' fees and expenses), including, but not limited to, all costs incurred in connection with any investigation or monitoring of site conditions or any clean-up, remedial, removal or restoration work by any federal, state or local government agency, arising in whole or in part, out of (i) the matters and arrangements contemplated by the Operative Documents and/or (ii) any one or more of the following:

                (a) the presence on or under the Property of any Hazardous Substance, or any releases or discharges of any Hazardous Substance, on, under, from or onto the Property,

                (b) any activity, including, without limitation, construction, carried on or undertaken on or off the Property, and whether by the Lessee or any predecessor in title or any employees, agents, contractors or subcontractors of the Lessee or any predecessor in title, or any other Persons (including such Indemnitee), in connection with the handling, treatment, removal, storage, decontamination, clean-up, transport or disposal of any Hazardous Substance that at any time are located or present on or under or that at any time migrate, flow, percolate, diffuse or in any way move onto or under the Property,

                (c) loss of or damage to any property or the environment (including, without limitation, clean-up costs, response costs, remediation and removal costs, cost of corrective action, costs of financial assurance, fines and penalties and natural resource damages), or death or injury to any Person, and all expenses associated with the protection of wildlife, aquatic species, vegetation, flora and fauna, and any mitigative action required by or under Environmental Laws,

                (d) any claim concerning lack of compliance of the Property with Environmental Laws, or any act or omission causing an environmental condition at the Property that requires remediation under Environmental Laws or would allow any Governmental Authority to record a Lien on the land records, or

                (e) any residual contamination on or under the Land, or affecting any natural resources, and to any contamination of any property or natural resources arising in connection with the generation, use, handling, storage, transport or disposal of any such Hazardous Substance, and irrespective of whether any of such activities were or will be undertaken in accordance with applicable laws, regulations, codes and ordinances;

provided, however, the Lessee shall not be required to indemnify any Indemnitee under this Section 26.3 for (1) any Claim to the extent resulting from the willful misconduct or gross negligence of such Indemnitee (it being understood that, unless the applicable Indemnitee was in possession of the Property and caused the Claim, the Lessee shall be required to indemnify an Indemnitee even if the ordinary (but not gross) negligence of such Indemnitee caused or contributed to such Claim) or (2) any Claim to the extent attributable to acts or events occurring after the expiration of the Term or the return or remarketing of the Property so long as the Lessor is not exercising remedies against the Lessee in respect of an Event of Default, or (3) any Claim which does not result from an action, suit or proceeding unless the Indemnitee provides the Lessee with written notice of the circumstances from which such claim arises and allows the Lessee a reasonable opportunity to address such circumstances as required by applicable Environmental Law in order to minimize any such Claim. It is expressly understood and agreed that the indemnity provided for herein shall survive the expiration or termination of and shall be separate and independent from any remedy under this Lease or any other Operative Document.

         So long as no Default has occurred and is continuing, the Lessee shall have the exclusive right to remediate and to control the remediation of the circumstances related to any such Claim in accordance with Section 18.2.

         26.4. Proceedings in Respect of Claims. With respect to any amount that the Lessee is requested by an Indemnitee to pay by reason of Section 26.1 or 26.3, such Indemnitee shall, if so requested by the Lessee and prior to any payment, submit such additional information to the Lessee as the Lessee may reasonably request and which is in the possession of such Indemnitee to substantiate properly the requested payment.

         In case any action, suit or proceeding shall be brought against any Indemnitee, such Indemnitee shall notify the Lessee of the commencement thereof, and the Lessee shall be entitled, at its expense, to participate in, and, to the extent that the Lessee desires to, assume and control the defense thereof; provided, however, that the Lessee shall have acknowledged in writing its obligation to fully indemnify such Indemnitee to the extent provided herein in respect of such action, suit or proceeding, and, the Lessee shall keep such Indemnitee fully apprised of the status of such action suit or proceeding and shall provide such Indemnitee with all information with respect to such action suit or proceeding as such Indemnitee shall reasonably request, and provided, further, that the Lessee shall not be entitled to assume and control the defense of any such action, suit or proceeding if and to the extent that, (A) in the reasonable opinion of such Indemnitee, (x) such action, suit or proceeding involves any risk of imposition of criminal liability or any risk of imposition of civil liability on such Indemnitee or will involve a risk of the imminent sale, forfeiture or loss of, or the creation of any Lien (other than a Permitted
Lien) on the Property or any part thereof unless, in the case of civil liability, the Lessee shall have posted a bond or other security satisfactory to the relevant Indemnitees in respect to such risk or (y) the control of such action, suit or proceeding would involve an actual or potential conflict of interest, (B) such proceeding involves Claims not fully indemnified by the Lessee which the Lessee and the Indemnitee have been unable to sever from the indemnified claim(s), or (C) an Event of Default has occurred and is continuing. The

Indemnitee may participate in a reasonable manner at its own expense and with its own counsel in any proceeding conducted by the Lessee in accordance with the foregoing. The Lessee shall not enter into any settlement or other compromise with respect to any Claim which is entitled to be indemnified under Section 26.1 or 26.3 without the prior written consent of the Indemnitee, which consent shall not be unreasonably withheld in the case of a money settlement not involving an admission of liability of such Indemnitee; provided, however, that in the event that such Indemnitee withholds consent to any settlement or other compromise, the Lessee shall not be required to indemnify such Indemnitee under Section 26.1 or 26.3 to the extent that the applicable Claim (x) is for legal fees and expenses incurred after the date of the proposed settlement or (y) results in a judgment in excess of such offered money settlement.

         Each Indemnitee shall at the expense of the Lessee supply the Lessee with such information and documents reasonably requested by the Lessee as are necessary or advisable for the Lessee to participate in any action, suit or proceeding to the extent permitted by Section 26.1 or 26.3. Unless an Event of Default shall have occurred and be continuing, no Indemnitee shall enter into any settlement or other compromise with respect to any Claim which is entitled to be indemnified under Section 26.1 or 26.3 without the prior written consent of the Lessee, which consent shall not be unreasonably withheld, unless such Indemnitee waives its right to be indemnified under Section 26.1 or 26.3 with respect to such Claim.

         Upon payment in full of any Claim by the Lessee pursuant to Section
26.1 or 26.3 to or on behalf of an Indemnitee, the Lessee, without any further action, shall be subrogated to any and all claims that such Indemnitee may have relating thereto (other than claims in respect of insurance policies maintained by such Indemnitee at its own expense), and such Indemnitee shall execute such instruments of assignment and conveyance, evidence of claims and payment and such other documents, instruments and agreements as may be necessary to preserve any such claims and otherwise cooperate with the Lessee and give such further assurances as are necessary or advisable to enable the Lessee vigorously to pursue such claims.

         Upon receipt by any Indemnitee of a repayment or reimbursement of all or any part of any Claim for which such Indemnitee has already received payment by the Lessee pursuant to Section 26.1 or 26.3, such Indemnitee shall pay to the Lessee, as promptly as practicable after the receipt thereof, the amount of such repayment or reimbursement plus any amount received by such Indemnitee as a component of such repayment of reimbursement representing interest in respect of such Claim. Section 26.5(c) shall be applicable to this provision. The Lessee shall reimburse the Indemnitee for any out of pocket costs and reasonable internal costs incurred in determining the amount of any tax savings required to be paid to the Lessee pursuant to Section 26.5(c).

         Any amount payable to an Indemnitee pursuant to Section 26.1 or 26.3 shall be paid to such Indemnitee promptly upon receipt of a written demand therefor from such Indemnitee, accompanied by a written statement describing in reasonable detail the basis for such indemnity and the computation of the amount so payable and, if requested by the Lessee, such determination shall be verified by a nationally recognized independent accounting firm mutually acceptable to the Lessee and the Indemnitee at the expense of the Lessee; provided, however, that if the Lessee has assumed the defense of the related Claim or is paying the costs of the Indemnitee's defense of the related claim on an ongoing basis, the Lessee shall not be required to pay such amount to the applicable Indemnitee until such time as a judgment is entered with respect to such Claim, the enforcement of which is not stayed or which judgment is not bonded over, or the Claim is otherwise settled in accordance with this Lease or lost.

         26.5.  General Tax Indemnity.

                (a) Indemnification. During the Term, the Lessee shall pay and assume liability for, and does hereby agree to indemnify, protect and defend the Property and all Tax Indemnitees, and hold them harmless against, all Impositions on an After Tax Basis.

                (b) Contests. If any claim shall be made against any Tax Indemnitee or if any proceeding shall be commenced against any Tax Indemnitee (including a written notice of such proceeding) for any Imposition as to which the Lessee may have an indemnity obligation pursuant to this Section 26.5, or if any Tax Indemnitee shall determine that any Imposition as to which the Lessee may have an indemnity obligation pursuant to this Section 26.5 may be payable, such Tax Indemnitee shall promptly (and in any event, within 30 days) notify the Lessee in writing (provided that failure to so notify the Lessee within 30 days shall not alter such Tax Indemnitee's rights under this Section
         26.5 except to the extent such failure precludes or materially adversely affects the ability to conduct a contest of any indemnified Taxes) and shall not take any action with respect to such claim, proceeding or Imposition without the written consent of the Lessee (such consent not to be unreasonably withheld or unreasonably delayed) for 30 days after the receipt of such notice by the Lessee; provided, however, that in the case of any such claim or proceeding, if such Tax Indemnitee shall be required by law or regulation to take action prior to the end of such 30-day period, such Tax Indemnitee shall in such notice to the Lessee, so inform the Lessee, and such Tax Indemnitee shall not take any action with respect to such claim, proceeding or Imposition without the consent of the Lessee (such consent not to be unreasonably withheld or unreasonably delayed) for 10 days after the receipt of such notice by the Lessee unless the Tax Indemnitee shall be required by law or regulation to take action prior to the end of such 10-day period.

                The Lessee shall be entitled for a period of 30 days from receipt of such notice from the Tax Indemnitee (or such shorter period as the Tax Indemnitee has notified the Lessee is required by law or regulation for the Tax Indemnitee to commence such contest), to request in writing that such Tax Indemnitee contest the Imposition, at the Lessee's expense. If (x) such contest can be pursued in the name of the Lessee and independently from any other proceeding involving a Tax liability of such Tax Indemnitee for which the Lessee has not agreed to indemnify such Tax Indemnitee, (y) such contest must be pursued in the name of the Tax Indemnitee, but can be pursued independently from any other proceeding involving a Tax liability of such Tax Indemnitee for which the Lessee has not agreed to indemnify such Tax Indemnitee or (z) the Tax Indemnitee so requests, then the Lessee shall be permitted to control the contest of such claim, provided that in the case of a contest described in clause (y), if the Tax Indemnitee determines in good faith that such contest by the Lessee could have a material adverse impact on the business or operations of the Tax Indemnitee and provides a written explanation to the Lessee of such determination, the Tax Indemnitee may elect to control or reassert control of the contest, and provided, that by taking control of the contest, Lessee acknowledges that it is responsible for the Imposition ultimately determined to be due by reason of such claim, and provided, further, that in determining the application of clauses (x) and (y) of the preceding sentence, each Tax Indemnitee shall take any and all reasonable steps to segregate claims for any Taxes for which the Lessee indemnifies hereunder from Taxes for which the Lessee is not obligated to indemnify hereunder, so that the Lessee can control the contest of the former. In all other claims requested to be contested by the Lessee, the Tax Indemnitee shall control the contest of such claim, acting through counsel reasonably acceptable to the Lessee. In no event shall the Lessee be permitted to contest (or the Tax Indemnitee required to contest) any claim, (A) if such Tax Indemnitee provides the Lessee with a legal opinion of counsel reasonably acceptable to the Lessee that such action, suit or proceeding involves a risk of imposition of criminal liability or will involve a material risk of the sale, forfeiture or loss of, or the creation of any Lien (other than a Permitted Lien) on the Property or any part thereof unless the Lessee shall have posted and maintained a bond or other security reasonably satisfactory to the relevant Tax Indemnitee in respect to such risk,
         (B) if an Event of Default has occurred and is continuing unless the Lessee shall have posted and maintained a bond or other security satisfactory to the relevant Tax Indemnitee in respect of the Taxes subject to such claim and any and all expenses for which the Lessee is responsible hereunder reasonably foreseeable in connection with the contest of such claim, (C) unless the Lessee shall have agreed to pay and shall pay, to such Tax Indemnitee on demand all reasonable out-of-pocket costs, losses and expenses that such Tax Indemnitee may incur in connection with contesting such Imposition including all reasonable legal, accounting and investigatory fees and disbursements, or (D) if such contest shall involve the payment of the Tax prior to the contest, unless the Lessee shall provide to the Tax Indemnitee an interest-free advance in an amount equal to the Imposition that the Indemnitee is required to pay (with no additional net after-tax costs to such Tax Indemnitee). In addition for Tax Indemnitee controlled contests and claims contested in the name of the Tax Indemnitee in a public forum, no contest shall be required: (A) unless the amount of the potential indemnity (taking into account all similar or logically related claims that have been or could be raised in any audit involving such Tax Indemnitee for which the Lessee may be liable to pay an indemnity under this Section 26.5(b)) exceeds $500,000 and (B) unless, if requested by the Tax Indemnitee, the Lessee shall have provided to the Tax Indemnitee an opinion of counsel selected by the Lessee (which may be in-house counsel) (except, in the case of income taxes indemnified hereunder which shall be an opinion of independent tax counsel selected by the Tax Indemnitee and reasonably acceptable to the Lessee) that a reasonable basis exists to contest such claim. In no event shall a Tax Indemnitee be required to appeal an adverse judicial determination to the United States Supreme Court.

                  The party conducting the contest shall consult in good faith with the other party and its counsel with respect to the contest of such claim for Taxes (or claim for refund) but the decisions regarding what actions to be taken shall be made by the controlling party in its sole judgement, provided, however, that if the Tax Indemnitee is the controlling party and the Lessee recommends the acceptance of a settlement offer made by the relevant Governmental Authority and such Tax Indemnitee rejects such settlement offer then the amount for which the Lessee will be required to indemnify such Tax Indemnitee with respect to the Taxes subject to such offer shall not exceed the amount which it would have owed if such settlement offer had been accepted. In addition, the controlling party shall keep the noncontrolling party reasonably informed as to the progress of the contest, and shall provide the noncontrolling party with a copy of (or appropriate excerpts from) any reports or claims issued by the relevant auditing agents or taxing authority to the controlling party thereof, in connection with such claim or the contest thereof.

                  Each Tax Indemnitee shall at the Lessee's expense supply the Lessee with such information and documents reasonably requested by the Lessee as are necessary or advisable for the Lessee to participate in any action, suit or proceeding to the extent permitted by this Section 26.5(b). No Tax Indemnitee shall enter into any settlement or other compromise or fail to appeal an adverse ruling with respect to any claim which is entitled to be indemnified under this Section 26.5 (and with respect to which contest is required under this Section 26.5(b)) without the prior written consent of the Lessee, unless such Tax Indemnitee waives its right to be indemnified under this Section 26.5 with respect to such claim.

                  Notwithstanding anything contained herein to the contrary, a Tax Indemnitee will not be required to contest (and the Lessee shall not be permitted to contest) a claim with respect to the imposition of any Tax if such Tax Indemnitee shall waive its right to indemnification under this Section 26.5 with respect to such claim (and any claim with respect to such year or any other taxable year the contest of which is materially adversely affected as a result of such waiver), unless the failure to contest such claim would, in the reasonable judgement of the Lessee, have an adverse effect on the Lessee (except for such effect which is not material), in which case such claim may be contested at the request and expense of the Lessee, with such claim remaining subject to the indemnification provided hereunder.

                (c) Reimbursement for Tax Savings. If (x) a Tax Indemnitee or any Affiliate thereof realizes a deduction, offset, credit or refund of any Taxes or any other savings or benefit as a result of any indemnity paid by the Lessee pursuant to this Section 26.5 or (y) by reason of the incurrence or imposition of any Tax (or the circumstances or event giving rise thereto) for which a Tax Indemnitee is indemnified hereunder or any payment made to or for the account of such Tax Indemnitee by the Lessee pursuant to this Section 26.5 or any payment made by a Tax Indemnitee to the Lessee by reason of this Section 26.5(c), such Tax Indemnitee at any time actually realizes a reduction in any Taxes for which the Lessee is not required to indemnify such Tax Indemnitee pursuant to this Section 26.5 which reduction in Taxes was not taken into account in computing such payment by the Lessee to or for the account of such Tax Indemnitee or by the Tax Indemnitee to the Lessee, then such Tax Indemnitee shall promptly pay to the Lessee (xx) the amount of such deduction, offset, credit, refund, or other savings or benefit together with the amount of any interest received by such Tax Indemnitee on account of such deduction, offset, credit, refund or other savings or benefit or (yy) an amount equal to such reduction in Taxes, as the case may be, in either case together with an amount equal to any reduced Taxes payable by such Tax Indemnitee as a result of such payment; provided that no such payment shall be made so long as a Default or Event of Default shall have occurred and be continuing but shall be paid promptly after cure of such Default or Event of Default. Each Tax Indemnitee agrees to take such actions as the Lessee may reasonably request (provided in the good faith judgment of the Tax Indemnitee, such actions would not result in a material adverse effect on the Tax Indemnitee for which the Tax Indemnitee is not entitled to indemnification from the Lessee) and to otherwise act in good faith to claim such refunds and other available Tax benefits, and take such other actions as may be reasonable to minimize any payment due from the Lessee pursuant to this Section 26.5 and to maximize the amount of any Tax savings available to it. The disallowance or reduction of any credit, refund or other tax savings with respect to which a Tax Indemnitee has made a payment to the Lessee under this Section 26.5(e) shall be treated as a Tax for which the Lessee is obligated to indemnify such Tax Indemnitee hereunder without regard to the exclusions set forth in the definition of Impositions except the exclusions set forth in clauses (iv), (v), (vi), (vii), (ix), (x),
         (xi), (xiv) and (xvi) of such definition.

                (d) Payments. Any Imposition indemnifiable under this Section
         26.5 shall be paid directly when due to the applicable taxing authority if direct payment is practicable and permitted. If direct payment to the applicable taxing authority is not permitted or is otherwise not made, any amount payable to a Tax Indemnitee pursuant to Section 26.5 shall be paid within thirty (30) days after receipt of a written demand therefor from such Tax Indemnitee accompanied by a written statement describing in reasonable detail the amount so payable, but not before two Business Days prior to the date that the relevant Taxes are due. Any payments made pursuant to this Section 26.5 shall be made directly to the Tax Indemnitee entitled thereto or the Lessee, as the case may be, in immediately available funds at such bank or to such account as specified by the payee in written directions to the payor, or, if no such direction shall have been given, by check of the payor payable to the order of the payee by certified mail, postage prepaid at its address as set forth in Schedule I hereto. Upon the request of any Tax Indemnitee with respect to a Tax that the Lessee is required to pay, the Lessee shall furnish to such Tax Indemnitee the original or a certified copy of a receipt for the Lessee's payment of such Tax or such other evidence of payment as is reasonably acceptable to such Tax Indemnitee.

                (e) Reports. In the case of any report, return or statement required to be filed with respect to any Taxes that are subject to indemnification under this Section 26.5 and of which the Lessee has knowledge, the Lessee shall promptly notify the Tax Indemnitee of such requirement and, at the Lessee's expense (i) if the Lessee is permitted (unless otherwise requested by the Tax Indemnitee) by Applicable Law, timely file such report, return or statement in its own name or (ii) if such report, return or statement is required to be in the name of or filed by such Tax Indemnitee or the Tax Indemnitee otherwise requests that such report, return or statement for filing by such Tax Indemnitee in such manner as shall be satisfactory to such Tax Indemnitee and send the same to the Tax Indemnitee for filing no later than 15 days prior to the due date therefor. In any case in which the Tax Indemnitee will file any such report, return or statement, the Lessee shall, upon written request of such Tax Indemnitee, provide such Tax Indemnitee with such information as is reasonably necessary to allow the Tax Indemnitee to file such report, return or statement.

                (f) Verification. At the Lessee's request, the amount of any indemnity payment by the Lessee or any payment by a Tax Indemnitee to the Lessee pursuant to this Section 26.5 shall be verified and certified by an independent public accounting firm mutually acceptable to the Lessee and the Tax Indemnitee. The costs of such verification shall be borne by the Lessee unless such verification shall result in an adjustment in the Lessee's favor of the lesser of (i) $10,000, and
         (ii) 5 percent of the payment as computed by the Tax Indemnitee, in which case such fee shall be paid by the Tax Indemnitee. In no event shall the Lessee have the right to review the Tax Indemnitee's tax returns or receive any other confidential information from the Tax Indemnitee in connection with such verification. Any information provided to such accountants by any Person shall be and remain the exclusive property of such Person and shall be deemed by the parties to be (and the accountants will confirm in writing that they will treat such information as) the private, proprietary and confidential property of such Person, and no Person other than such Person and the accountants shall be entitled thereto and all such materials shall be returned to such Person. Such accounting firm shall be requested to make its determination within 30 days of the Lessee's request for verifications and the computations of the accounting firm shall be final, binding and conclusive upon the Lessee and the Tax Indemnitee. The parties agree that the sole responsibility of the independent public accounting firm shall be to verify the amount of a payment pursuant to this Lease and that matters of interpretation of this Lease are not within the scope of the independent accounting firm's responsibilities.

                (g) Tax Ownership. The Lessor represents and warrants that it will not, prior to the termination of this Lease, claim ownership of (or any tax benefits, including depreciation, with respect to) the Property for any income tax purposes, it being understood that the Lessee is and will remain the owner of the Property for such income tax purposes until the termination of this Lease. If, notwithstanding the income tax intentions of the parties as set forth herein, the Lessor actually receives any income tax deductions, reductions in income tax or other income tax benefit as a result of any claim for, or recharacterization requiring such party to take, any tax benefits attributable to ownership of the Property for income tax purposes, the Lessor shall pay to the Lessee, together with an amount equal to any reduced Taxes payable by such Tax Indemnitee as a result of such payment, the amount of such income tax savings actually realized by the Lessor (less the amount of any anticipated increase in income tax which the Lessor determines is currently payable as a result of such claim or recharacterization), provided that the Lessee shall agree to reimburse the Lessor for any subsequent increase in the Lessor's income taxes resulting from such claim or recharacterization not taken into account in the payment made to the Lessee, up to the amount paid to the Lessee by the Lessor. The parties agree that this Section 26.5(g) is intended to require a payment to the Lessee if and only if the Lessor shall have actually received an unanticipated tax savings with respect to the Property that would not have been received if the Lessor had advanced funds to the Lessee in the form of a loan secured by the Property in an amount equal to the Lease Balance. Nothing in this Section 26.5(g) shall be construed to require the Lessor to take any affirmative action to realize any tax savings if in its good faith judgment such action may have a material adverse affect on the Lessor.

         26.6. Funding Losses. If any payment of Rent or the Lease Balance, including pursuant to Lessee's exercise of the Purchase Option under Section 22.1, is made on any day other than the last day of an Interest Period applicable thereto, the Lessee shall reimburse the Lessor within fifteen (15) days after written demand for any resulting loss or expense incurred by it, including (without limitation) any loss incurred in obtaining, liquidating or employing deposits from third parties, swaps, hedges or similar transactions entered into in connection with or in contemplation of transactions relating to the Property but excluding loss of margin for the period after any such payment or conversion or failure to borrow or prepay, provided that the Lessor shall have delivered to the Lessee a certificate as to the amount of such loss or expense, which certificate shall be conclusive in the absence of manifest error, and provided, further, that such loss shall in no event exceed the then effective Lease Rate which would have been payable for the balance of such Interest Period. The Lessor will, at the request of the Lessee, furnish such additional information concerning the determination of such loss as the Lessee may reasonably request.

         26.7. Regulation D Compensation. During the Term, for so long as the Lessor (or an Affiliate thereof) is required to maintain reserves against "Eurocurrency Liabilities" (or any other category of liabilities which include deposits by reference to which the Lease Rate is determined or any category of extensions of credit or other assets which includes loans by a non-United States office of the Lessor to United States residents), and, as a result, the cost to the Lessor (or its Funding Office) of making or maintaining its Advances is increased, then the Lessor may require the Lessee to pay, contemporaneously with each payment of Rent, an additional amount at a rate per annum up to but not exceeding the excess of (i) (A) the applicable Eurodollar Rate divided by (B) one minus the Eurocurrency Reserve Requirements and (ii) the applicable Eurodollar Rate. In the event that the Lessor wishes to require payment of such additional amount, the Lessor (x) shall so notify the Lessee, in which case such additional Rent shall be payable to the Lessor at the place indicated in such notice with respect to each Interest Period commencing at least three Business Days after the giving of such notice and (y) shall furnish to the Lessee at least five Business Days prior to each date on which Rent is payable a certificate setting forth the amount to which it is then entitled under this Section (which shall be consistent with its good faith estimate of the level at which the related reserves are maintained by it). Each such certificate shall be accompanied by such information as the Lessee may reasonably request as to the computation set forth therein.

         26.8. Deposits Unavailable. If on or prior to the first day of any Interest Period:

                (a) deposits in dollars (in the applicable amounts) are not being offered to the Lessor (or its Affiliates) in the relevant market for such Interest Period, or

                (b) the Lessor advises the Lessee that the Eurodollar Rate as determined by the Lessor will not adequately and fairly reflect the cost to the Lessor of funding Advances for such Interest Period, the Lessor shall forthwith give notice thereof to the Lessee, whereupon until the Lessor notifies the Lessee that the circumstances giving rise to such suspension no longer exist, (i) the obligation of the Lessor to make Advances at the Eurodollar Rate shall be suspended, (ii) any Advance made thereafter shall be made at the Alternate Base Rate, and (iii) each outstanding Advance shall begin to bear interest at the Alternate Base Rate on the last day of the then current Interest Period applicable thereto. The Lessor shall provide to the Lessee a statement in writing of the Alternate Base Rate as calculated hereunder.

         26.9. Illegality. If during the Term, the adoption of any applicable law, rule or regulation, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by the Lessor (or its Funding Office) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency shall make it unlawful or impossible for the Lessor (or its Funding Office) to make, maintain or fund its Advances, and the Lessor shall so notify the Lessee, whereupon until the Lessor notifies the Lessee that the circumstances giving rise to such suspension no longer exist, the obligation to make Advances shall be suspended. The Lessor, with the consent of the Lessee (which consent shall not unreasonably be withheld), will designate a different Funding Office if such designation will avoid the need for giving such notice and will not, in the judgment of the Lessor, be otherwise disadvantageous to the Lessor. If such notice is given (i) the Lessee shall be entitled upon its request to a reasonable explanation of the factors underlying such notice and (ii) each Advance then outstanding shall begin to bear interest at the Alternate Base Rate either (a) on the last day of the then current Interest Period applicable thereto, if the Lessor may lawfully continue to maintain and fund such Advance to such day or (b) immediately, if the Lessor shall determine that it may not lawfully continue to maintain and fund such Advance to such day. The Lessor shall provide to the Lessee a statement in writing of the Alternate Base Rate as calculated hereunder.

         26.10. Increased Cost and Reduced Return.

                (a) In the event during the Term that the adoption of any applicable law, rule or regulation, or any change therein or in the interpretation or application thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof or compliance by the Lessor with any request or directive after the date hereof (whether or not having the force of law) of any such authority, central bank or comparable agency:

                          (i) does or shall subject the Lessor to any additional
                tax of any kind whatsoever with respect to the Operative Documents or any Advance made by it, or change the basis or the applicable rate of taxation of payments to the Lessor of principal, interest or any other amount payable hereunder (except for the imposition of or change in any tax on or measured by the overall net income of the Lessor (other than any such tax imposed by means of withholding));

                          (ii) does or shall impose, modify or hold applicable
                any reserve, special deposit, insurance assessment, compulsory loan or similar requirement against assets held by, or deposits or other liabilities in or for the account of, advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of the Lessor which are not otherwise included in determination of the rate of interest on Advances hereunder; or

                          (iii) does or shall impose on the Lessor any other
                condition;

         and the result of any of the foregoing is to increase the cost to the Lessor of making or maintaining Advances or to reduce any amount receivable hereunder, then in any such case, the Lessee shall promptly pay to the Lessor, upon demand, any additional amounts necessary to compensate the Lessor for such increased cost or reduced amount receivable which the Lessor deems to be material as determined by the Lessor with respect to its Advances.

                (b) If the Lessor shall have determined that, after the date hereof the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on capital of the Lessor (or any entity directly or indirectly controlling the Lessor) as a consequence of the Lessor's obligations under the Operative Documents to a level below that which the Lessor (or any entity directly or indirectly controlling the Lessor) could have achieved but for such adoption, change, request or directive (taking into consideration its policies with respect to capital adequacy) by an amount deemed by the Lessor to be material, then from time to time, within fifteen (15) days after demand by the Lessor, the Lessee shall pay to the Lessor such additional amount or amounts as will compensate the Lessor (or its Parent) for such reduction.

                (c) The Lessor will promptly notify the Lessee of any event of which it has knowledge, occurring after the date hereof, which will entitle the Lessor to compensation pursuant to this Section and will, if practicable, with the consent of the Lessee (which consent shall not unreasonably be withheld), designate a different Funding Office or take any other reasonable action if such designation or action will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of the Lessor, be otherwise disadvantageous to the Lessor. A certificate of the Lessor claiming compensation under this Section and setting forth in reasonable detail its computation of the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error. In determining such amount, the Lessor may use any reasonable averaging and attribution methods.

                (d) Notwithstanding the foregoing clauses (a) and (b) of this
         Section 26.10, the Lessee shall only be obligated to compensate the Lessor for any amount arising or accruing both:

                          (i) during (A) any time or period commencing (x) in
                the case of subsection (a), not earlier than the first day of any Interest Period in effect on the date which, and (y) in the case of subsection (b), not earlier than the date on which the Lessor notifies the Lessee that it proposes to demand such compensation and identifies to the Lessee the statute, regulation or other basis upon which the claimed compensation is or will be based and (B) any time or period during which, because of the retroactive application of such statute, regulation or other basis, the Lessor did not know that such amount would arise or accrue; and

                          (ii) within six months prior to any written demand
                therefor, accompanied by a certificate of the Lessor claiming compensation and setting forth in reasonable detail its computation of the additional amount or amounts to be paid to it hereunder.


                                  ARTICLE XXVII
                              ESTOPPEL CERTIFICATES

         27.1. Estoppel Certificates. At any time and from time to time upon not less than twenty (20) days' prior request by the Lessor or the Lessee (the "Requesting Party"), the other party (whichever party shall have received such request, the "Certifying Party") shall furnish to the Requesting Party (but not more than four times per year unless required to satisfy the requirements of any sublessees and only to the extent that the required information has been provided to the Lessor by the Lessee) a certificate signed by an individual having the office of vice president or higher in the Certifying Party certifying that this Lease is in full force and effect (or that this Lease is in full force and effect as modified and setting forth the modifications); the dates to which the Basic Rent and Supplemental Rent have been paid; to the knowledge of the signer of such certificate, whether or not the Requesting Party is in default under any of its obligations hereunder (and, if so, the nature of such alleged default); and such other matters under this Lease as the Requesting Party may reasonably request. Any such certificate furnished pursuant to this Article XXVII may be relied upon by the Requesting Party, and any existing or prospective mortgagee, purchaser or lender, and any accountant or auditor, of, from or to the Requesting Party (or any Affiliate thereof).

                                 ARTICLE XXVIII
                             ACCEPTANCE OF SURRENDER

         28.1. Acceptance of Surrender. No surrender to the Lessor of this Lease or of all or any portion of the Property or of any part of any thereof or of any interest therein shall be valid or effective unless agreed to and accepted in writing by the Lessor, and no act by the Lessor or any representative or agent of the Lessor, other than a written acceptance, shall constitute an acceptance of any such surrender.


                                  ARTICLE XXIX
                               NO MERGER OF TITLE

         29.1. No Merger of Title. There shall be no merger of this Lease or of the leasehold estate created hereby by reason of the fact that the same Person may acquire, own or hold, directly or indirectly, in whole or in part, (a) this Lease or the leasehold estate created hereby or any interest in this Lease or such leasehold estate, (b) the fee or groundleasehold estate in the Property, except as may expressly be stated in a written instrument duly executed and delivered by the appropriate Person or (c) a beneficial interest in the Lessor.


                                   ARTICLE XXX
                              INTENT OF THE PARTIES

         30.1. Ownership of the Property. (a) It is the intent of the parties hereto that for financial accounting purposes the Lease constitutes an "operating lease" pursuant to Statement of Financial Accounting Standards No. 13, as amended, and for purposes of bankruptcy and federal, state and local income tax law, the transaction contemplated hereby is a financing arrangement. The parties further intend that Lessee shall be treated as owner of the Property for income tax purposes and shall be entitled to all deductions for depreciation thereof. Lessor shall take no action inconsistent with such treatment.

                (b) It is the intent of the parties hereto that (i) for all purposes other than financial accounting purposes, the obligations of the Lessee under this Lease to pay Capitalized Interest or Basic Rent and Supplemental Rent or Lease Balance in connection with any purchase of the Property pursuant to this Lease shall be treated as payments of interest on and principal of, respectively, loans from the Lessor to the Lessee, and (ii) this Lease grants to the Lessor a security interest and/or deed of trust/mortgage on the portions of the Property which constitute interests in real property, and a security interest and lien on the portions of the Property which do not constitute interests in real property, in each case to secure the Lessee's performance under and payment of all amounts under this Lease and the other Operative Documents.

                (c) Specifically, without limiting the generality of subsection
         (a) of this Section 30.1, the Lessor and the Lessee intend and agree that in the event of any insolvency or receivership proceedings or a petition under the United States bankruptcy laws or any other applicable insolvency laws or statute of the United States of America or any State or Commonwealth thereof affecting the Lessee and the Lessor, the transactions evidenced by this Lease are loans made by the Lessor as unrelated third party lender to the Lessee secured by the Property (it being understood that the Lessee hereby and pursuant to the terms of the Memorandum of Lease, mortgages, grants, bargains, sells, releases, confirms, conveys, assigns, transfers and sets over to the Lessor, and grants a security interest in, the Property (consisting of a fee mortgage with respect to all right, title and interest of the Lessee in and to the fee title to, and reversionary interest in, the Land and Improvements) and a leasehold mortgage on the Lessee's leasehold estate under this Lease, all to secure such loans, effective on the date hereof, to have and to hold such interests in the Property unto the Lessor and its successors and assigns, forever, provided always that these presents are upon the express condition that, if all amounts due under this Lease shall have been paid and satisfied in full, then this instrument and the estate hereby granted shall cease and become void.

                (d) Specifically, but without limiting the generality of subsection (b) of this Section 30.1, the Lessor and the Lessee further intend and agree that, with respect to that portion of the Property constituting personal property, for the purpose of securing the Lessee's obligations for the repayment of the above-described loans from the Lessor to the Lessee, (i) this Lease and the Memorandum of Lease shall also be deemed to be a security agreement and financing statement within the meaning of Article 9 of the Uniform Commercial Code; (ii) the conveyance provided for hereby and by the Memorandum of Lease shall be deemed to be a grant by the Lessee to the Lessor of a lien and security interest in all of the Lessee's present and future right, title and interest in and to such portion of the Property, including but not limited to the Lessee's leasehold estate therein and all proceeds of the conversion, voluntary or involuntary, of the foregoing into cash, investments, securities or other property, whether in the form of cash, investments, securities or other property to secure such loans, effective on the date hereof, to have and to hold such interests in the Property unto the Lessor and its successors and assigns, forever, provided always that these presents are upon the express condition that, if all amounts due under this Lease shall have been paid and satisfied in full, then this instrument and the estate hereby granted shall cease and become void; (iii) the possession by the Lessor of notes and such other items of property as constitute instruments, money, negotiable documents or chattel paper shall be deemed to be "possession by the secured party" for purposes of perfecting the security interest pursuant to Section 9-305 of the Uniform Commercial Code; and (iv) notifications to Persons holding such property, and acknowledgments, receipts or confirmations from financial intermediaries, bankers or agents (as applicable) of the Lessee shall be deemed to have been given for the purpose of perfecting such security interest under Applicable Law. The Lessor and the Lessee shall, to the extent consistent with this Lease, take such actions and execute, deliver, file and record such other documents, financing statements, mortgages and deeds of trust, including, without limitation, the Memorandum of Lease as may be necessary to ensure that, if this Lease were deemed to create a security interest in the Property in accordance with this Section, such security interest would be deemed to be a perfected security interest with priority over all Liens other than Permitted Liens, under Applicable Law and will be maintained as such throughout the Term.

         30.2. Grant of Lien and Power of Sale. The Lessee has agreed to grant, and does hereby grant, the Liens, rights and remedies (including the power of sale remedy) set forth on Exhibit B hereto, the terms of which are incorporated by reference herein and made a part hereof as if originally set forth herein in full.


                                  ARTICLE XXXI
                           PAYMENT OF CERTAIN EXPENSES

         31.1.  Transaction Expenses.

                (a) The Lessee shall pay, or cause to be paid from Advances during the Construction Period, from time to time all Transaction Expenses in respect of the transactions taking place on the Documentation Date, the Closing Date and on each Funding Date on such respective date; provided, however, that, if the Lessee has not received written invoices therefor prior to such date, such Transaction Expenses shall be paid within ten (10) Business Days after the Lessee has received written invoices therefor.

                (b) The Lessee shall pay or cause to be paid (i) all Transaction Expenses incurred by the Lessor in entering into any future amendments or supplements with respect to any of the Operative Documents, whether or not such amendments or supplements are ultimately entered into, or giving or withholding of waivers of consents hereto or thereto, in each case which have been requested by or approved by the Lessee, (ii) all Transaction Expenses incurred by the Lessor in connection with any purchase of the Property by the Lessee or other Person pursuant to this Lease and (iii) all Transaction Expenses incurred by the Lessor in respect of enforcement of any of Lessor's rights or remedies against the Lessee in respect of the Operative Documents.

         31.2. Brokers' Fees and Stamp Taxes. The Lessee shall pay or cause to be paid any brokers' fees incurred or otherwise caused by the Lessee and any and all stamp, transfer and other similar taxes, fees and excises, if any, including any interest and penalties, which are payable in connection with the transactions contemplated by this Lease and the other Operative Documents.


                                  ARTICLE XXXII
                    OTHER COVENANTS AND AGREEMENTS OF LESSEE

         32.1. Covenants. The Lessee hereby agrees that so long as this Lease is in effect:

                (a) Information. The Lessee will deliver to the Lessor:

                          (i) the following financial and other information: (A)
                as soon as available and in any event within sixty days after the end of each semi-annual accounting period of the Lessee, the semi-annual consolidated financial statements of the Lessee and its consolidated subsidiaries (including a balance sheet as at the end of such semi-annual accounting period and statements of income and cash flows for such semi-annual accounting period) prepared in accordance with GAAP (subject to normal year end adjustments and excluding the treatment of goodwill) consistently applied; and (B) as soon as available and in any event within 100 days after the end of each fiscal year of the Lessee, a copy of the annual consolidated financial statements for such year for the Lessee and its consolidated subsidiaries (including a balance sheet as at the end of such fiscal year and statements of income and cash flows for such fiscal year), which shall be prepared in accordance with GAAP consistently applied and audited by KPMG Peat Marwick LLP or another nationally recognized independent public accountants in accordance with generally accepted auditing standards;

                          (ii) as soon as possible and in any event within five
                days after a Responsible Employee of the Lessee shall have knowledge of the occurrence of each Event of Default or each event that, with the giving of notice or time elapse, or both, would constitute an Event of Default continuing on the date of such statement, a statement of the authorized officer setting forth details of such Event of Default or event and the action that the Lessee proposes to take with respect thereto; and

                          (iii) during the Term, concurrently with their being
                filed, mailed or delivered, as applicable, copies of all proxy statements, financial statements and reports which the Lessee shall send or make available generally to its shareholders, and copies of all reports on Forms 10-K, 10-Q and 8-K and all other filings and reports specifically requested by the Lessor which the Lessee or any Subsidiary may be required to file with the Securities and Exchange Commission, any similar or corresponding governmental commission, department or an agency substituted therefor or with any securities exchange located in the United States of America.

                (b) Delivery of Lease Supplement. The Lessee will execute and deliver on the Base Date the Lease Supplement.

                (c) Merger, Consolidation. The Lessee will not merge or consolidate with any other corporation or sell or convey all or substantially all of its assets to any person, firm or corporation, unless (i) either the Lessee shall be the continuing corporation, or the successor corporation (if other than the Lessee) shall be a corporation organized and existing under the laws of the United States of America or a state thereof and such corporation shall expressly assume the obligations of the Lessee under this Lease and the other Operative Documents and (ii) the Lessee or such successor corporation, as the case may be, shall not, immediately after and as a result of such merger or consolidation, or such sale or conveyance, be in default in the performance of any covenant or condition in this Lease or any other Operative Document. In the event of any such consolidation, merger, sale or conveyance and upon any such assumption by the successor corporation, such successor corporation shall succeed to and be substituted for the Lessee in this Lease and the other Operative Documents, with the same effect as if it had been originally named herein and therein.

                (d) Further Assurances. The Lessee shall take or cause to be taken from time to time all action necessary to assure that the intent of the parties pursuant to the Operative Documents is given effect as contemplated by this Lease and that the Lessor holds a perfected Lien on the Property securing the Lease Balance as contemplated by Section
         30.1. The Lessee shall execute and deliver, or cause to be executed and delivered, to the Lessor from time to time, promptly upon request therefor, any and all other and further instruments (including correction instruments and supplemental mortgages, deeds of trust and security agreements) that may be reasonably requested by the Lessor to cure any deficiency in the execution and delivery of this Lease or any Operative Document to which it is a party.

                (e) Preservation of Existence, Etc. Subject to Section 32.1(c), the Lessee shall at all times maintain its corporate existence and financial viability in the State of Wisconsin and shall remain qualified to do business in the States of Wisconsin and Delaware.

                (f) Compliance with Laws. The Lessee will comply in all material respects with all applicable laws, ordinances, rules, regulations, and requirements of governmental authorities (including, without limitation, Environmental Laws and ERISA and the rules and regulations thereunder) with respect to its material assets, including the Property, except where the necessity of compliance therewith is contested in good faith by appropriate proceedings.


                                 ARTICLE XXXIII
                                  MISCELLANEOUS

         33.1. Survival; Severability; Etc. Anything contained in this Lease to the contrary notwithstanding, all claims against and liabilities of the Lessee or the Lessor arising from events commencing prior to the expiration or earlier termination of this Lease shall survive such expiration or earlier termination for a period of one year except as to indemnification which shall continue to survive. If any term or provision of this Lease or any application thereof shall be declared invalid or unenforceable, the remainder of this Lease and any other application of such term or provision shall not be affected thereby. If any right or option of the Lessee provided in this Lease would, in the absence of the limitation imposed by this sentence, be invalid or unenforceable as being in violation of the rule against perpetuities or any other rule of law relating to the vesting of an interest in or the suspension of the power of alienation of property, then such right or option shall be exercisable only during the period which shall end twenty-one (21) years after the date of death of the last survivor of the descendants of Franklin D. Roosevelt, the former President of the United States, Henry Ford, the deceased automobile manufacturer, and John D. Rockefeller, the founder of the Standard Oil Company, known to be alive on the date of the execution, acknowledgment and delivery of this Lease.

         33.2. Amendments and Modifications. Neither this Lease nor any provision hereof may be amended, waived, discharged or terminated except by an instrument in writing in recordable form signed by the Lessor and the Lessee.

         33.3. No Waiver. No failure by the Lessor or the Lessee to insist upon the strict performance of any term hereof or to exercise any right, power or remedy upon a default hereunder, and no acceptance of full or partial payment of Rent during the continuance of any such default, shall constitute a waiver of any such default or of any such term. To the fullest extent permitted by law, no waiver of any default shall affect or alter this Lease, and this Lease shall continue in full force and effect with respect to any other then existing or subsequent default.

         33.4. Notices. All notices, demands, requests, consents, approvals and other communications hereunder shall be in writing (including by facsimile), and directed to the address of the appropriate party as set forth in Schedule I.

         33.5. Successors and Assigns. All the terms and provisions of this Lease shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

         33.6. Headings and Table of Contents. The headings and table of contents in this Lease are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

         33.7. Counterparts. This Lease may be executed in any number of counterparts, each of which shall be an original, but all of which shall together constitute one and the same instrument.

         33.8. GOVERNING LAW. THIS LEASE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES OTHER THAN SS.5-1401 OF THE NEW YORK GENERAL OBLIGATION LAW (WHICH THE PARTIES HERETO SPECIFICALLY AGREE SHALL BE APPLICABLE), EXCEPT AS TO MATTERS RELATING TO THE CREATION OF THE LEASEHOLD ESTATES HEREUNDER AND THE EXERCISE OF RIGHTS AND REMEDIES WITH RESPECT THERETO, WHICH SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF WISCONSIN. WITHOUT LIMITING THE FOREGOING, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES OTHER THAN SS.5-1401 OF THE NEW YORK GENERAL OBLIGATION LAW (WHICH THE PARTIES HERETO SPECIFICALLY AGREE SHALL BE APPLICABLE), SHALL GOVERN THE CREATION, TERMS AND PROVISIONS OF THE OBLIGATIONS EVIDENCED HEREBY, BUT THE LIEN CREATED HEREBY AND THE CREATION AND THE ENFORCEMENT OF SAID LIEN SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF WISCONSIN.

         33.9. Original Lease. The single executed original of this Lease marked "THIS COUNTERPART IS THE ORIGINAL EXECUTED COUNTERPART" on the signature page thereof and containing the receipt of the Lessor therefor on or following the signature page thereof shall be the Original Executed Counterpart of this Lease (the "Original Executed Counterpart"). To the extent that this Lease constitutes chattel paper, as such term is defined in the Uniform Commercial Code as in effect in any applicable jurisdiction, no security interest in this Lease may be created through the transfer or possession of any counterpart other than the Original Executed Counterpart.

         33.10. Waiver of Jury Trial. THE PARTIES HERETO HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS LEASE AND/OR ANY OF THE OTHER OPERATIVE DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREBY, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF SUCH PARTIES. THE PARTIES

HERETO ACKNOWLEDGE AND AGREE THAT THEY HAVE RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE PARTIES ENTERING INTO THE LEASE AND EACH SUCH OTHER OPERATIVE DOCUMENT.

         33.11. Submission to Jurisdiction. The Lessee hereby submits to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York for purposes of all legal proceedings arising out of or relating to the Operative Documents or the transactions contemplated hereby. The Lessee irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

         33.12. Further Assurances. (a) The parties hereto shall promptly cause to be taken, executed, acknowledged or delivered, at the sole expense of the Lessee (which during the Construction Period shall be funded by an Advance and added to the Lease Balance), all such further acts, conveyances, documents and assurances as the other parties may from time to time reasonably request in order to carry out and preserve the security interests and liens (and the priority thereof or release therefrom) intended to be created pursuant to this Lease, the other Operative Documents, the documents relating to the Secondary Financing, and the transactions contemplated hereunder and thereunder (including, without limitation, the preparation, execution and filing of security documents which the parties hereto may from time to time request to be filed or effected).

         (b) The parties hereto further agree to use their best efforts to cause a mutually agreeable entity to commit to provide financing of no greater than ninety-seven (97%) percent of the Commitment ("Secondary Financing") pursuant to documents satisfactory to the Lessor, at the sole expense of the Lessee. In the event that definitive documentation of the Secondary Financing is not executed and delivered prior to June 15, 1999, the Applicable Margin shall equal 3.0% per annum until July 15, 1999, at which time the Applicable Margin increases to 4.0% per annum until the Secondary Financing is consummated pursuant to documents satisfactory to the Lessor. In the event that the Applicable Margin is increased pursuant to the preceding sentence, the parties agree to revise the calculation of the Contingent Rental Adjustment to maintain compliance with the Statement of Financial Accounting Standards No. 13 as in effect at such time.

         IN WITNESS WHEREOF, the parties have caused this Lease be duly executed and delivered as of the date first above written.

                                                ALTERNATIVE LIVING SERVICES INC.



                                                By /s/ Mark W. Ohlendorf
                                                  ------------------------------
                                                  Name:  Mark W. Ohlendorf
                                                  Title: Senior Vice President









                                                              LEASE AND SECURITY
                                                                       AGREEMENT

Commitment:                                     SELCO SERVICE CORPORATION

$25,000,000


                                                By /s/ Donald C. Davis
                                                  ------------------------------
                                                  Name:  Donald C. Davis
                                                  Title: Vice President


                                                Funding Office:





                                                              LEASE AND SECURITY
                                                                       AGREEMENT

THIS COUNTERPART IS NOT THE ORIGINAL EXECUTED COUNTERPART.

Receipt of this original counterpart of the foregoing Lease is hereby acknowledged as of the date hereof.


                                                SELCO SERVICE CORPORATION



                                                By /s/ Donald C. Davis
                                                  ------------------------------
                                                  Name:   Donald C. Davis
                                                  Title:  Vice President





                                                              LEASE AND SECURITY
                                                                       AGREEMENT

STATE OF ___________________)
                            ) ss.
COUNTY OF __________________)


         The foregoing instrument was acknowledged before me this     day of
       , 1999, by                      as                  of ALTERNATIVE LIVING
SERVICES INC., a            corporation, on behalf of the corporation.

         Witness my hand and official seal.


(SEAL)
                                                -------------------------------
                                                Notary Public


         My commission expires:

STATE OF New York           )
         -------------------
                        ) ss.
COUNTY OF Albany            )
         -------------------


         The foregoing instrument was acknowledged before me this 17th day of February, 1999, by Donald C. Davis as Vice President of SELCO SERVICE CORPORATION, an Ohio corporation, on behalf of the corporation.

         Witness my hand and official seal.


(SEAL)                                           /s/ Theresa R. Arnold
                                                -------------------------------
                                                Notary Public


         My commission expires:

                                   SCHEDULE I

                               NOTICE INFORMATION


If to the Lessee:

                  Alternative Living Services
                  450 N. Sunnyslope Road
                  Suite 300
                  Brookfield, Wisconsin  53005
                  Telephone:
                  Fax:
                  Attention:


If to the Lessor:

                  SELCO Service Corporation
                  c/o KeyCorp. Leasing
                  54 State Street
                  Albany, New York 12207
                  Telephone: (518) 486-8984
                  Fax: (518) 486-8172
                  Attention: Don Davis

         with a copy to:

                  Mayer, Brown & Platt
                  1675 Broadway
                  New York, New York  10019
                  Telephone:  (212) 506-2570
                  Fax:        (212) 262-1910
                  Attention:  Barry P. Biggar, Esq.

                                                                        ANNEX 1
                                                                          TO
                                                                       THE LEASE


                               Description of Land


Parcel 16 of Certified Survey Map No. 6616, recorded on January 28, 1999, in Reel 4487, Images 1058-1063 as Document No. 7676908, being a redivision of Parcel 7 of Certified Survey Map No. 6485, lying in the Northeast 1/4, Southeast 1/4 and Northwest 1/4 of Section 29, Town 7 North, Range 21 East, in the City of Wauwatosa, County of Milwaukee, State of Wisconsin.

Part of Tax Key No. 379-9999-20

                                TABLE OF CONTENTS


Section                                                                                                                Page
-------                                                                                                                ----
                                    ARTICLE I
                                   DEFINITIONS

1.1.  Definitions; Interpretation.........................................................................................1


                                   ARTICLE II
                               PURCHASE AND LEASE

2.1.  Acceptance and Lease of Property....................................................................................1
2.2.  Acceptance Procedure................................................................................................2
2.3.  Lease Term..........................................................................................................2
2.4.  Title...............................................................................................................2


                                   ARTICLE III
                               FUNDING OF ADVANCES

3.1.  Lessor Commitment...................................................................................................2
3.2.  Procedures for Advances.............................................................................................3
3.3.  Capitalized Interest Advances.......................................................................................3


                                   ARTICLE IV
                              CONDITIONS PRECEDENT

4.1.  Documentation Date..................................................................................................4
4.2.  Closing Date Conditions.............................................................................................5
                  (a)      Operative Documents; No Default................................................................5
                  (b)      Taxes..........................................................................................5
                  (c)      Opinions of Counsel............................................................................5
                  (d)      Governmental Actions...........................................................................5
                  (e)      Litigation.....................................................................................5
                  (f)      Requirements of Law............................................................................6
                  (g)      Responsible Employee's Certificate.............................................................6
                  (h)      Environmental Audit............................................................................6

                                TABLE OF CONTENTS
                                   (continued)


Section                                                                                                                Page
-------                                                                                                                ----

                  (i)      Survey and Title Insurance.....................................................................6
                  (j)      Recordation....................................................................................6
                  (k)      Construction Agency Agreement Supplement.......................................................7
                  (l)      Fees...........................................................................................7
                  (m)      Certain Transaction Expenses...................................................................7
4.3.  Conditions Precedent to each Advance................................................................................7
                  (a)      Funding Request................................................................................7
                  (b)      Fees...........................................................................................7
                  (c)      Accuracy of Representations and Warranties.....................................................7
                  (d)      Litigation.....................................................................................7
                  (e)      No Default.....................................................................................8
                  (f)      Commitment Amount..............................................................................8
                  (g)      Cost of Completion.............................................................................8
                  (h)      Building Permits...............................................................................8
4.4.  Post Closing Conditions.............................................................................................8
                  (a)      Architect's Certificate........................................................................8
                  (b)      Appraisal......................................................................................8
                  (c)      Evidence of Insurance..........................................................................9


                                    ARTICLE V
                            CONDITIONS TO COMPLETION

5.1.  Conditions to Completion of the Property............................................................................9


                                   ARTICLE VI
                                 REPRESENTATIONS

6.1.  Representations of the Lessor.......................................................................................9
                  (a)      ERISA..........................................................................................9
                  (b)      Status.........................................................................................9
                  (c)      Power and Authority...........................................................................10
6.2.  Representations of Lessee..........................................................................................10
                  (a)      Corporate Status..............................................................................10
                  (b)      Enforceability................................................................................10
                  (c)      No Violation..................................................................................10
                  (d)      Litigation....................................................................................10
                  (e)      Governmental Actions..........................................................................11

                                TABLE OF CONTENTS
                                   (continued)


Section                                                                                                                Page
-------                                                                                                                ----

                  (g)      Taxes.........................................................................................11
                  (h)      Prohibited Transactions.......................................................................11
                  (i)      Environmental Laws............................................................................11
                  (j)      Offer of Securities, etc......................................................................12
                  (k)      Financial Statements..........................................................................12
                  (l)      Property......................................................................................12
                  (m)      Plans and Specifications......................................................................13
                  (n)      Title.........................................................................................13
                  (o)      Insurance.....................................................................................13
                  (p)      Flood Hazard Areas............................................................................13
                  (q)      Defaults......................................................................................14
                  (r)      Use of Advances...............................................................................14
6.3.  Representations of the Lessee with respect to each Advance.........................................................14
                  (a)      Representations...............................................................................14
                  (b)      Improvements..................................................................................14
                  (c)      Liens.........................................................................................15
                  (d)      Advance.......................................................................................15


                                   ARTICLE VII
                              PAYMENT OF RENT; FEES

7.1.  Rent...............................................................................................................15
7.2.  Payment of Rent....................................................................................................16
7.3.  Supplemental Rent..................................................................................................16
7.4.  Fees...............................................................................................................16
7.5.  Method of Payment..................................................................................................16


                                  ARTICLE VIII
                        QUIET ENJOYMENT; RIGHT TO INSPECT

8.1.  Quiet Enjoyment....................................................................................................17
8.2.  Right to Inspect...................................................................................................17


                                   ARTICLE IX
                                 NET LEASE, ETC.

                                TABLE OF CONTENTS
                                   (continued)


Section                                                                                                                Page
-------                                                                                                                ----

9.1.  Net Lease..........................................................................................................17
9.2.  No Termination or Abatement........................................................................................18


                                    ARTICLE X
                                    SUBLEASES

10.1.  Subletting........................................................................................................18


                                   ARTICLE XI
                             LESSEE ACKNOWLEDGMENTS

11.1.  Condition of the Property.........................................................................................19
11.2.  Risk of Loss......................................................................................................19


                                   ARTICLE XII
                    POSSESSION AND USE OF THE PROPERTY, ETC.

12.1.  Utility Charges...................................................................................................20
12.2.  Possession and Use of the Property................................................................................20
12.3.  Compliance with Requirements of Law and Insurance Requirements....................................................20
12.4.  Assignment by Lessee..............................................................................................20
12.5.  Acceptance; Offset................................................................................................20


                                  ARTICLE XIII
                         MAINTENANCE AND REPAIR; RETURN

13.1.  Maintenance and Repair; Return....................................................................................21


                                   ARTICLE XIV
                               MODIFICATIONS, ETC.

14.1.  Modifications, Substitutions and Replacements.....................................................................21

                                TABLE OF CONTENTS
                                   (continued)


Section                                                                                                                Page
-------                                                                                                                ----

                                   ARTICLE XV
                           WARRANT OF TITLE; EASEMENTS

15.1.  Warrant of Title..................................................................................................22
15.2.  Grants and Releases of Easements; Lessor's Waivers................................................................23


                                   ARTICLE XVI
                               PERMITTED CONTESTS

16.1.  Permitted Contests in Respect of Applicable Law...................................................................24


                                  ARTICLE XVII
                                    INSURANCE

17.1.  Public Liability and Workers' Compensation Insurance..............................................................25
17.2.  Hazard and Other Insurance........................................................................................25
17.3.  Insurance Coverage................................................................................................26


                                  ARTICLE XVIII
                           CASUALTY AND CONDEMNATION;
                              ENVIRONMENTAL MATTERS

18.1.  Casualty and Condemnation.........................................................................................27
18.2.  Environmental Matters.............................................................................................29
18.3.  Notice of Environmental Matters...................................................................................29


                                   ARTICLE XIX
                              TERMINATION OF LEASE

19.1.  Mandatory Termination upon Certain Events.........................................................................29
19.2.  Termination Procedures............................................................................................30

                                TABLE OF CONTENTS
                                   (continued)


Section                                                                                                                Page
-------                                                                                                                ----

                                   ARTICLE XX
                                EVENTS OF DEFAULT

20.1.  Events of Default.................................................................................................31
20.2.  Remedies..........................................................................................................33
20.3.  Waiver of Certain Rights..........................................................................................36
20.4.  Excess Proceeds; Return of Property...............................................................................36
20.5.  Lessee's Purchase Option During Event of Default..................................................................37


                                   ARTICLE XXI
                         TRANSFERS OF LESSOR'S INTERESTS
21.1.  Assignments.......................................................................................................37
21.2.  Participations....................................................................................................38


                                  ARTICLE XXII
                               PURCHASE PROVISIONS

22.1.  Purchase Option...................................................................................................38


                                  ARTICLE XXIII
                                 RENEWAL OPTIONS

23.1.  Renewal Options...................................................................................................39


                                  ARTICLE XXIV
                               REMARKETING OPTION

24.1.  Option to Remarket................................................................................................39
24.2.  Certain Obligations Continue......................................................................................43


                                   ARTICLE XXV
                 PROCEDURES RELATING TO PURCHASE OR REMARKETING

                                TABLE OF CONTENTS
                                   (continued)


Section                                                                                                                Page
-------                                                                                                                ----

25.1.  Provisions Relating to the Exercise of Purchase Option and Conveyance Upon Remarketing and
       Conveyance Upon Certain Other Events..............................................................................43


                                  ARTICLE XXVI
                                 INDEMNIFICATION

26.1.  General Indemnification...........................................................................................44
26.2.  End of Term Indemnity.............................................................................................46
26.3.  Environmental Indemnity...........................................................................................47
26.4.  Proceedings in Respect of Claims..................................................................................49
26.5.  General Tax Indemnity.............................................................................................51
              (a)      Indemnification...................................................................................51
              (b)      Contests..........................................................................................51
              (c)      Reimbursement for Tax Savings.....................................................................53
              (d)      Payments..........................................................................................54
              (e)      Reports...........................................................................................54
              (f)      Verification......................................................................................55
              (g)      Tax Ownership.....................................................................................55
26.6.  Funding Losses....................................................................................................56
26.7.  Regulation D Compensation.........................................................................................56
26.8.  Deposits Unavailable..............................................................................................57
26.9.  Illegality........................................................................................................57
26.10. Increased Cost and Reduced Return.................................................................................58


                                  ARTICLE XXVII
                              ESTOPPEL CERTIFICATES

27.1.  Estoppel Certificates.............................................................................................60


                                 ARTICLE XXVIII
                             ACCEPTANCE OF SURRENDER

28.1.  Acceptance of Surrender...........................................................................................60

                                TABLE OF CONTENTS
                                   (continued)


Section                                                                                                                Page
-------                                                                                                                ----

                                  ARTICLE XXIX
                               NO MERGER OF TITLE

29.1.  No Merger of Title................................................................................................60


                                   ARTICLE XXX
                              INTENT OF THE PARTIES

30.1.  Ownership of the Property.........................................................................................61
30.2.  Grant of Lien and Power of Sale...................................................................................62


                                  ARTICLE XXXI
                           PAYMENT OF CERTAIN EXPENSES

31.1.  Transaction Expenses..............................................................................................63
31.2.  Brokers' Fees and Stamp Taxes.....................................................................................63


                                  ARTICLE XXXII
                    OTHER COVENANTS AND AGREEMENTS OF LESSEE

32.1.  Covenants.........................................................................................................63
             (a)      Information........................................................................................63
             (b)      Delivery of Lease Supplement.......................................................................64
             (c)      Merger, Consolidation..............................................................................64
             (d)      Further Assurances.................................................................................65
             (e)      Preservation of Existence, Etc.....................................................................65


                                 ARTICLE XXXIII
                                  MISCELLANEOUS

33.1.  Survival; Severability; Etc.......................................................................................65
33.2.  Amendments and Modifications......................................................................................66
33.3.  No Waiver.........................................................................................................66
33.4.  Notices...........................................................................................................66
33.5.  Successors and Assigns............................................................................................66

                                TABLE OF CONTENTS
                                   (continued)


Section                                                                                                                Page
-------                                                                                                                ----

33.6.  Headings and Table of Contents....................................................................................66
33.7.  Counterparts......................................................................................................66
33.8.  GOVERNING LAW.....................................................................................................66
33.9.  Original Lease....................................................................................................67
33.10.  Waiver of Jury Trial.............................................................................................67
33.11.  Submission to Jurisdiction.......................................................................................67
33.12.  Further Assurances...............................................................................................67

Schedules
---------

SCHEDULE I               Notice Information

Annexes
-------

ANNEX 1                  Description of Land

Exhibits
--------

EXHIBIT A                Funding Request
EXHIBIT B                Memorandum of Lease
EXHIBIT C                Construction Agency Agreement
EXHIBIT D                Lease Supplement
EXHIBIT E                Responsible Employee's Certificate

                                   APPENDIX 1
                                       to
                          Lease and Security Agreement


                         DEFINITIONS AND INTERPRETATION


A. Interpretation. In each Operative Document, unless a clear contrary intention appears:

         (i) the singular number includes the plural number and vice versa;

         (ii) reference to any Person includes such Person's successors and assigns but, if applicable, only if such successors and assigns are permitted by the Operative Documents, and reference to a Person in a particular capacity excludes such Person in any other capacity or individually;

         (iii) reference to any gender includes each other gender;

         (iv) reference to any agreement (including any Operative Document), document or instrument means such agreement, document or instrument as amended or modified and in effect from time to time in accordance with the terms thereof and, if applicable, the terms of the other Operative Documents and reference to any promissory note includes any promissory note which is an extension or renewal thereof or a substitute or replacement therefor;

         (v) reference to any Applicable Law means such Applicable Law as amended, modified, codified, replaced or reenacted, in whole or in part, and in effect from time to time, including rules and regulations promulgated thereunder and reference to any section or other provision of any Applicable Law means that provision of such Applicable Law from time to time in effect and constituting the substantive amendment, modification, codification, replacement or reenactment of such section or other provision;

         (vi) reference in any Operative Document to any Article, Section, Appendix, Schedule or Exhibit means such Article or Section thereof or Appendix, Schedule or Exhibit thereto;

                  (vii) "hereunder", "hereof", "hereto" and words of similar import shall be deemed references to an Operative Document as a whole and not to any particular Article, Section or other provision thereof;

                  (viii) "including" (and with correlative meaning "include") means including without limiting the generality of any description preceding such term; and

                  (ix) relative to the determination of any period of time, "from" means "from and including" and "to" means "to but excluding".

         B. Accounting Terms. In each Operative Document, unless expressly otherwise provided, accounting terms shall be construed and interpreted, and accounting determinations and computations shall be made, in accordance with GAAP.

         C. Conflict in Operative Documents. If there is any conflict between any Operative Documents, such Operative Document shall be interpreted and construed, if possible, so as to avoid or minimize such conflict but, to the extent (and only to the extent) of such conflict, the Lease shall prevail and control.

         D. Legal Representation of the Parties. The Operative Documents were negotiated by the parties with the benefit of legal representation and any rule of construction or interpretation otherwise requiring the Operative Document to be construed or interpreted against any party shall not apply to any construction or interpretation hereof or thereof.

         E. Defined Terms. Unless a clear contrary intention appears, terms defined herein have the respective indicated meanings when used in each Operative Document.

         "Advance" means an advance of funds by the Lessor pursuant to Article III of the Lease.

         "Affiliate" means, when used with respect to any Person, any other Person directly or indirectly Controlling or Controlled by or under direct or indirect common control with such Person.

         "After Tax Basis" means, with respect to any payment to be received, the amount of such payment increased so that, after deduction of the amount of all Taxes required to be paid currently by the recipient (less any Tax savings realized currently and the present value (determined using a discount rate equal to the Applicable Federal Rate (as defined in Section 1275(d) of the Code)) of any Tax savings projected to be realized by the recipient as a result of the payment of the indemnified amount) with respect to the receipt by the recipient of such amounts, such increased payment (as so reduced) is equal to the payment otherwise required to be made.

         "Alternate Base Rate" means, for any period, an interest rate per annum equal to the sum of (i) the Federal Funds Effective Rate most recently determined by the Lessor plus .50% and (ii) the Applicable Margin. If the aforesaid rate changes from time to time after the date of the Lease, the Alternate Base Rate shall be automatically increased or decreased, if appropriate and as the case may be, without notice to the Lessee as of the effective time of each change.

         "Applicable Law" means all existing and future applicable laws, rules, regulations (including Environmental Laws) statutes, treaties, codes, ordinances, permits, certificates, orders and licenses of and binding interpretations by, any Governmental Authority, and applicable judgments, decrees, injunctions, writs, orders or like action of any court, arbitrator or other administrative, judicial or quasi-judicial tribunal or agency of competent jurisdiction (including those pertaining to health, safety or the environment (including, without limitation, wetlands) and those pertaining to the construction, use or occupancy of the Property) and any restrictive covenant or deed restriction or easement of record affecting the Property.

         "Applicable Margin" means, at any time, 2% per annum or the rate determined pursuant to Section 33.12(b) of the Lease.

         "Appraisal" means an appraisal, prepared by a reputable appraiser selected by the Lessor, of the Property as if improved in accordance with the Plans and Specifications, which in the judgment of counsel to the Lessor, complies with all of the provisions of the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as amended, the rules and regulations adopted pursuant thereto, and all other applicable Requirements of Law and, in the case of the Appraisal delivered on or prior to the Closing Date, will appraise the Fair Market Sales Value of the Property as built in accordance with the Plans and Specifications as of the Base Date and as of the Expiration Date.

         "Appurtenant Rights" means (i) all agreements, easements, rights of way or use, rights of ingress or egress, privileges, appurtenances, tenements, hereditaments and other rights and benefits at any time belonging or pertaining to the Land or the Improvements, including, without limitation, the use of any streets, ways, alleys, vaults or strips of land adjoining, abutting, adjacent or contiguous to the Land and (ii) all permits, licenses and rights, whether or not of record, appurtenant to the Land.

         "Architect" means the architect acting in such capacity with respect to the Property. Any requirement in any Operative Document that a certificate of the Architect be delivered shall be satisfied by delivery of certificate(s) from the foregoing so long as such certificates collectively satisfy the requirements set forth in such Operative Documents.

         "Available Commitment" means, at any time, an amount equal to the excess, if any, of (a) the amount of the Commitment over (b) the aggregate original principal amount of all Advances.

         "Base Date" is defined in Section 2.3 of the Lease.

         "Base Term" is defined in Section 2.3 of the Lease.

         "Basic Rent" means, as to any Payment Date, the sum which results from adding all the amounts obtained by dividing (I) the product of (a) the Lease Balance outstanding on each day during the period of time which has elapsed since the immediately preceding Payment Date and (b) the Lease Rate for such day by (II) 360; provided, however, that with respect to the first Basic Rent payment, the Lease Rate shall be calculated for the number of days then elapsed since the Funding Date therefor; provided, further, however, that for any day on which Basic Rent is to be determined by reference to the Alternate Base Rate or outstanding Advances are to bear interest at the Alternate Base Rate, "Lease Rate" shall be replaced by "Alternate Base Rate" and "360" shall be replaced by "365" in the foregoing calculation.

         "Board" means the Board of Governors of the Federal Reserve System of the United States (or any successor).

         "Break Costs" means an amount equal to the amount, if any, required to compensate the Lessor or an Affiliate of the Lessor from which the Lessor obtained the funds necessary to make the Advances, for any losses or costs (including, without limitation, any loss, cost or expense incurred by reason of the liquidation or reemployment of deposits or funds acquired by the Lessor to fund its obligations hereunder and reasonable internal charges) it or such Affiliate incurs as a result of (w) the Lessee's payment of Rent or Lease Balance other than on a Payment Date, (x) any Advance not being made on the date specified therefor in the applicable Funding Request (other than as a result of a breach by the Lessor of its obligation under Section 3.1 of the Lease to make an Advance), (y) as a result of any conversion of the Eurodollar Rate in accordance with Section 26.8 or 26.9 of the Lease, or (z) the payment of the Lease Balance on any day other than the Expiration Date. A statement as to the amount of such loss, cost or expense, prepared in good faith and in reasonable detail and submitted by the Lessor to the Lessee, shall be conclusive and binding for all purposes absent manifest error.

         "Business Day" means each day which is not a day on which banks in New York, New York or Boston, Massachusetts are generally authorized or obligated, by law or executive order, to close and, in the context of determining a Eurodollar Rate, which is also a day on which dealings in Dollars are carried on in the London interbank eurodollar market.

         "Capitalized Interest" means, as of any date, an amount equal to the Lease Rate multiplied by the Lease Balance on such date, calculated for the number of days then elapsed since the last Payment Date over a year of 360 days.

         "Capitalized Interest Advance" is defined in Section 3.3 of the Lease.

         "Casualty" means any damage or destruction of all or any portion of the Property as a result of a fire or other casualty.

         "CERCLA" means the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, 42 U.S.C. ss.ss. 9601 et seq., as amended from time to time, or any successor statute.

         "Certifying Party" is defined in Section 27.1 of the Lease.

         "Claims" means any and all obligations, liabilities, losses, actions, suits, judgments, penalties, fines, claims, demands, settlements, costs and expenses (including, without limitation, reasonable legal fees and expenses) of any nature whatsoever.

         "Closing Date" is defined in Section 4.2 of the Lease.

         "Code" means the Internal Revenue Code of 1986, as amended from time to time, or any successor statute thereto.

         "Commitment" means the obligation of the Lessor to make Advances to the Lessee in an aggregate principal amount not to exceed the amount set forth opposite the Lessor's name on its signature page to the Lease.

         "Commitment Period" means the period from and including the Closing Date to but not including the date occurring on the earlier of (x) the date of Completion and (y) the date corresponding to fifteen (15) months after the Closing Date or (i) such earlier date on which the Commitment shall terminate as provided in the Operative Documents, or (ii) such later date to which Completion may be extended on account of a Force Majeure Event, but in no event beyond the Outside Completion Date.

         "Completion" means such time as the conditions set forth in Article V of the Lease are satisfied.

         "Condemnation" means any condemnation, requisition, confiscation, seizure or other taking or sale of the use, access, occupancy, easement rights or title to the Property or any part thereof, wholly or partially (temporarily or permanently), by or on account of any actual or threatened eminent domain proceeding or other taking of action by any Person having the power of eminent domain, including an action by a Governmental Authority to change the grade of, or widen the streets adjacent to, the Property or alter the pedestrian or vehicular traffic flow to the Property so as to result in change in access to such Property, or by or on account of an eviction by paramount title or any transfer made in lieu of any such proceeding or action. A "Condemnation" shall be deemed to have occurred on the earliest of the dates that use, occupancy or title vests in the condemning authority.

         "Construction" means the construction and installation of all Improvements contemplated by the Plans and Specifications.

         "Construction Agency Agreement" means the Construction Agency Agreement, dated as of the Documentation Date, between the Lessor and the Construction Agent.

         "Construction Agency Event of Default" means a "Construction Agency Event of Default" as defined in Section 5.1 of the Construction Agency Agreement.

         "Construction Agent" means the Lessee, as construction agent under the Construction Agency Agreement.

         "Construction Documents" is defined in Section 2.4 of the Construction Agency Agreement.

         "Construction Documents Assignment" means the Construction Documents Assignment dated as of the Documentation Date executed and delivered by the Construction Agent.

         "Construction Period" means the period commencing on the Closing Date and ending on the Base Date.

         "Contingent Rental Adjustment" means the maximum amount (calculated as a percentage of the Fair Market Value of the Property as set forth in the Appraisal) that when present valued with the minimum Basic Rent payments relating to the Property to be made during the applicable Term permits the Lease of such Improvements to be characterized as an "operating lease" in accordance with the Statement of Financial Accounting Standards No. 13 as in effect on the Closing Date.

         "Control" means (including the correlative meanings of the terms "controlled by" and "under common control with"), as used with respect to any Person, the possession directly or indirectly, of the power to direct or cause the direction of the management policies of such Person, whether through the ownership of voting securities or by contract or otherwise.

         "Deed" means a [grant] [quitclaim] deed with respect to the real property comprising the Land, in conformity with Applicable Law and appropriate for recording with the applicable Governmental Authorities, conveying fee simple title to such real property to the Lessor, subject only to Permitted Liens and otherwise in form and substance satisfactory to the Lessor.

         "Default" means any event or condition which, with the lapse of time or the giving of notice, or both, would constitute an Event of Default.

         "Documentation Date" is defined in Section 4.1.

         "Dollars" and "$" mean dollars in lawful currency of the United States of America.

         "End of the Term Report" is defined in Section 26.2(a) of the Lease.

         "Environmental Audit" means a Phase One environmental site assessment (the scope and performance of which meets or exceeds ASTM Standard Practice E1527-93 Standard Practice for Environmental Site Assessments: Phase One Environmental Site Assessment Process) of the Property.

         "Environmental Claims" means any and all administrative, regulatory or judicial actions or causes of action, suits, obligations, liabilities, losses, proceedings, executory decrees, judgments, penalties, fees, demands, demand letters, orders, directives, claims (including without limitation any claims involving liability in tort, strict, absolute or otherwise), liens, notices of noncompliance or violation, or legal fees, costs of investigations or proceedings, relating in any way to any Environmental Law or any Governmental Action issued under any such Environmental Law, or arising from the presence or release (or alleged presence or release) into the environment of any Hazardous Substance including, without limitation, and regardless of the merit of such claim, any and all such claims by any Governmental Authority or by any third party for enforcement, cleanup, removal, response, remedial or other actions for damages, contribution, indemnification, cost recovery, compensation or injunctive relief.

         "Environmental Law" means, whenever enacted or promulgated, any applicable Federal, state, county or local law, statute, ordinance, rule, regulation, license, permit, authorization, approval, covenant, criteria, guideline, administrative or court order, judgment, decree, injunction, code or requirement or any agreement with a Governmental Authority:

                  (x) relating to pollution (or the cleanup, removal, remediation or encapsulation thereof, or any other response thereto), or the regulation or protection of human health, safety or the environment, including air, water, vapor, surface water, groundwater, drinking water, land (including surface or subsurface), plant, aquatic and animal life, or

                  (y) concerning exposure to, or the use, containment, storage, recycling, treatment, generation, discharge, emission, Release or threatened Release, transportation, processing, handling, labeling, containment, production, disposal or remediation of any Hazardous Substance, Hazardous Condition or Hazardous Activity.

in each case as amended and as now or hereafter in effect, and any common law or equitable doctrine (including, without limitation, injunctive relief and tort doctrines such as negligence, nuisance, trespass and strict liability) that may impose liability or obligations for injuries (whether personal or property) or damages due to or threatened as a result of the presence of, exposure to, or ingestion of, any Hazardous Substance, whether such common law or equitable doctrine is now or hereafter recognized or developed. Environmental Laws include, but are not limited to, CERCLA; the Resource Conservation and Recovery Act of 1976, 42 U.S.C. ss. 6901 et seq.; the Federal Water Pollution Control Act, 33 U.S.C. ss. 1251 et seq.; the Clean Air Act, 42 U.S.C. ss.ss. 7401 et seq.; the National Environmental Policy Act, 42 U.S.C. ss. 4321; the Refuse Act, 33 U.S.C. ss.ss. 401 et seq.; the Hazardous Materials Transportation Act of 1975, 49 U.S.C. ss.ss. 1801-1812; the Toxic Substances Control Act, 15 U.S.C. ss.ss. 2601 et seq.; the Federal

Insecticide, Fungicide, and Rodenticide Act, 7 U.S.C. ss.ss. 136 et seq.; the Safe Drinking Water Act, 42 U.S.C. ss.ss. 300f et seq., each as amended and as now or hereafter in effect, and their state and local counterparts or equivalents, including any regulations promulgated thereunder.

         "Environmental Violation" means any activity, occurrence or condition that violates or results in non-compliance with any Environmental Law in any material respect.

         "Equipment" means equipment, apparatus, furnishings, fittings and personal property of every kind and nature whatsoever purchased, leased or otherwise acquired by the Lessee using the proceeds of Advances and now or subsequently attached to, contained in or used or usable in any way in connection with any operation or letting of a Property, including but without limiting the generality of the foregoing, all screens, awnings, shades, blinds, curtains, draperies, artwork, carpets, rugs, storm doors and windows, shelving, furniture and furnishings, heating, electrical, and mechanical equipment, lighting, switchboards, plumbing, ventilation, air conditioning and air-cooling apparatus, refrigerating, and incinerating equipment, escalators, elevators, loading and unloading equipment and systems, stoves, ranges, laundry equipment, cleaning systems (including window cleaning apparatus), telephones, communication systems (including satellite dishes and antennae), televisions, computers, sprinkler systems and other fire prevention and extinguishing apparatus and materials, security systems, motors, engines, machinery, pipes, pumps, tanks, conduits, appliances, fittings and fixtures of every kind and description.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time or any successor Federal statute.

         "Eurocurrency Reserve Requirements" means, for any day as applied to a payment of Rent, the aggregate (without duplication) of the rates (expressed as a decimal fraction) of reserve requirements in effect on such day (including, without limitation, basic, supplemental, marginal and emergency reserves under any regulations of the Board or other Governmental Authority having jurisdiction with respect thereto) dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the Board) maintained by a member bank of the Federal Reserve System.

         "Eurodollar Rate" means the rate which shall remain in effect during the applicable Interest Period, subject to Section 26.8 of the Lease, at which deposits in Dollars appear with respect to a one (1) month period (or a shorter period with respect to the first Interest Period) on the Telerate Page 3750 (or any successor page), in each case as of 11:00 a.m. (London time) two Business Days prior to the beginning of such Interest Period, or if such rate is not available, then the average (rounded upward, if necessary, to the nearest multiple of one-sixteenth of one percent) of the rates offered for Dollar deposits to the prime banks by leading banks in the London interbank market at or about 11:00 a.m. (London time) two Business Days prior to the beginning of such Interest Period in the interbank eurodollar market for delivery on the first day of such Interest Period for a one (1) month period in an amount comparable to the amount of the Advances to be outstanding during such Interest Period.

         "Event of Default" means a Lease Event of Default or a Construction Agency Event of Default.

         "Excess Proceeds" means the excess, if any, of the aggregate of (i) all awards, compensation or insurance proceeds payable in connection with a Casualty or Condemnation over the sum of the Lease Balance paid by the Lessee pursuant to Articles XVIII and XIX of the Lease with respect to such Casualty or Condemnation and (ii) all proceeds received by the Lessor in connection with any sale of the Property pursuant to the Lessor's exercise of remedies under Section
20.2 of the Lease or the Lessee's exercise of the Remarketing Option under
Article XXIV of the Lease.

         "Expiration Date" means, unless the Lease shall have been earlier terminated in accordance with the provisions of the Lease or the other Operative Documents, the date five (5) years from the Base Date or the last day of any Renewal Period then in effect, provided under no circumstances shall the Expiration Date extend beyond the date that is the seventh anniversary of the Base Date.

         "Fair Market Sales Value" means the amounts, which in any event shall not be less than zero, that would be paid in cash in an arm's-length transaction between an informed and willing purchaser and an informed and willing seller, neither of whom is under any compulsion to purchase or sell, respectively, for the ownership of all of the Property. The Fair Market Sales Value of the Property shall be determined based on the assumption that, except for purposes of Article XX and Section 26.2 of the Lease, the Property is in the condition and state of repair required under Section 13.1 of the Lease and the Lessee is in compliance with the other requirements of the Operative Documents.

         "Federal Funds Effective Rate" means, for any day, an interest rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of quotations for such day on such transaction received by the Lessor from three Federal funds brokers of recognized standing selected by it.

         "Fixtures" means all fixtures relating to the Improvements, including all components thereof, located in or on the Improvements, together with all replacements, modifications, alterations and additions thereto, excepting however any and all trade fixtures and equipment (other than Equipment) belonging to the Lessee or any Person other than the Lessor, regardless of whether or not attached or affixed to the Improvements.

         "Fee Letter" means that certain fee letter dated as of the Documentation Date between the Lessor and the Lessee.

         "Force Majeure Event" means any event beyond the control of the Lessee and the Construction Agent, including, but not limited to a non-performance by any Person other than Construction Agent under any Construction Documents so long as Construction Agent is diligently pursuing the enforcement of rights under such Construction Documents and/or seeking alternate means of performance, a Casualty, a Condemnation, strikes, lockouts, adverse soil conditions, acts of God, adverse weather conditions, inability to obtain labor or materials, government activities (including delays or unavailability of Governmental Action), civil commotion and enemy action; but excluding any event, cause or condition that results from the Construction Agent's financial condition or failure to pay or any event, cause or condition which could have been avoided by the Lessee or which could be remedied by the Lessee through the exercise of commercially reasonable efforts or the commercially reasonable expenditure of funds.

         "Foreign Transferee" is defined in Section 21.1 of the Lease.

         "Funding Date" is defined in Section 3.2(a) of the Lease.

         "Funding Office" means the office of the Lessor identified on its signature page to the Lease as its Funding Office.

         "Funding Request" is defined in Section 3.2(a) of the Lease.

         "GAAP" means United States generally accepted accounting principles (including principles of consolidation), in effect from time to time.

         "Governmental Action" means all permits, authorizations, registrations, consents, approvals, waivers, exceptions, variances, orders, judgments, written interpretations, decrees, licenses, exemptions, publications, filings, notices to and declarations of or with, or required by, any Governmental Authority, or required by any Applicable Law, and shall include, without limitation, all environmental and operating permits and licenses that are required for the use pursuant to the Lease, occupancy, zoning and operation of the Property.

         "Governmental Authority" means any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

         "Gross Proceeds" is defined in Section 24.1(k) of the Lease.

         "Hazardous Activity" means any activity, process, procedure or undertaking that directly or indirectly (i) produces, generates or creates any Hazardous Substance; (ii) causes or results in (or threatens to cause or result in) the Release of any Hazardous Substance into the environment (including air, water vapor, surface water, groundwater, drinking water, land (including surface or subsurface), plant, aquatic and animal life); (iii) involves the containment or storage of any

Hazardous Substance; or (iv) would be regulated as hazardous waste treatment, storage or disposal within the meaning of any Environmental Law.

         "Hazardous Condition" means any condition that violates or threatens to violate (except such violation which is not material), or that results in or threatens noncompliance with, any Environmental Law (except such noncompliance which is not material).

         "Hazardous Substance" means any of the following: (i) any petroleum or petroleum product, explosives, regulated radioactive materials, friable asbestos, ureaformaldehyde, polychlorinated biphenyls in regulated concentrations, lead and radon gas; (ii) any substance, material, product, derivative, compound or mixture, mineral, chemical, waste, gas, medical waste, or pollutant, in each case whether naturally occurring, man-made or the by-product of any process, that is toxic, harmful or hazardous to the environment or human health or safety, as defined under any Environmental Law; or (iii) any substance, material, product, derivative, compound or mixture, mineral, chemical, waste, gas, medical waste or pollutant that would support the assertion of any claim under any Environmental Law, whether or not defined as hazardous as such under any Environmental Law.

         "Impositions" means any and all liabilities, losses, expenses and costs of any kind whatsoever for fees, taxes, levies, imposts, duties, charges, assessments or withholdings of any nature whatsoever and all interest, additions to tax and penalties thereon ("Taxes") (including, without limitation,

                  (i) real and personal property taxes, including personal property taxes on any property covered by the Lease that is classified by Governmental Authorities as personal property, and real estate or ad valorem taxes in the nature of property taxes;

                  (ii) sales taxes, use taxes and other similar taxes (including rent taxes and intangibles taxes);

                  (iii)  any excise taxes;

                  (iv) real estate transfer taxes, conveyance taxes, mortgage taxes, intangible taxes, stamp taxes and documentary recording taxes and fees;

                  (v) taxes that are or are in the nature of franchise, income, value added, gross receipts, privilege and doing business taxes, license and registration fees; and

                  (vi) assessments on the Property, including all assessments for public improvements or benefits, whether or not such improvements are commenced or completed within the Term);

relating to or arising from or in connection with the Property or the transactions contemplated by the Operative Documents, which at any time may be levied, assessed or imposed by any Federal, state or local authority upon or with respect to

                  (a) any Tax Indemnitee, the Property or any part thereof or interest therein, or the Lessee or any sublessee or user of the Property;

                  (b) the financing, refinancing, demolition, construction, substitution, subleasing, assignment, control, condition, occupancy, servicing, maintenance, repair, ownership, possession, purchase, rental, lease, activity conducted on, delivery, insuring, use, operation, improvement, transfer, return or other disposition of such Property or any part thereof or interest therein;

                  (c) other indebtedness with respect to the Property or any part thereof or interest therein or transfer thereof;

                  (d) the rentals, receipts or earnings arising from the Property or any part thereof or interest therein;

                  (e) the Operative Documents or any payment made or accrued pursuant thereto;

                  (f) the income or other proceeds received with respect to the Property or any part thereof or interest therein upon the sale or disposition thereof;

                  (g) any contract (including the Construction Agency Agreement) relating to the construction, acquisition or delivery of the Improvements or any part thereof or interest therein; or

                  (h) otherwise in connection with the transactions contemplated by the Operative Documents.

Notwithstanding anything in the first paragraph of this definition (except as provided in the final paragraph of this definition) the term "Imposition" shall not mean or include:

                  (i) any Taxes or impositions (other than Taxes that are, or are in the nature of, sales, use, rental, transfer or property taxes) that are imposed by any Governmental Authority and that are based upon or measured by the gross or net income or gross or net receipts (including any minimum taxes, withholding taxes or taxes on, measured by or in the nature of capital, net worth, excess profits, items of tax preference, capital stock, franchise, business privilege or doing business taxes); provided that this clause (i) shall not be interpreted to prevent a payment from being made on an After Tax Basis if such payment is otherwise required to be so made;

                  (ii) any Tax or imposition to the extent, but only to such extent, it relates to any act, event or omission that occurs, or relates to a period, after the expiration or earlier termination of the Lease (but not any Tax that relates to any period prior to the expiration or earlier termination of the Lease with respect to the Property to which such Tax relates unless such Tax would otherwise be the subject of one of the exclusions described in clauses (i) through
         (xix) hereof);

                  (iii) any Tax or imposition for so long as, but only for so long as, it is being contested in accordance with the provisions of
         Section 26.5(b) of the Lease, provided that the foregoing shall not limit the Lessee's obligation under Section 26.5(b) of the Lease to advance to such Tax Indemnitee amounts with respect to Taxes that are being contested in accordance with Section 26.5(b) of the Lease (if required to be paid to the applicable Governmental Authority notwithstanding the pendency of such contest) or any expenses incurred by such Tax Indemnitee in connection with such contest;

                  (iv) any interest or penalties imposed on a Tax Indemnitee as a result of a breach by such Tax Indemnitee of its obligations under
         Section 26.5(e) of the Lease or otherwise as a result of a Tax Indemnitee's failure to file any return or other documents timely and as prescribed by applicable law; provided that this clause (iv) shall not apply (x) if such interest or penalties arise as a result of a position taken (or requested to be taken) by the Lessee in a contest controlled by the Lessee under Section 26.5(b) of the Lease or (y) if such failure is attributable to a failure by the Lessee to fulfill its obligations under the Lease with respect to any such return;

                  (v) any Taxes or impositions imposed upon a Tax Indemnitee with respect to any voluntary transfer, sale, financing or other voluntary disposition of any interest in the Property or any part thereof, or any interest therein or any interest or obligation under the Operative Documents, or from any sale, assignment, transfer or other disposition of any interest in a Tax Indemnitee or any Affiliate thereof, (other than any transfer in connection with (1) the exercise by the Lessee of its Purchase Option or any termination option or other purchase of the Property by the Lessee, (2) the occurrence of an Event of Default, (3) a Casualty or Condemnation affecting the Property, or
         (4) any sublease, modification or addition to the Property by the Lessee);

                  (vi) any Taxes or impositions imposed on a Tax Indemnitee, to the extent such Tax Indemnitee actually receives a credit (or otherwise has a reduction in a liability for Taxes) in respect thereof against Taxes that are not indemnified under the Lease (but only to the extent such credit is not taken into account in calculating the indemnity payment on an After Tax Basis);

                  (vii) any Taxes imposed on or with respect to or payable by any Tax Indemnitee based on, measured by or imposed with respect to any fees received by such Tax Indemnitee;

                  (viii) any Taxes imposed against or payable by a Tax Indemnitee resulting from, or that would not have been imposed but for, the gross negligence or willful misconduct of such Tax Indemnitee;

                  (ix) any Taxes imposed on or payable by a Tax Indemnitee to the extent such Taxes would not have been imposed but for a breach by the Tax Indemnitee or any Affiliate thereof of any representations, warranties or covenants set forth in the Operative Documents (unless such breach is caused by the Lessee's breach of its representations, warranties or covenants set forth in the Operative Documents);

                  (x) any Taxes to the extent resulting from such Tax Indemnitee's failure to comply with the provisions of Section 26.5(b) of the Lease, which failure precludes or adversely affects the ability to conduct a contest pursuant to Section 26.5(b) of the Lease (unless such failure is caused by the Lessee's breach of its obligations);

                  (xi) any Taxes which are included in Property Improvements Cost or Land Acquisition Cost if and to the extent actually paid;

                  (xii) any Taxes that would have been imposed in the absence of the transactions contemplated by the Operative Documents;

                  (xiii) any Taxes imposed on or with respect to or payable as a result of activities of a Tax Indemnitee or Affiliate thereof unrelated to the transactions contemplated by the Operative Documents;

                  (xiv) any Taxes imposed on or with respect to or payable by a Tax Indemnitee resulting from, or that would not have been imposed but for the existence of, any Lessor Lien;

                  (xv) any Tax imposed against or payable by a Tax Indemnitee to the extent that the amount of such Tax exceeds the amount of such Tax that would have been imposed against or payable by the original Tax Indemnitee (or, if less, that would have been subject to indemnification under Section 26.5 of the Lease) if the transactions pursuant to which such Tax Indemnitee became a direct or indirect successor, transferee or assign of the applicable original Tax Indemnitee had never occurred; provided, however, that this exclusion
         (xiv) shall not apply if such direct or indirect successor, transferee or assign acquired its interest as a result of a transfer while an Event of Default shall have occurred and is continuing;

                  (xvi) any Taxes imposed on or with respect to or payable by a Tax Indemnitee that would not have been imposed but for an amendment, supplement, modification, consent or waiver to any Operative Document not initiated, requested or consented to by the Lessee unless such amendment, supplement, modification, consent or waiver (A) arises due to, or in connection with there having occurred, an Event of Default or (B) is required by the terms of the Operative Documents or is executed in connection with any amendment to the Operative Documents required by law and unless, in the case of a Tax Indemnitee that is a direct or indirect successor, transferee or assign of the original Tax Indemnitee, such Taxes would have been imposed on or with respect to or payable by the original Tax Indemnitee if the transaction(s) pursuant to which such Tax Indemnitee became a direct or indirect successor, transferee or assign of the original Tax Indemnitee had never occurred;

                  (xvii) any Taxes in the nature of intangibles, stamp, documentary or similar Taxes;

                  (xviii) any Taxes imposed on or with respect to or payable by a Tax Indemnitee or any Affiliate because such Tax Indemnitee or any Affiliate thereof is not a United States person within the meaning of
         Section 7701(a)(30) of the Code; and

                  (xix) any tax imposed by its express terms in lieu of or in substitution for a Tax not subject to indemnity pursuant to the provisions of Section 26.5 of the Lease.

Notwithstanding the foregoing, the exclusions from the definition of Impositions set forth in clauses (i), (ii), (v), (vii), (xvii) and (xix) (solely as applied to clause (xix), to the extent that any such tax is imposed by its express terms in lieu of or in substitution for a Tax set forth in clauses (i), (ii), (v),
(vii), and (xvii)) above shall not apply (but the other exclusions shall apply) to any Taxes or any increase in Taxes imposed on a Tax Indemnitee net of any decrease in Taxes realized by such Tax Indemnitee, to the extent that such Taxes or Tax increase or decrease would not have occurred if on each Funding Date the Lessor had advanced funds to the Lessee in the form of a loan secured by the Property in an amount equal to the amount of the Advance funded on such Funding Date, with debt service for such loan equal to the Basic Rent payable on each Payment Date and a principal balance at the maturity of such loan in an amount equal to the then outstanding amount of the Advances at the end of the term of the Lease.

         "Improvements" means all buildings, structures, Fixtures, Equipment, and other improvements of every kind existing at any time and from time to time (including those constructed pursuant to the Construction Agency Agreement and those purchased with amounts advanced by the Lessor pursuant to the Lease) on or under the Land, together with any and all appurtenances to such buildings, structures or improvements, including sidewalks, utility pipes, conduits and lines, parking areas and roadways, and including all Modifications and other additions to or changes in the Improvements at any time.

         "Indemnitee" means the Lessor, its successors, assigns, directors, shareholders, partners, officers, employees and agents.

         "Initial Lease Balance" means the Initial Lease Balance set forth on the Lease Supplement.

         "Insurance Requirements" means all terms and conditions of any insurance policy either required by the Lease to be maintained by the Lessee or required by the Construction Agency Agreement to be maintained by the Construction Agent, and all requirements of the issuer of any such policy.

         "Interest Period" means:

         (a)  prior to the Base Date:

                  (i) initially, the period commencing on the Funding Date with respect to any Advance and ending on the 1st calendar day of the next succeeding month (or, if such day is not a Business Day, the next Business Day thereafter); and

                  (ii) thereafter, each period commencing the day after the last Business Day of the next preceding Interest Period and ending one month thereafter; and

         (b) after the Base Date:

                  (i) each period commencing the day after the last Business Day of the immediately preceding Interest Period and ending one (1) month thereafter;

provided that, the foregoing provisions relating to Interest Periods are subject to the following:

                  (i) if any Interest Period would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day; and

                  (ii) any Interest Period that would otherwise extend beyond the Expiration Date shall end on the Expiration Date.

         "Investment Company Act" means the Investment Company Act of 1940, as amended, together with the rules and regulations promulgated thereunder.

         "Land" means, the parcel of real property described on Annex 1 to the Lease and all Appurtenant Rights attached thereto.

         "Land Acquisition Cost" means the amount of an Advance funded to the Lessee or the Construction Agent for the purpose of acquiring that portion of the Property constituting Land and paying Transaction Expenses relating to such funding and acquisition, as such amount is set forth in the Funding Request relating to the acquisition of the Property.

         "Lease" means the Lease and Security Agreement, dated as of the Documentation Date, between the Lessor and the Lessee.

         "Lease Balance" means, as of any date of determination, an amount equal to (i) the sum of all Advances outstanding under the Lease (including, without limitation, Capitalized Interest Advances) and all other amounts owing by the Lessee under the Operative Documents (including, without limitation, accrued but unpaid Supplemental Rent), less amounts paid pursuant to Sections 18.1(a) and 22.2, if any, or any other payment by the Lessee to the Lessor constituting a repayment of any Advances.

         "Lease Default" means any event or condition which, with the lapse of time or the giving of notice, or both, would constitute a Lease Event of Default.

         "Lease Event of Default" is defined in Section 20.1 of the Lease.

         "Lease Rate" means, during any Interest Period, the rate per annum equal to the sum of the Eurodollar Rate for such Interest Period plus the Applicable Margin.

         "Lease Supplement" means the Lease Supplement in the form of Exhibit D to the Lease.

         "Lessee" means Alternative Living Services Inc., prior to the Base Date, as Construction Agent under the Construction Agency Agreement, and after the Base Date, as lessee under the Lease, and its successors and assigns expressly permitted under the Operative Documents.

         "Lessor" means SELCO Service Corporation, as lessor under the Lease.

         "Lessor Lien" means any Lien, true lease or sublease or disposition of title arising as a result of (a) any claim against the Lessor not resulting from the transactions contemplated by the Operative Documents, (b) any act or omission of the Lessor which is not required by the Operative Documents or is in violation of any of the terms of the Operative Documents, (c) any claim against the Lessor with respect to Taxes or Transaction Expenses against which Lessee is not required to indemnify Lessor pursuant to the Lease or (d) any claim against the Lessor arising out of any transfer by the Lessor of all or any portion of the interest of the Lessor in the Property or the Operative Documents other than the transfer of title to or possession of the Property by the Lessor pursuant to and in accordance with the Lease or pursuant to the exercise of the remedies set forth in Article XX of the Lease.

         "Lien" means any mortgage, deed of trust, pledge, security interest, encumbrance, lien, easement, servitude or charge of any kind, including, without limitation, any irrevocable license, conditional sale or other title retention agreement, any lease in the nature thereof, or any other right of or arrangement with any creditor to have its claim satisfied out of any specified property or asset with the proceeds therefrom prior to the satisfaction of the claims of the general creditors of the owner thereof, whether or not filed or recorded, or the filing of, or agreement to execute as "debtor", any financing or continuation statement under the Uniform Commercial Code of any jurisdiction or any federal, state or local lien imposed pursuant to any Environmental Law.

         "Marketing Period" means the period commencing on the date six months prior to the Expiration Date and ending on the Expiration Date.

         "Memorandum of Lease" means the Memorandum of Lease and Lease Supplement dated as of the Closing Date made by the Lessee in favor of the Lessor and satisfactory in form and substance to the Lessor in order to create a first priority mortgage lien on the Land and Improvements at any time located on or under the Land, substantially in the form of Exhibit B to the Lease.

         "Modifications" is defined in Section 14.1 of the Lease.

         "Net Proceeds" means all amounts received in connection with any Casualty or Condemnation or any sale of the Property pursuant to Lessor's exercise of remedies under Section 20.2 of the Lease or the Lessee's exercise of the Remarketing Option under Article XXIV of the Lease, and all interest earned thereon, less the expense of claiming and collecting such amounts, including all costs and expenses in connection therewith for which the Lessor is entitled to be reimbursed pursuant to the Lease.

         "Operative Documents" means the following:

                  (a) the Lease;
                  (b) the Deed;
                  (c) the Memorandum of Lease;
                  (d) the Construction Agency Agreement;
                  (e) the Construction Documents Assignment;
                  (f) the Pledge Agreement; and
                  (g) the Fee Letter

         "Outside Completion Date" means the date occurring twelve (12) months after the Closing Date, as such date may be extended from time to time by reason of a Force Majeure Event; provided, however, that in no event shall the Outside Completion Date occur later than the date occurring fifteen (15) months after the Closing Date.

         "Overdue Rate" means the lesser of (a) the highest interest rate permitted by Applicable Law and (b) the Alternate Base Rate plus 5%.

         "Participants" is defined in Section 21.2 of the Lease.

         "Payment Date" means the last day of any Interest Period and the Expiration Date.

           "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

         "Permitted Liens" means with respect to the Property:

                  (i) the respective rights and interests of the parties to the Operative Documents as provided in the Operative Documents;

                  (ii) the rights of any sublessee or assignee under a sublease or an assignment expressly permitted by the terms of the Lease;

                  (iii) Liens for Taxes that either are not yet due or are being contested in accordance with the provisions of Section 16.1 of the Lease;

                  (iv) Liens arising by operation of law, materialmen's, mechanics', workers', repairmen's, employees', carriers', warehousemen's and other like Liens relating to the construction of the Improvements or in connection with any Modifications or arising in the ordinary course of business for amounts that either are not more than 60 days past due or are being diligently contested in good faith by appropriate proceedings, so long as such proceedings satisfy the conditions for the continuation of proceedings set forth in Section
         16.1 of the Lease;

                  (v) Liens of any of the types referred to in clause (iv) above that have been bonded for not less than the full amount in dispute (or as to which other security arrangements satisfactory to the Lessor have been made), which bonding (or arrangements) shall comply with applicable Requirements of Law, and has effectively stayed any execution or enforcement of such Liens;

                  (vi) Liens arising out of judgments or awards with respect to which appeals or other proceedings for review are being prosecuted in good faith and for the payment of which adequate reserves have been provided as required by GAAP or other appropriate provisions have been made, so long as such proceedings have the effect of staying the execution of such judgments or awards and satisfy the conditions for the continuation of proceedings to contest set forth in Section 16.1 of the Lease;

                  (vii) easements, rights of way and other encumbrances on title to real property pursuant to Section 15.2 of the Lease;

                  (viii)  Lessor Liens;

                  (ix) Liens created by the Lessee with the consent of the Lessor; and

                  (x) Liens described on the title insurance policy delivered to the Lessor pursuant to the Lease, other than Liens described in clause
         (iv) or (vi) above.

         "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, governmental authority or any other entity.

         "Plans and Specifications" means the plans and specifications for the Construction, as more particularly described in Schedule I to, and as may be modified pursuant to, the Construction Agency Agreement.

         "Pledge Agreement" means the Pledge Agreement dated as of the Documentation Date between the Lessee and the Lessor.

         "Prime Construction Contract" means the contract dated on or about the Closing Date between the Construction Agent and the Prime Contractor, as it may be amended from time to time in accordance with the Construction Agency Agreement.

         "Prime Contractor" means the Person who shall, with the prior consent of the Lessor, have been designated by the Lessee to act as the general contractor for purposes of the Construction.

         "Property" means (i) the Land and (ii) all of the Improvements at any time located on or under the Land.

         "Property Cost" means the aggregate amount of the Land Acquisition Cost and the Property Improvements Cost.

         "Property Improvements Cost" means out-of pocket costs of the Construction Agent incurred and properly payable under the Construction Documents in accordance with the Operative Documents.

         "Purchase Notice" is defined in Section 22.1 of the Lease.

         "Purchase Option" is defined in Section 22.1 of the Lease.

         "Purchase Option Price" is defined in Section 22.1 of the Lease.

         "Release" means any release, pumping, pouring, emptying, injecting, escaping, leaching, dumping, seepage, spill, leak, flow, discharge, disposal or emission of a Hazardous Substance.

         "Remarketing Option" is defined in Section 24.1 of the Lease.

         "Rent" means, collectively, Capitalized Interest, the Basic Rent and the Supplemental Rent, in each case payable under the Lease.

         "Requesting Party" is defined in Section 27.1 of the Lease.

         "Required Modification" is defined in Section 14.1(a) of the Lease.

         "Requirement of Law" means all Federal, state, county, municipal and other governmental statutes, laws, rules, orders, regulations, ordinances, judgments, decrees and injunctions affecting the Property, the Improvements or the demolition, construction, use or alteration thereof, whether now or hereafter enacted and in force, including any that require repairs, modifications or alterations in or to the Property or in any way limit the use and enjoyment thereof (including all building, zoning and fire codes and the Americans with Disabilities Act of 1990, 42 U.S.C. ss. 1201 et seq. and any other similar Federal, state or local laws or ordinances and the regulations promulgated thereunder) and any that may relate to environmental requirements (including all Environmental Laws), and all permits, certificates of occupancy, licenses, authorizations and regulations relating thereto, and all covenants, agreements, restrictions and encumbrances contained in any instruments which are either of record or known to the Lessee affecting the Property, the Appurtenant Rights and any easements, licenses or other agreements entered into pursuant to
Section 15.2 of the Lease.

         "Responsible Employee" means, with respect to the Lessee, its Chairman, President, any of its corporate Vice Presidents, its corporate Controller, its corporate Treasurer or others duly authorized by the Lessee to execute documents.

         "Responsible Employee's Certificate" means a certificate signed by any Responsible Employee, which certificate shall certify as true and correct the subject matter being certified to in such certificate.

         "Secondary Financing" is defined in Section 33.12 of the Lease.

         "Securities Act" means the Securities Act of 1933, as amended, together with the rules and regulations promulgated thereunder.

         "Seller" means the seller of the Land.

         "Shortfall Amount" means, as of the Expiration Date, an amount equal to
(i) the Lease Balance, minus (ii) the Contingent Rental Adjustment received by the Lessor from the Lessee pursuant to Section 24.1(i) of the Lease, minus (iii) the aggregate amount of the highest, binding, written, unconditional, irrevocable offer to purchase the Property obtained by the Lessee pursuant to
Section 24.1(f) of the Lease; provided, however, that if the sale of the Property to the Person submitting such offer is not consummated on or prior to the Expiration Date, then the term

"Shortfall Amount" shall mean an amount equal to (i) the Lease Balance, minus
(ii) the Contingent Rental Adjustment received by the Lessor pursuant to Section 24.1(i) of the Lease.

         "Significant Casualty" means a Casualty that in the reasonable, good faith judgment of the Lessor with respect to which the Lessee shall have not complied, or otherwise cannot comply, with the terms and conditions of Section 18.1(a)(i)(y).

         "Significant Condemnation" means (a) a Condemnation that involves a taking of Lessor's entire title to the Land, or (b) a Condemnation that in the reasonable, good faith judgment of the Lessor either (i) renders the Property unsuitable for continued use as property of the type of such Property immediately prior to such Condemnation or (ii) is such that restoration of the Property to substantially its condition as existed immediately prior to such Condemnation would (x) be impracticable or impossible or (y) cost in excess of the greater of $1,000,000 and an amount equal to ten (10%) percent of the Lease Balance to effect.

         "Submitted Financial Statements" means the financial statements of the Lessee for the fiscal year ended September 30, 1998 which were audited by KPMG Peat Marwick LLP, copies of which have been delivered to the Lessor.

         "Subsidiary" of any Person means any corporation, partnership, joint venture, trust or estate of which (or in which) more than 50% of:

                  (a) the outstanding capital stock having Voting Power to elect a majority of the Board of Directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might having Voting Power upon the occurrence of any contingency),

                  (b) the interest in the capital or profits of such partnership or joint venture, or

                  (c)  the beneficial interest of such trust or estate,

is at the time directly or indirectly owned by such Person, by such Person and one or more of its Subsidiaries or by one or more of such Person's Subsidiaries.

         "Supplemental Rent" means all amounts, liabilities and obligations (other than Capitalized Interest and Basic Rent) which Lessee assumes or agrees to pay to Lessor or any other Person under the Lease or under any of the other Operative Documents, including, without limitation, Break Costs.

         "Tax Indemnitee" means the Lessor.

         "Taxes" is defined in the definition of Impositions.

         "Term" means the period commencing on the Base Date and ending on the Expiration Date.

         "Termination Date" is defined in Sections 19.2 and 20.2(e) of the Lease.

         "Termination Notice" is defined in Section 19.1 of the Lease.

         "Transaction Expenses" means all costs and expenses incurred in connection with the preparation, execution and delivery of the Operative Documents and the transactions contemplated by the Operative Documents including without limitation:

                  (a) the reasonable fees, out-of-pocket expenses and disbursements of counsel for each of the Lessor and the Lessee in negotiating the terms of the Operative Documents and the other transaction documents, including documents relating to the Secondary Financing, preparing for the closing under, and rendering opinions in connection with, such transactions and in rendering other services customary for counsel representing parties to transactions of the types involved in the transactions contemplated by the Operative Documents;

                  (b) the reasonable fees, out-of-pocket expenses and disbursements of any law firm or other external counsel, and all disbursements of internal counsel of the Lessor in connection with (1) any amendment, supplement, waiver or consent with respect to any Operative Documents or the documents relating to the Secondary Financing requested or approved by the Lessee and (2) any enforcement of any rights or remedies against the Lessee in respect of the Operative Documents;

                  (c) any other reasonable fees, out-of-pocket expenses, disbursements or cost of the Lessor with respect to the Operative Documents or the documents relating to the Secondary Financing or any of the other transaction documents;

                  (d) any and all Taxes and fees incurred in recording, registering or filing any Operative Document or the documents relating to the Secondary Financing or any other transaction document, any deed, declaration, mortgage, security agreement, notice or financing statement with any public office, registry or governmental agency in connection with the transactions contemplated by the Operative Documents or the documents relating to the Secondary Financing;

                  (e) any title fees, premiums and escrow costs, land and topographical surveys, and other expenses relating to title insurance, due diligence and investigation with respect to the Land, securing all zoning, land use, permits and other Governmental Action with respect to the acquisition and development of the Land or the Construction, and the closings contemplated by the Transaction Documents or the documents relating to the Secondary Financing; and

                  (f) all expenses relating to all Environmental Audits.

         "UCC Financing Statements" means UCC financing statements appropriately completed and executed for filing in the applicable jurisdiction in order to protect the Lessor's interest under the Lease to the extent the Lease is a security agreement.

         "Uniform Commercial Code" and "UCC" means the Uniform Commercial Code as in effect in any applicable jurisdiction.

         "Voting Power" means, with respect to securities issued by any Person, the combined voting power of all securities of such person which are issued and outstanding at the time of determination and which are entitled to vote in the election of directors of such Person, other than securities having such power only by reason of the happening of a contingency.